UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

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CORNERSTONE MINISTRIES INVESTMENTS, INC.

(Name of Small Business Issuer in Its Charter)

6531

(Primary Standard Industrial Classification Code Number)

Georgia (State of Jurisdiction of Incorporation or Organization)	2450 Atlanta Highway, Suite 904 Cumming, Georgia 30040 (678) 455-1100 (Address, and Telephone Number of Principal Executive Offices and Principal Place of Business)	58-2232313 (I.R.S. Employer Identification Number)
--------------

Copy to:

Michael P. Marshall, Jr., Esq.

Miller & Martin PLLC

1170 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309-7649

(404) 962-6442

(Name, Address, and Telephone Number of Agent for Service)

____________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ] _____________.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series G Bonds	$60,000,000	$500.00	$60,000,000	$6,420.00
Common Stock	$32,500,000	$6.50	$32,500,000	$3,477.50

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$60,000,000 of 8.25% FIVE YEAR BONDS AND GRADUATED RATE BONDS

5,000,000 SHARES OF COMMON STOCK

Cornerstone

Ministries

Investments, Inc.

__________________

We are offering two different five-year bonds.  One has a fixed 8.25% interest rate.  The other has a graduated rate and may be redeemed on any anniversary of its purchase.  We are also offering shares of our common stock.  We anticipate that a majority of the sales of bonds in this offering will be to holders of our previously issued bonds who desire to rollover their investment.  The net proceeds from sales of bonds to new investors and from sales of shares will be used to redeem previously issued bonds as they mature and to finance churches and nonprofit faith-based schools, senior housing, affordable housing, student housing and daycare facilities.  The securities that we are offering will not be listed on any securities exchange.  We do not expect that there will be any trading market for the bonds or shares.

We are offering these securities directly to investors.  Our executive officers will participate in the sale of these bonds and shares in reliance upon Rule 3a4-1 under the Securities Exchange Act of 1934.  Selected brokers will also sell bonds and shares as our agents.  Wellstone Securities LLC will be the lead underwriter.  This is not a firm commitment underwriting.  The selected brokers are obligated only to use their best efforts to sell these securities.

The offering will end when all the securities have been purchased or earlier, if we decide to close the offering, but not later than __________, 2008.  There is no requirement that a minimum amount must be sold and no arrangement to place the funds in escrow, trust or similar account.  Instead, the proceeds will be immediately available to us.  The minimum investment is $500 for bonds and $100 for shares.

These securities are not insured or guaranteed by any governmental agency.

Investing in our securities involves risks, including the risks that we have described in
“Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Public Offering

Broker-Dealer

Proceeds

Price

Commissions and Fees

to Cornerstone

8.25% Five-Year Bonds

$500.00

$25.00

$475.00

Graduated Rate Bonds

$500.00

$25.00

$475.00

Per Share

$6.50

                      $0.325

$6.175

Total

$92,500,000

$4,625,000

$87,875,000

The date of this prospectus is February 14, 2006

We have not authorized anyone to give you any information or make any representation that is not in this prospectus. The information in this prospectus is current and correct only as of the date of this prospectus, regardless of the time of its delivery or of any sale of the bonds or shares.  We are offering to sell, and seeking offers to buy the bonds and shares only in jurisdictions where offers and sales are permitted.

_______________________

TABLE OF CONTENTS

Page

Prospectus Summary

1

Our Business

1

Our Objectives

1

This Offering of Bonds and Shares of Common Stock

1

Payment of Interest, Principal and Dividends

2

How to Buy the Bonds or Shares

2

Risks

2

How You Can Communicate With Us

2

Risk Factors

3

Recent Developments

7

Refinancings of Properties by our Borrowers

7

Recent Financial Information

8

Forward-Looking Statements

8

Recent Offerings of Our Bonds and Common Stock

8

Use of Proceeds

8

Management's Discussion and Analysis of Financial Condition and Results of Operations

9

Critical Accounting Policies

9

Overview of Operations

10

Results of Operations for the Nine Months Ended September 30, 2005 and 2004

11

Comparison of Periods Ended September 30, 2004 and September 30, 2005

11

Results of Operations for the Years Ended December 31, 2004 and 2003

17

Financial Overview

17

Comparison of Years Ended December 31, 2003 and December 31, 2004

18

Business

24

Types of Loans We Make

25

Our Loan Policies

27

Loan Underwriting Requirements

28

Loan Investments We Have Made

28

Our Market

31

Our Competition

31

Employees

32

Facilities

32

Environmental Laws

33

Government Regulations

33

Legal Proceedings

33

Management

35

Independent Directors

36

Committees

36

Meetings and Compensation of Directors

37

Executive Compensation

37

Employee Profit Sharing Plan

37

Indemnification of Directors and Officers and Limitation of their Liability

37

Administrative Services Agreement with Cornerstone Capital Advisors

37

Certain Transactions with our Affiliates

38

Principal Shareowners

39

Description of Securities

40

i

Common Stock

40

Preferred Stock

40

Dividends on Stock

40

Bonds Previously Issued and Still Outstanding

40

Bonds Offered by this Prospectus

41

General Terms of the Bonds Offered

41

Future Resales of Securities

42

Plan of Distribution

43

Legal Matters

44

Experts

44

Available Information

44

Index to Financial Statements

45

_______________________

ii

Prospectus Summary

This summary is not complete and does not contain all of the information that you should consider before investing in our bonds or common stock and is qualified in its entirety by the more detailed information included in this prospectus.  To understand this offering fully, you should carefully read the entire prospectus, including the “Risk Factors” section.

Our Business

Cornerstone Ministries Investments, Inc. finances land and buildings for churches and other nonprofit faith-based schools, senior housing, affordable housing and daycare facilities. We began operations in 1985 as Presbyterian Investors Fund, Inc., a nonprofit corporation.  Cornerstone Ministries Investments, Inc. was organized as a for profit corporation in 1996.  The two were merged in December 2000.  At September 30, 2005, we owned $38.4 million in real estate loans and joint venture investments, of which 58% were for senior housing facilities, 35% for community housing and 7% for churches.  Almost 74% of our revenues in the first nine months of 2005 came from two nonprofit organizations or subsidiaries that they own.  Funding has come from $126.6 million in sales of bonds, $4.9 million in sales of mortgage participations and $5.4 million in sales of common stock and retained earnings.

In December 2005 our two largest borrowers, or entities that they controlled, sold eight properties to a newly formed limited liability company that is managed by Cornerstone Capital Advisors Inc., which also serves as our advisor.  As a result of the transaction a total of $63.2 million of our loans and bonds were paid off.  We immediately supplied $37.9 million in subordinated financing to the purchaser of the eight facilities.  We also used $10.7 million of the proceeds to purchase bonds that were subsequently paid off.  The $25.3 million in cash that we received, which includes the $10.7 million received from the pay off of the bonds, will be used for general corporate purposes such as making loans and retiring our outstanding bonds as they mature.  As of December 31, 2005, the $37.9 million in subordinated financing to the purchaser of the eight properties comprised 30.9% of our total loan portfolio.  Loans to our other two largest borrowers comprised 53.4% of our total loan portfolio at year end 2005.

Our loans earn between 9% and 10% annual interest.  They are normally for one-year terms and we collect fees for making or renewing a loan. Our bonds have an interest cost of 6.25% to 9%, plus our selling costs.  We expect that a majority of the sales in this offering will be to holders of our previously issued bonds who wish to rollover their investment.  To the extent that bonds are sold to new investors, the net proceeds will primarily be used to redeem previously issued bonds and to make loans.  The margin between interest, fees and participations on our loans and interest and selling costs on our bonds pays our operating costs and provides retained earnings for the payment of any dividends.

Our Objectives

Our primary objective is to provide income for our bondholders and shareowners by financing the acquisition and development of facilities for use by churches, their related ministries and other faith-based organizations.  We define “faith-based” organizations as ones which have been formed and are operated in furtherance of their sponsors’ religious commitments.  Our borrowers consist of churches, senior housing facilities, community housing projects and daycare/faith based schools.  Our loans are generally in smaller amounts, and to groups in an earlier stage of development, than loans from conventional sources such as banks.  We use our own funds, often together with financing from banks or other investors, to make loans and other investments.  Where there is no suitable existing building, we may assist in developing a new facility for a qualified candidate.  We are generally not long-term lenders in these properties.  Rather, we generally seek to provide a bridge to qualification for conventional financing.

This Offering of Bonds and Shares of Common Stock

This prospectus offers both bonds and common stock.  The bonds require us to pay investors interest at a fixed rate and to return invested principal on the agreed upon maturity date.  Recourse in the event of default is as a general creditor, through the bond trustee.  If you purchase bonds you may select either five-year fixed bonds or graduated bonds that may be redeemed by you on any anniversary of their purchase.  Our common stock is equity ownership, with no required payments.  Any return to shareowners would be from any dividends our directors decide to pay, if earnings and cash are available, and from any resale of the shares to other investors.  Recourse in the event of our liquidation is to any assets remaining after payment to creditors.

Payment of Interest, Principal and Dividends

This chart summarizes the interest rates and principal repayment dates for the two types of bonds offered:

Bond

 Annual percentage

   When Principal

Type

   Rate of Interest

is Due to be Repaid

Five-year

8.25%

At the five-year maturity date

Graduated

6.25%, increasing to 8.25%

Any anniversary of purchase, on 10 days’ notice

Purchasers of bonds may choose, at the time of purchase, whether to have interest paid semi-annually or upon maturity.  In addition, you may elect to receive interest on a monthly basis if you purchase at least $10,000 worth of bonds.  If you select to have interest paid at maturity, it will compound on a semi-annual basis.

For the past five years we have been paying cash dividends on our common stock, at annual rates of 8% to 10.5% on the $6.50 share purchase price.  Dividend payments in the future will depend upon our having sufficient net income and cash, and a decision by our board of directors.

How to Buy the Bonds or Shares

You can fill out the order form that accompanies this prospectus and return it with your check for the amount of your investment.  You can also purchase bonds or shares from any of the securities broker-dealers who are our sales agents for this offering.  The minimum investment is $500 for bonds and $100 for shares.

Risks

An investment in our securities involves a significant degree of risk due to factors such as:

•

many of the properties in which we take a security interest are suited only for a particular purpose, so it may be difficult to sell them if the borrower fails to make payments to us;

•

our borrowers are generally in the early stages of development and therefore lack an established operating history, which makes it more difficult for us to analyze their creditworthiness;

•

a large majority of our loan portfolio consists of loans to three organizations and their affiliates,

so any failure on their part to make loan payments will have a significantly material negative effect on our financial performance; and

•

30.9% of our loan portfolio consists of loans to an entity that is managed by Cornerstone Capital

Advisors, which also serves as our advisor.  Cornerstone Capital Advisors faces conflicts of interests arising out of its duties to both us and our borrower.

How You Can Communicate With Us

Our office is at 2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040.  Our telephone number is
(678) 455-1100 and our fax number is (678) 455-1114.

Risk Factors

An investment in our securities involves risks.  You should carefully consider the risks described below before making an investment decision.  You should also refer to the other information contained elsewhere in this prospectus.  Any of the following risks could harm our business, results of operations and financial condition and an investment in our securities.  The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

We could encounter operational difficulties as a result of our rapid growth.

Our loans, funding sources and employees have increased rapidly over the last several years as a result of our organic growth.  Our failure to successfully manage and support this growth with sufficient human resources, training and operational, financial and technology resources could have a material adverse effect on our operating results and financial condition.  We may not be able to sustain or manage our growth.

If payments to us are delayed or uncollectible, we may not be able to pay investors on time.

The ability of any borrower to make the loan payments is dependent on the continuing strength of its contributions and income.  To the extent that a church or project suffers a decline in contributions or income, it may be unable to meet its loan obligations. It is our practice for some loans to have limited personal guarantees in which each individual guarantor pledges a maximum of $5,000. However, we may have difficulty suing individuals to force their compliance with the guarantee agreements and may have to take a loss on the loan.  Any failure on the part of our borrowers to make payments to us would have a material and adverse effect on our ability to make interest and principal payments on our bonds and to make dividend payments on our shares of common stock.

We could become unable to pay current interest, dividends or principal repayments on our securities if we have to take over  a property for nonpayment and resell it..

We have a mortgage on the borrower’s real estate to secure payments of interest and repayment of principal.  If a borrower is unable to pay its loan and we must take over the property, however, we may find it difficult to find a buyer for the property at a price that will not result in our losing money.  Many of the properties will be designed specifically to meet certain needs and would be of limited use to other buyers.  We rely upon professional appraisers for their evaluation of the amount at which we could sell the property.  We lend up to 100% of this value to non-profit owners of senior housing facilities. A foreclosure sale could result in a much lower price, because of the property’s condition, general market conditions or factors beyond our control.

If we must foreclose on a loan, we could also lose money because of the time and cost it could take to sell the property.

The particular purposes for which our borrowers use property may make it more difficult than with other types of real estate to take possession, to repair the building, to find a buyer, or to maintain and protect the property.  In the event of a foreclosure, property may not sell for its appraised value, if the appraised value is based on its special purpose.  There is a very limited market for the types of properties that serve as our collateral.

We could lose income, or suffer loss on sale of a property, if an uninsured event happened.

We require comprehensive liability, fire, flood and extended insurance coverages on all buildings that secure our loans. However, insurance is often not available for certain types of losses, such as riots, acts of war, floods or earthquakes.  Additionally, to the extent that policies are available, they may involve substantial deductibles and exclusions.  Should a loss occur that is uninsured, or an amount exceeding the limits of the policies that cover our collateral, our ability to collect on our loan may be severely impaired.  Such an event would harm our results of operation and financial condition and therefore our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock.

We may incur liability under environmental laws to an extent that keeps us from making current payments to investors.

Various federal, state and local laws make property owners and lenders pay the costs of removal or remediation of certain hazardous substances released on a property. They often impose a penalty without regard to whether an owner, operator or lender knew of, or was responsible for, the release of hazardous substances.  The presence of, or failure to properly remediate, hazardous substances can hurt occupancy of the contaminated property, the ability to operate it as intended and the ability to sell or borrow against it.  The presence of hazardous wastes could also result in personal injury or similar claims by private plaintiffs.  We require a transaction screen, appraisal or on-site inspection for every property that secures a loan we make.  If we then decide it is necessary, we have a Phase I environmental site assessment performed to identify potential contamination for which an owner or lender may be responsible and to assess the status of regulatory compliance.  However, we cannot be assured that these procedures will detect environmental problems.

There may be unexpected regulatory compliance costs that would lower our cash available to pay interest, dividends and principal.

The properties we finance are subject to various other regulations from federal, state, and local authorities. Examples of regulatory changes that could result in unexpected compliance costs include construction and retrofit requirements to protect against perceived safety and health hazards, or to permit use by defined segments of the public, zoning changes that limit the use of properties, or local impact fees and assessments, as well as the unintended consequences of laws intended to protect against predatory lending or new tax and accounting rules.  If we or the property operator fail to comply with these regulations, such failure could result in a fine and the award of damages to private plaintiffs.  If it took a significant amount of money to bring a property into compliance, the borrower could be unable to make its payments.

We lend in smaller amounts and to borrowers in earlier stages of development than conventional lenders, which causes our loans to have higher administrative costs and higher risks of nonpayment than loans made by conventional lenders.

Banks and insurance companies generally require borrowers to have at least three years of operating history, with annual receipts of at least $200,000.  We often lend to nonprofit entities and churches that may have been in existence for less time and therefore may be less established than borrowers who obtain financing from conventional lenders.  Our costs of administering loans require us to charge higher loan fees and interest rates.  Our borrowers’ lack of operating history makes it more difficult to analyze their creditworthiness, which increases the risk that they may be unable to pay us interest and principal.

Because our loan portfolio has grown rapidly, many of our loans may be too new to reveal possible losses.

Our loan portfolio, including real estate joint venture investments, has grown from $30.4 million at December 31, 2001 to $138.4  million at September 30, 2005.  Given the relatively young age of the loan portfolio, there may be unidentified risks contained therein, since problems related to loan collections typically do not become evident until some degree of seasoning occurs.

A delay or inability to refinance one or two loans could reduce our cash flow below our ability to pay interest and principal on our bonds and dividends on our shares of common stock.

One loan to a senior housing or family housing borrower could be a significant percentage of our total loans receivable.  We have four loans that have principal balances in excess of $10 million and another ten loans that have balances greater than $5 million.  If just one or two of these loans could not be refinanced or became impaired, we may not be able to pay all of our interest and principal payments in a timely manner, which would affect our ability to declare and pay dividends.

Most of our current revenue comes from only three borrowers, including entities that they control, so any failure by them in making current payments could create serious cash flow problems for us.

In the first nine months of 2005, 62.4% of our revenues came from interest and fees on loans to Senior Housing Services, Inc., and an entity that it owns and 11.5% of our revenue came from interest and fees on loans to Sage Living Centers, Inc.  As of September 30, 2005, 66.9% of our loan portfolio consisted of loans to Senior Housing Services and its affiliates and 17.7% of our loan portfolio consisted of loans to Sage Living Centers.  In December 2005 Sage Living Centers and Senior Housing Services, or entities that they control, sold eight senior housing properties to Wellstone Retirement Communities I, LLC, a newly formed limited liability company that is managed by Cornerstone Capital Advisors Inc., which also serves as our advisor.  As a result of the transaction, a total of $63.2 million of our loans and bonds were paid off.  We immediately supplied $37.9 million in subordinated financing to Wellstone Retirement Communities.  At December 31, 2005 45.2% of our loan portfolio consisted of loans to Senior Housing Services and its affiliates, 30.9% of our loan portfolio consisted of loans to Wellstone Retirement Communities I, LLC, and 8.2% of our loan portfolio consisted of loans to Sage Living Centers or its affiliates.  Any adverse developments for these borrowers that make them unable to make timely payments to us could create serious cash flow problems for us and could keep us from paying interest and principal on our bonds and making dividend payments on our shares of common stock.

We may not have enough cash to repay our debt as it becomes due.

We receive cash from loan repayments, fees earned and from sales of common stock and bonds.  We use cash primarily to make loans, to repay our bonds and to pay operating expenses and dividends.  The following is a schedule of the years to maturity and amounts of our bonds outstanding at September 30, 2005:

Years To Maturity

Amount Due

On Demand to 1 Year

$22,656,748

1-2 Years

26,447,434

2-3 Years

26,364,802

3-4 Years

30,532,001

4-5 years

    20,636,387

Total principal

$126,637,372

We expect to pay all amounts which come due using cash inflow from maturing loans and net cash inflow from sales of our bonds and shares of common stock.  However, we must balance the amount of cash we have at any moment with the amount that we need.  This task is difficult because, if we keep too much cash in reserve, we will not earn sufficient income to pay interest on our debts or earn income for our shareowners.  If, on the other hand, we keep too little cash in reserve, we might default on our obligations.  We believe that many bond owners will purchase new bonds to replace matured ones, so we will not have to send them cash.  However, this may not be what happens and we may be unable to repay all of the maturing principal when due.  If we cannot pay the bonds, we would have to try finding other financing or selling some of our assets.  There can be no assurance that we would be successful in our efforts.

We employ a large amount of financial leverage, which means that our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock could be impaired if just a small number of our borrowers fail to make payments to us.

We are highly leveraged.  As of September 30, 2005 our debt-to-equity ratio exceeded 27.  The use of debt financing creates an opportunity for us to increase our return on equity.  However, it also increases our solvency risk.  Unlike equity financing, payments of interest and principal on our debt (i.e., our bonds) is fixed.  We cannot suspend these payments because of poor operating performance.  Furthermore, if we do experience financial difficulties, we have very little equity to absorb these losses.  Because of our high financial leverage, we may be unable to make interest and principal payments on our bonds, and dividend payments on our common stock, if even a small number of our borrowers default on their loans.

This is a “best efforts” offering, which means that we might raise much less than the maximum $92.5 million of new capital, which could adversely affect our ability to diversify and therefore our financial results.

Our bonds and shares are being sold on a best efforts basis.  That means that we, and selected broker-dealers, will use our best efforts to locate investors.  No individual or company is guaranteeing to invest any specific amount of money.  We cannot predict how much will be purchased.  To the degree that we sell fewer securities than offered, our fixed expenses will be a larger part of our income and will lower the potential income to pay interest or dividends.  Furthermore, we may be unable to sufficiently diversify our loan and investment portfolio if we are unable to sell the maximum amount of securities being offered.  Specifically, if we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make.  In that case, the likelihood that any single loan’s or investment’s performance would adversely affect our ability to make interest and principal payments on our bonds, or dividend payments on our shares of common stock, will increase.

Concurrent securities offering by related companies may limit our ability to sell the maximum in this offering.

Our chief operating officer, John T. Ottinger, Jr. is president of Wellbrook Properties, Inc., a new business which intends to operate as a real estate investment company (REIT), owning real estate and making loans for senior living and healthcare facilities.  It is offering $20,000,000 of its common stock concurrently with our offering.  Wellstone Retirement Communities I, LLC is in the process of raising up to $30 million in equity interests through a private placement to selected investors.  We have an administrative services agreement with Cornerstone Capital Advisors Inc., which has similar agreements with Wellbrook Properties and Wellstone Retirement Communities I, LLC.  Wellstone Securities LLC is the lead underwriter for all three offerings.  The markets for these securities are similar and some investors may choose not to invest with us, or to invest a lesser amount, because they are purchasing securities of either Wellbrook Properties or Wellstone Retirement Communities I, LLC.

Shareowners will receive dividends only to the extent that our board of directors decides to pay them.

We have paid dividends since 1999 and presently intend to continue them, subject to sufficient profitability and retained earnings.  Our board of directors will evaluate the timing and amount of any dividends, based on factors  including the cash available for distribution, economic conditions, applicable laws and other facts and circumstances that they think are important to a dividends decision.  There can be no assurance that we will continue to pay dividends in the future.

There is no public market for either the bonds or shares that are being offered.

There is no trading market for the securities being offered, and it is unlikely that one will develop.  The securities will not be listed on any exchange and will not be qualified for quotation on Nasdaq.  It may be impossible for you to recoup your investment in the 8.25% five-year bonds prior to their maturity.  You could recoup your investment in the graduated rate bonds only by redemption in accordance with their terms.  As for the shares of common stock, we have no obligation to redeem such shares at any time.  You must be prepared to hold onto shares indefinitely.

If we lose the services of our two principal officers, our business may suffer.

Both our chief executive officer, Cecil A. Brooks, and our chief operating officer, John T. Ottinger, Jr. have over 18 years managing faith-based, nonprofit property financings.  Our business is specialized and it is difficult to find, train and keep qualified people.  Only in the last two years has growth allowed us to begin hiring additional management.  Neither we nor Cornerstone Capital Advisors Inc., with whom we have an administrative services agreement, have employment agreements or any key person life insurance.  The loss of either of our two principal officers could have a material and adverse effect on our business.

We are subject to new internal control reporting requirements that increase our compliance costs, and failure to comply timely could adversely affect the values of our securities.

We are required to comply with various corporate governance and financial reporting requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations adopted by the SEC and the Public Company Accounting Oversite Board.  In particular, we will be required to include management and auditor reports on internal controls as part of our annual report for the year ended December 31, 2007, pursuant to Section 404 of the Sarbanes-Oxley Act.  We expect to begin the process of evaluating our controls, including compliance with the SEC rules on internal controls, in the near future, and expect to spend significant amounts of time and money on compliance with these rules.  We may not be able to complete our assessment of our internal controls in a timely manner.  Our failure to comply with these internal control rules may materially adversely affect our ability to obtain the necessary certifications to our financial statements, and the values of our securities.

The outcome of existing and potential administrative proceedings with various state securities regulators who allege that we violated securities laws may have a material and adverse effect on our ability to raise capital in this offering and on our operations.

We have become subject to administrative proceedings with various state securities regulators that stem from statements we made in our filings with the Securities and Exchange Commission.  These proceedings relate to allegedly false statements we made in prospectuses and Exchange Act reports that our securities were approved for listing on the Chicago Stock Exchange.  On December 3, 2004, we received a letter from the Chicago Stock Exchange acknowledging that we had a pending application with the exchange but stating that our securities were never approved for listing.  After our receipt of the December 3 letter, we discussed the situation with the Chicago Stock Exchange to resolve what we believe was a misunderstanding.  After a further review of the facts, the Chicago Stock Exchange sent us a follow-up letter acknowledging its belief that the status of our securities with the exchange was not inconsistent with their being “approved for listing upon notice of issuance”.  Our securities will not be listed on the Chicago Stock Exchange.

We intend to fully cooperate with these state securities regulators, as well as any other regulators who bring either informal or formal proceedings against us in the future, to resolve these matters in the most efficient and economical manner possible.  However, we cannot give any assurance that we will be able to resolve these matters on terms that are acceptable to us.  If one or more states refuse to declare our registration statement effective, we will not be able to sell our securities in these states unless we can find an exemption from registration, which would limit our ability to sell bonds and shares.  In such event, the amount of proceeds we raise in this offering may be substantially less than the maximum amount that is being offered, which would restrict our ability to diversify our investments.  We may also be subject to civil penalties, including fines, which could have an additional material and adverse effect on our results of operations.  Even if we are successful in resolving these matters, the process will likely consume much time and attention of our management and our advisor.  To the extent that our management and our advisor are devoting time toward these matters, this will detract from their ability to manage our business.  Although we cannot accurately predict or quantify the indirect costs that may be associated with the time expended to handle these proceedings, it is possible that they will be significant.  This could materially and adversely affect our ability to achieve our objectives.

Our advisor, Cornerstone Capital Advisors Inc., faces conflicts of interest relating to our loans and investments, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities and hence our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock.

We rely on Cornerstone Capital Advisors Inc. to identify suitable loan and investment opportunities.  Cornerstone Capital Advisors was recently formed and is controlled by some members of our management.  Wellbrook Properties, Inc., a recently formed real estate investment trust, and Wellstone Retirement Communities I, LLC, a recently formed limited liability company that purchased and operates senior housing facilities, also rely on

Cornerstone Capital Advisors as their advisor.  In addition, Cornerstone Capital Advisors expects to form, offer interests in, and manage other real estate programs  and to make additional real estate investments.  Existing and future real estate programs may involve affiliates of Cornerstone Capital Advisors in the financing of properties that may be suitable for us.  Cornerstone Capital Advisors could direct attractive investment opportunities to other entities.  Such events could result in our making loans and other investments that provide less attractive returns, thus adversely affecting our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock.

In addition, we may conduct business with other entities that are managed by Cornerstone Capital Advisors.  In fact, 30.9% of our loan portfolio at December 31, 2005 consisted of loans to Wellstone Retirement Communities I, LLC.  Cornerstone Capital Advisor, as advisor to both us and Wellstone Retirement Communities I, LLC, has dual responsibilities as debtor and creditor.  This inherent conflict, as well as others that may arise in the future from our dealings with related entities, may not be resolved in our favor.

Cornerstone Capital Advisors, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer.

We rely on Cornerstone Capital Advisors and its affiliates for the day-to-day operation of our business.  Cornerstone Capital Advisors and its affiliates, including our officers, have interests in other programs and engage in other business activities.  As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to properly manage our business.  If this occurs, the returns on our investments may suffer.

Recent Developments

Refinancings of Properties by our Borrowers

In December 2005 Sage Living Centers, Inc. and Senior Housing Services, Inc., or entities that they controlled, sold eight senior housing properties to Wellstone Retirement Communities I, LLC, a newly formed limited liability company that is managed by Cornerstone Capital Advisors, which also serve serves as our advisor.  Before the transaction we had $60.7 million in outstanding loans and held $2.5 million in tax-free bonds that were secured by the eight properties.  While these loans and bonds were paid off, we immediately supplied $37.9 million in subordinated financing to Wellstone Retirement Communities I, LLC for the purchase of the eight properties.  We also used $10.7 million of the proceeds to purchase bonds that were subsequently paid off.  The $25.3 million in cash that we received, which includes the $10.7 million received from the payoff of the bonds, will be used for purposes such as making loans and retiring our outstanding bonds as they mature.

Recent Financial Information

Based on figures that have not been audited, we had net income of $551,000 for the year ended December 31, 2005.  By comparison, our net income for the year ended 2004 was $511,000.  Total assets as of December 31, 2005 were $152.7 million, compared to $150.0 million as of September 30, 2005 and $134.4 million at December 31, 2004.  Loan principal outstanding decreased by $15.8 million during the fourth quarter of 2005 to $122.6 million at December 31, 2005.  This decrease was due to the refinancings discussed above.  Shareholders’ equity as of December 31, 2005 was $5.7 million, compared to $5.3 million at September 30, 2005.  The increase was attributable to our net income in the fourth quarter of 2005.

As of the date of this prospectus we were still in the process of completing the audit for the 2005 year-end financial statements, so the foregoing information is based on unaudited figures.  Please see “Available Information” at page 43 for information regarding future filings that we will make with the Securities and Exchange Commission and how they may be accessed.

Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties.  Forward-looking statements include, among other things, statements about the competitiveness of our industry, existing and potential regulatory proceedings, actions of our borrowers and our bondholders and share owners, our strategies and other statements that are not historical facts.  These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those unknown to us.  Our actual results could vary materially from those expressed in our forward-looking statements.

When we use the words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “intend”, “plan” or similar expressions, we intend to identify forward-looking statements. Forward-looking statements also include their underlying assumptions. We are not obligated to update any of our forward-looking statements.

You should not place undue reliance on these forward-looking statements, because they depend on assumptions, data or methodology that may be incorrect or imprecise and we may not be able to realize them. You should carefully consider the risks described in “Risk Factors” and elsewhere in this prospectus, which could cause our actual results to differ materially from those contemplated in our forward-looking statements.

Recent Offerings of Our Bonds and Common Stock

This is our sixth public offering of securities.  We most recently offered $20,000,000 of Series F bonds and 1,500,000 shares of common stock in an offering that began on January 1, 2005.  The Series F bonds had the same interest rates and terms as the Series G bonds we are now offering.  The shares of common stock had the same offering price.  Through October 31, 2005, sales of bonds were approximately $20 million and sales of stock were $406,341 (62,514 shares).

Use of Proceeds

The gross proceeds from this offering will be $92,500,000, assuming all of the bonds and shares are sold.  After payment of the maximum possible $4,625,000 in commissions and the estimated $120,000 in offering expenses, the net proceeds would be approximately $87,755,000.  We expect that a majority of the sales of bonds in this offering will be to holders of our previously issued bonds who wish to rollover their investment.  In such cases, we will not actually receive any cash proceeds from the sale of such bonds but will be relieved of our obligation to repay the principal amount of the previously issued bonds on their original maturity dates.  The net proceeds from sales of bonds to new investors and from sales of shares will be used to redeem previously issued bonds and to make loans to churches and related nonprofit faith-based schools, senior housing, affordable housing, student housing and daycare facilities.  All decisions about investments in specific loans will be made by a majority vote of our board of directors, which must include a majority of our independent directors.  The following table shows this information, in dollars and percentages of the amount received, assuming different amounts of the offering are sold:

Percentage of Offering Sold*

10% of Offering

50% of Offering

100% of Offering

Amount

%

Amount

%

Amount

%

Amount received from sales

$9,250,000

100.00%

$46,250,000

100.00%

$92,500,000

100.00%

Maximum commissions payable

462,500

5.00%

2,312,500

5.00%

4,625,000

5.00%

Estimated other offering expenses

   120,000

   1.30%

    120,000

   0.26%

    120,000

   0.13%

Net amount

$8,667,500

 93.70%

$43,817,500

 94.74%

$87,755,000

 94.87%

*

The number of shares and amount of bonds sold is assumed to be:

•

500,000 shares and $6,000,000 of bonds at 10% of the offering;

•

2,500,000 shares and $30,000,000 of bonds at 50% of the offering; and

•

5,000,000 shares and $60,000,000 of bonds at 100% of the offering.

Before the proceeds of sales to new investors are used to redeem existing bonds or to make loans, they will be invested in interest bearing bank accounts at a major regional or money center bank.

Management's Discussion and Analysis of
Financial Condition and Results of Operations

The following is a discussion of our financial condition at September 30, 2005 and 2004 and the results of operations for the periods then-ended, as well as our financial condition at December 31, 2004 and 2003 and the results of operations for the years ended December 31, 2004 and 2003.  The purpose of this discussion is to focus on information about our financial condition and results of operations that is not otherwise apparent from the audited and interim financial statements.  Reference should be made to those statements and the selected financial data presented elsewhere in this prospectus for an understanding of the following discussion and analysis.

Critical Accounting Policies

Our accounting and reporting policies are in accordance with accounting principles generally accepted in the United States of America as defined by the Public Company Accounting Oversight Board and conform to general practices within our industry.  Our significant accounting policies are described in the notes to our consolidated financial statements.  Certain accounting policies require management to make significant estimates and assumptions, which have a material impact on the carrying value of certain assets and liabilities, and we consider these to be critical accounting policies.  The estimates and assumptions used are based on historical experience and other factors that management believes to be reasonable under the circumstances.  Actual results could differ significantly from these estimates and assumptions, which could have a material impact on the carrying value of assets and liabilities at the balance sheet dates and results of operations for the reporting periods.

We believe the following are critical accounting policies that require the most significant estimates and assumptions and that are particularly susceptible to a significant change in the preparation of our financial statements.

Revenue Recognition

We derive our revenue primarily from interest and fees on loans that we make.  Unless a loan is impaired, we recognize interest income using the accrual method in accordance with the loan’s terms.  When a loan becomes impaired, our accounting depends on whether we believe the possibility of future loss of principal is remote.  If we believe the possibility of future loss is remote, then we will recognize interest income on a cash basis as payments are received.  If we believe the possibility of future loss is not remote, then we will cease to recognize interest income and will apply any payments received to reduce the carrying amount of the loan.

Loan origination fees are not immediately recognized as income.  Instead, they are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.  We discontinue the amortization of deferred loan fees when the underlying loan is placed on non-accrual status.

Allowance for Loan Losses

A provision for loan losses is based on management’s opinion of an amount that is adequate to absorb losses inherent in the existing loan portfolio.  The allowance for loan losses is established through a provision for losses based on management’s evaluation of current economic conditions, volume and composition of the loan portfolio, the fair market value or the estimated net realizable value of underlying collateral, historical charge off experience, the level of nonperforming and past due loans, and other indicators derived from reviewing the loan portfolio.  The evaluation includes a review of all loans on which full collection may not be reasonably assumed.  Should the factors that are considered in determining the allowance for loan losses change over time, or should management’s estimates prove incorrect, a different amount may be reported for the allowance and the associated provision for loan losses.  For example, if economic conditions in our market area experience an unexpected and adverse change, we may need to increase our allowance for loan losses by taking a charge against earnings in the form of an additional provision for loan losses.

Overview of Operations

We have historically focused on serving faith-based organizations, mostly churches and their related schools.  We also offer specialized programs for church and other non-profit sponsors of senior housing and affordable/moderate income housing programs.  Nearly all of our earnings prior to 2001 came from financing church facilities.  During the last quarter of 2000, we began to realize revenues from investments in senior and affordable/moderate income housing projects.  During the last quarter of 2004, we began making loans to for-profit sponsors of affordable and low-income housing projects.  Less than 2% of our assets are invested with for-profit sponsors.  Even though this percentage increased in 2005 and may further increase in 2006 and beyond, we expect it to remain a small part of our loan portfolio.

We generate revenue from:

•

interest on loans;

•

origination and renewal fees on loans;

•

loan participation income;

•

interest on securities; and

•

consulting fees.

We currently charge a 5% to 10% origination fee on new loans, based upon expected terms, and renewal fees of as much as 5% of the outstanding balance of the renewing loans.  Our interest rate on all new loans is currently from 9% to 10%.  Some loans are participating loans, which enable us to receive income from the borrower when the borrower sells or refinances (with another lender) the property in which we provided the financing.  The participation percentage varies between 25% and 33% of the borrower’s gain.

Participating loans, which are all related to senior housing facilities, are classified as real estate joint venture investments if all of the following exist at the inception of the loan:

•

the borrower does not have a substantial equity investment in the property;

•

we do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan, and there is no irrevocable letter of credit for a substantial amount of the loan;

•

there is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party; and

•

the facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

Results of Operations for the Nine Months Ended September 30, 2005 and 2004

Financial Overview

Please read the following selected financial data in conjunction with the discussion of our results of operations for the nine months ended September 30, 2005 and 2004 and with our financial statements and related notes in this prospectus.

	Nine months ended September 30,
	2005	2004
Revenues	$10,890,717	$9,110,919

Investor Interest Expense	8,532,551	6,627,673
Loan Loss Expense	75,000	50,000
Marketing Expenses	808,542	735,709
Salaries, Payroll Taxes, Benefits	1,034,872	898,671
Operating Expenses	540,684	588,332
Total Expenses	10,991,649	8,900,385
Operating Income	(100,932)	210,534
Income Tax Provision (Benefit)	(124,652)	(1,560)
Net Income	$ 23,720	$ 212,094

Comparison of Periods Ended September 30, 2004 and September 30, 2005

General.  Assets increased from $127,657,163 at September 30, 2004 to $150,041,892 at September 30, 2005 for an increase of $22,384,729 or 18%.  This increase is primarily a result of the sale of investor certificates and mortgage participations, net of redemptions, of $22,684,589.  With the additional net cash from these items and from cash already on hand, we invested in real estate loans and joint venture investments, net of principal payments received, of $28,488,418.  Total revenue increased for the three and nine months ended September 30, 2005 by $327,658 or 10% and $1,779,798 or 19% to $3,629,262 and $10,890,717, respectively.  Net income (loss) for the three and nine months ended September 30, 2005 was ($48,278) and $23,720 compared to $49,355 and $212,094, respectively, for the same periods ended September 30, 2004.  Net income decreased primarily because three large loans that we originated in late 2003 and early 2004 that had their loan fees fully recognized by early 2005.  As of September 30, 2005, we had not been able to fully replace this revenue for 2005.  New loan originations in the second half of 2005 increased loan fees we recognized as income during the fourth quarter of 2005 and should increase loan fees we recognized as income in 2006.

Total real estate loans and joint venture investments outstanding on September 30, 2005 was $138,403,098 compared to $109,914,680 on September 30, 2004 for an increase of $28,488,418 or 26%.  As noted above, this increase is due to sales of investor certificates and mortgage participation agreements and the subsequent origination or refinancing of real estate loans and joint venture investments, as follows:

New real estate loan originations	$22,213,597
Increase in existing loans, net of principal received	4,153,792
New real estate joint venture investments made	3,266,317
Increase (decrease) in existing real estate joint venture investments	(1,145,288)
$28,488,418

All other assets, composed primarily of cash, bond holdings, property and equipment, and unamortized debt issue costs, were $11,638,794 as of September 30, 2005.

Our cash balance decreased by $7,954,267 from $9,257,555 on September 30, 2004 to $1,303,288 on September 30, 2005.  In 2004, our Series E certificates became effective in March.  Once effective, we sold approximately $31,000,000 in certificates during the second and third quarters of 2004.  We were unable to reinvest all of these proceeds by September 30 of that year as it normally takes two to four months to reinvest the cash into real estate loans.  In 2005, we have had certificates available for sale all year, which makes it easier to manage our cash levels and reinvest proceeds from our certificate sales.

Principal and interest payable on investor certificates and mortgage participation agreements increased by $22,684,589 or 19% from $121,264,010 as of September 30, 2004 to $143,948,599 as of September 30, 2005.  In 2003, we filed a registration statement with the Securities and Exchange Commission to sell up to $40,000,000 in additional investor certificates and $11,375,000 in common stock (Series E).  The registration statement was declared effective on March 26, 2004, which allowed us to start selling new investor certificates in the second quarter of 2004.  Another registration statement was filed in August 2004 and became effective in November 2004, which has allowed us to sell an additional $20,000,000 in investor certificates and $9,750,000 in common stock (Series F).  These registrations have allowed us to continue the substantial increase in outstanding certificates and the subsequent investment in new real estate loans and joint venture investments.

Real estate loan and joint venture interest and fees earned.  Interest income and fees from real estate loans and joint venture investments for the three and nine months ended September 30 was as follows:

	2005	2004	Increase	%
Three months	$3,466,797	$3,165,898	$300,899	9.5%
Nine months	$10,058,106	$8,764,245	$1,293,861	14.8%

The increase was primarily attributed to increases in the average outstanding principal balances of such loans and investments, as the following table illustrates:

	Three Months	Nine Months
Increase in average outstanding principal (Three Months: $131,322,111 – 2005; $101,418,710 – 2004) (Nine Months: $124,158,063 – 2005; $91,891,257 – 2004)	$ 728,722	$2,349,701
Change in weighted average interest rate (Three Months: 9.61% - 2005; 9.91% - 2004) (Nine Months: 9.74% - 2005; 9.86% - 2004)	(76,689)	(82,475)
Change in loan fees recognized	(351,134)	(973,365)
	$300,899	$1,293,861

The increase in average outstanding principal for the nine months ended September 30, 2005 is primarily due to the addition of nine new real estate loans and joint venture investments with an aggregate outstanding principal balance of $25,479,914 and increases in the weighted average principal outstanding on existing loans of $4,423,487.  Loan fees recognized decreased because three large loans which we originated in late 2003 and the first half of 2004 had their loan fees fully recognized by early 2005, thus decreasing 2005’s revenue as compared to 2004.  Two of the new loans that we originated in early 2005 did not have loan fees charged, so we were not able to replace all of this revenue during the first half of 2005.  Since late June 2005, we charged over $700,000 in new loan and renewal fees to our various borrowers which should increase our recognized loan fees in the fourth quarter and the first half of 2006.

Loan participation and other income.  For the three and nine months ended September 30, 2005, investment income, loan participation and other income increased as follows:

	Three Months			Nine Months
	2005	2004	Change	2005	2004	Change
Investment income	$140,025	$120,815	$ 19,210	$404,234	$317,071	$ 87,163
Loan participation & other	22,440	14,891	7,549	428,377	29,603	398,774

Total	$162,465	$135,706	$ 26,759	$832,611	$346,674	$485,937

Our investment income is derived from the purchase of tax-free bonds used as permanent financing for projects we funded during their development and initial operations, church bonds and from interest income on our excess cash.

Approximately two-thirds of the increase in investment income for the three months ended September 30, 2005 was due to church bonds purchased during the third quarter of 2005 with the remainder due to an increase in short-term interest rates during 2005.  The increase for the nine months ended September 30, 2005 is due to the church bonds, an increase in short-term interest rates and an increase in our average excess cash balance on hand.

For the three months ended September 30, 2005, the increase in loan participation and other income was primarily due to a $5,000 increase in rent revenue received from Cornerstone Capital Advisors for their rent of our corporate office building in Cumming, Georgia and a $2,500 loss from a fixed asset sale in 2004.  For the nine months ended September 30, 2005, the increase is primarily due to $257,000 in loan participation revenue received in March 2005, $104,000 in loan guarantee revenue and a $35,000 increase in rent revenue received from Cornerstone Capital Advisors.

Investor interest expense. Investor interest expense for the three and nine months ended September 30, 2005 was $2,974,148 and $8,532,551, which reflect increases of $471,630 (19%) and $1,904,878 (29%), respectively, compared to the same periods in 2004.  The increases are due to:

	Three Months	Nine Months
Increase in average outstanding certificate principal, including interest payable subject to compounding (Three Months: $130,298,477 – 2005; $106,559,739 – 2004) (Nine Months: $124,900,475 – 2005; $93,218,234 – 2004)	$ 521,528	$2,070,408
Change in weighted average interest percentage (Three Months: 8.75% - 2005; 8.82% - 2004) (Nine Months: 8.70% - 2005; 8.82% - 2004)	(18,648)	(83,896)
Decrease in average outstanding mortgage participation principal (Three Months: $4,912,500 – 2005; $6,162,500 – 2004) (Nine Months; $5,069,947 – 2005; $6,158,400 – 2004)	(31,250)	($81,634)
	$ 471,630	$1,904,878

Loan loss expense and allowance for loan losses.  We charged $25,000 and $20,000 for the three months and $75,000 and $50,000 for the nine months ended September 30, 2005 and 2004, respectively, to loan loss expense.  These charges were due to increases in the family housing development loan portfolio’s outstanding principal.

The total allowance for loan losses increased from $425,000 on September 30, 2004 to $707,000 on September 30, 2005.  An increase in the family housing development loan portfolio’s outstanding principal accounts for $130,000 of the increase, and slower than expected new home sales volumes at three projects and an increase in the time that it has taken four projects to finish the development phase and start selling homes accounts for $152,000 of the increase.  These factors have increased the family housing development loan portfolio’s relative credit risk as compared to 2004, thus necessitating the increase in our allowance for loan loss balance over the last 12 months.

The allowance for loan loss increases that we made in 2004 and 2005 are classified as collective loan loss allowances within the family housing development loan portfolio.  A collective loan loss allowance is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The allowance for loan losses is reviewed quarterly and increases or decreases will be made based on the results of these reviews.

As of September 30, 2005, three church loans with a total carrying amount of $3,157,345 were considered impaired.  As of September 30, 2004, two church loans with a carrying amount of $1,933,751 were considered impaired.  It is likely that we will foreclose on one of the church loans ($281,591 carrying value) within the next six months.  No specific impaired loan loss allowance has been recorded because we believe the carrying amounts of the impaired loans are less than the loans’ collateral or the present value of the loans’ expected future cash flows.

As of September 30, 2005, our allowance for loan losses as a percent of outstanding loan principal by loan type was as follows:

	Loan Loss Allowance	Outstanding Principal	%
Family Housing Development Loans	$ 707,000	$ 48,281,461	1.5%
Church Mortgage Loans	-0-	9,221,703	0%
Senior Housing Mortgage Loans	-0-	19,861,474	0%
Real Estate Joint Venture Investments	-0-	61,013,829	0%
Total	$ 707,000	$138,378,467.5%

Marketing expenses. Total expenses for the marketing of investor certificates for the three and nine months ended September 30, 2005 were $268,581 and $808,542, which compares to $274,995 and $735,709 for the same periods in 2004.  The changes are due to:

	Three Months			Nine Months
	2005	2004	Change	2005	2004	Change
Debt issue cost amortization	$242,517	$223,454	$19,063	$705,634	$589,815	$115,819
Other marketing costs	26,064	51,541	(25,477)	102,908	145,894	(42,986)

Total	$268,581	$274,995	($6,414)	$808,542	$735,709	$ 72,833

The increases in debt issue cost amortization for the three and nine months ended September 30, 2005 are due to an increase in the outstanding investor certificates outstanding at September 30, 2005.  Other marketing costs have decreased because we are not using marketing consultants in 2005 to help us design programs to sell our investor certificates.

Selling commissions paid to brokers for selling investor certificates and mortgage participations and costs incurred to register investor certificates are paid in cash and charged as an expense over the term of the related debt.  The unamortized balance is classified as an asset on the balance sheet as “Unamortized debt issue costs”.  The balance was $2,754,780 and $2,621,638 as of September 30, 2005 and 2004, respectively.

Operating and management expenses.  Management and advisory expenses for the three and nine months ended September 30, 2005 increased $63,132 (23%) and $136,201 (15%) from $269,575 and $898,671 in 2004 to $332,707 and $1,034,872 in 2005, respectively.  The increases are due to our growth in revenues in 2005.

Starting in July 2003, we contracted with Cornerstone Capital Advisors Inc. to provide all administrative and executive personnel services for us.  From July 1, 2003 until July 31, 2004, the agreement obligated us to reimburse all actual expenses incurred by Cornerstone Capital Advisors.  Also, Cornerstone Capital Advisors was eligible to receive incentive compensation of up to 10% of actual expenses billed to us for the prior 12 months.

Effective August 1, 2004, the original agreement was modified so that we now pay Cornerstone Capital Advisors as follows:

•

a monthly management fee equal to 10% of our revenues from all sources other than loan fees, loan participation revenues, and revenue received from Cornerstone Capital Advisors plus 30% of loan participation revenue; and

•

a loan origination fee equal to 30% of the total loan fees we charge to our borrowers (this fee is generally paid from loan proceeds and reduces deferred loan fees that we will recognize over the life of the loan).

For the three and nine months ended September 30, 2005 and 2004, operating expenses were as follows:

	2005	2004	Change

Three Months Ended	$157,485	$198,284	($40,799)
Nine Months Ended	$540,684	$588,332	($47,648)

For the three and nine months ended September 30, 2005 and 2004 the changes are due to:

	Three Months	Nine Months
Consulting Expenses	($45,471)	($98,717)
Legal Expenses	22,373	101,248
Appraisal Costs	2,500	(23,707)
Office Expenses	328	(21,424)
Other	(20,529)	(5,048)
	($40,799)	($47,648)

Consulting expenses decreased because in 2004 we used consultants to identify new markets for us in the African-American church community and in the low-income apartment housing market.  We have not used consultants for any material projects in 2005.  Legal costs have increased as a result of the ongoing legal proceedings concerning the Chicago Stock Exchange.  Appraisal costs for the nine months ended September 30, 2005 decreased because in the second quarter of 2004 we ordered new appraisals on a number of properties that serve as collateral on senior housing and church loans.  We have ordered only two new appraisals in 2005, both of which were completed in the third quarter and resulted in the $2,500 increase for the three months ended September 30, 2005.  Office expenses for the nine months ended September 30, 2005 decreased due to the change we made in the Cornerstone Capital Advisors contract on August 1, 2004.  When the new contract was put in place, Cornerstone Capital Advisors became responsible for paying the normal office operating costs that we had been paying prior to that date, which reduced our 2005 operating costs.  Other costs decreased due primarily to travel costs decreasing in both periods presented.

Income tax provision (benefit). The income tax provision (benefit) for the three and nine months ended September 30, 2005 was ($80,381) and ($124,652), respectively, compared to ($13,123) and ($1,560), respectively, for the same periods ended September 30, 2004.  The net decrease in income taxes is due to a decrease in pre-tax income.  Our effective tax provision rate was (62.5%) and (36.2%) for the three months and (123.5%) and (0.7%) for the nine months ended September 30, 2005 and 2004, respectively.

Dividends.  Dividends of $211,143 and $155,066 were paid in July 2005 and 2004, respectively.

Liquidity and Capital Resources

Cash flows from operations.  Net cash provided by our operations for the nine months ended September 30, 2005 and 2004 was $1,250,364 and $291,751, respectively.  The increase in 2005 was due to an increase in depreciation and amortization expense, an increase in accrued but unpaid investor certificate interest payable, an increase in cash received from loan fees and interest and a decrease in other assets, partially offset by decreases in net income, accounts and other payables, deferred taxes and an increase in loans in progress.

Investor and mortgage participation interest payable increased $3,712,515 in the first nine months of 2005 due to an increase in outstanding debt (20% of the increase) and because approximately 25% to 30% of the investors who purchased certificates in 2004 and 2005 have elected to reinvest the interest due to them instead of receiving the interest in cash until maturity.

Included in the 2005 and 2004 changes in accrued real estate loan and joint venture interest and deferred loan fee amounts is $966,935 and $1,186,383 in interest which was financed as part of loan principal.  We receive monthly interest payments on our loans except when the terms of certain loans allow borrowers to finance interest payments while the collateralized property is under development or construction.  A summary (by loan type) of the amount of net financed interest for the nine months ended September 30, 2005 and 2004 is as follows:

	2005	2004

Family Housing Development	$571,721	$802,756
Church Construction	20,965	38,464
Real Estate Joint Venture	374,249	345,163

	$966,935	$1,186,383

The amount for 2005 represents interest accrued and financed in 2005, net of payments received in 2005 that were financed in previous years.  The 2004 amount represents interest accrued and financed in 2004, net of payments received in 2004 that were financed in previous years.

The decrease in the family housing development net financed interest in 2005 as compared to 2004 is due to three projects going from their development phase, into their sale phase, and thus they are paying interest to us as they sell homes.  The net financed interest will most likely increase from its current level because of three new loans originated in the third quarter of 2005 which are just starting the development phase of their operations.  These loans total approximately $8,500,000.  This will have the short-term effect of lowering our cash flows from operations.

The real estate joint venture net financed interest in 2005 is for a loan in McKinney, Texas ($282,316) and for a loan in Chattanooga, Tennessee ($91,933).  The McKinney, Texas loan is collateralized by raw land which is being developed for family housing.  We have been financing the interest on this loan since June, 2003.  Our other real estate joint venture investment loans are collateralized by senior housing facilities that were already in place when we originated the loans and the facilities only needed to be remodeled.  Therefore, the period in which the interest is being financed on the McKinney loan is much longer than the other real estate joint venture investment loans.  Normally, we finance two to six months’ of interest on senior housing loans.  We anticipate, due to the size of the McKinney project, that we will finance interest for another 14 to 18 months.  The Chattanooga, Tennessee loan completed its remodeling in 2004 but its lease-up phase has taken longer than anticipated.  Therefore, we capitalized some of their first quarter interest in 2005.  We are analyzing and watching this loan closely to ensure that the stabilized value of the property is greater than the loan amount and that we do not have any collectibility issues with this loan.

Cash flows from investing activities.  For the nine months ended September 30, 2005, we used $26,499,065 in cash from investing activities, which is an increase of $2,454,679 from $24,044,386 for the nine months ended September 30, 2004.  The increase was due to an increase in real estate and joint venture loans made net of principal payments received of $1,263,587 and the purchase of $1,219,290 in church bonds during 2005.  These increases were offset by the receipt of $30,600 in bond principal payments in 2005 versus no principal payments received in 2004.

In December, 2005 our two largest borrowers, or entities that they control, sold their interests in eight senior housing facilities.  As a result of the transaction a total of $63.2 million of our loans and bonds were paid off.  We immediately supplied $37.9 million in subordinated financing to the purchaser of the eight facilities.  We also used $10.7 million of the proceeds to purchase bonds that were subsequently paid off.  The $25.3 million in cash that we received, which includes the $10.7 million received from the payoff of the bonds, will be used for general corporate purposes such as making loans and retiring our outstanding bonds as they mature.

Cash flows from financing activities.  For the nine months ended September 30, 2005, we raised $16,566,473 from the sale of investor certificates and mortgage participation agreements.  This represents a decrease of $14,612,141 from new investor certificate and mortgage participation sales of $31,178,614 for the nine months ended September 30, 2004.  When the Series E investor certificates became effective in March, 2004, we started selling new certificates for the first time in almost one year.  Because of the long period of time with no certificates for sale, we experienced a huge demand in the first few months that Series E was on the market in 2004, selling over $31,000,000 in Series E certificates in only six months.  Now that we have had certificates on the market for 18 straight months, the demand has decreased to a steady and more manageable level as compared to 2004.

Investor certificates redeemed for cash decreased from $3,336,245 for the nine months ended September 30, 2004 to $1,753,744 for the nine months ended September 30, 2005.  This decrease is due to a larger amount of maturities in 2004 versus 2005.  Also, in the first three months of 2004, we had no new investor certificates in which maturing certificates could be reinvested.  Therefore, all of 2004’s maturities during the first three months of the year were paid in cash.

We have $22,656,748 in investor certificates coming due or redeemable upon demand in the next 12 months.  $10,318,973 of this amount is for graduated certificates, which allow an investor to redeem their certificate each year on the anniversary date of the purchase.  Based on our historical experience, we expect that less than 20% of the graduated certificates will be redeemed for cash during the next 12 months.  Also, $10,797,105 in five-year bonds will mature in March, 2006.  We expect that many of the holders of these bonds will elect to rollover their investments and that we will accommodate this desire through sales of new bonds in this offering.  Based on historical experience, we estimate that approximately 75% of the maturing bonds will be rolled over into new investments.  However, we cannot be assured that past experiences will repeat or that there will be new bonds available to reinvest in.  We will attempt to ensure that we have enough cash available to handle these maturities.  Among the measures we take to mitigate any demands for cash are to:

•

maintain a minimum cash balance, normally no less than $3,000,000;

•

have readily marketable loans that can be sold for par or a premium;

•

ask investors their intentions at least 30 days before their bonds mature;

•

have a bank willing to extend credit lines if needed; and

•

limit each investor to not more than $500,000 maturing in any three-month period.

We believe that cash on hand, cash generated by operations and expected refinancing and pay-offs of existing loans will be sufficient to meet our financing and capital needs for the coming year.  The amount and timing of our future capital requirements will depend on factors such as the origination and funding of new investments, any opportunities for acquisitions of related businesses and the overall success of our marketing efforts for investor certificates, shares and any other securities.

Results of Operations for the Years Ended December 31, 2004 and 2003

Financial Overview

Please read the following selected financial data in conjunction with the discussion of our results of operations for the years ended December 31, 2004 and 2003 and with our financial statements and related notes in this prospectus.

	Year ended December 31,
	2004	2003
Revenues	$13,154,641	$10,932,548

Investor Interest Expense	9,263,934	7,246,202
Loan Loss Expense	257,000	375,000
Marketing Expenses	1,004,511	630,508
Salaries, Payroll Taxes, Benefits	1,205,069	1,013,730
Operating Expenses	775,787	1,091,962
Total Expenses	12,506,301	10,357,402
Operating Income	648,340	566,146
Income Tax Provision	136,973	87,266
Net Income	$ 511,637	$ 478,880

Comparison of Years Ended December 31, 2003 and December 31, 2004

General.  Assets increased from $94,728,347 at December 31, 2003 to $134,407,935 at December 31, 2004, for an increase of $39,679,588 or 42%.  This increase is primarily a result of the sale of investor certificates and mortgage participations, net of redemptions, of $33,823,692, a $3,295,070 increase in accrued investor certificate interest payable and new common stock issuances of $2,082,530.  With the additional net cash from these items we invested in real estate loans and joint venture investments, net of principal payments received, of $27,963,099.  Total revenue increased for the year ended December 31, 2004 by $2,231,093 or 20% from $10,923,548 in 2003 to $13,154,641 in 2004.  Net income for the year ended December 31, 2004 was $511,367 compared to $478,880 for the year ended December 31, 2003.

Total real estate loans and joint venture investments outstanding on December 31, 2004 was $110,686,599 compared to $82,723,500 on December 31, 2003, for an increase of $27,963,099 or 34%.  This increase is due to sales of investor certificates and mortgage participation agreements and the subsequent origination or refinancing of real estate loans and joint venture investments, as follows:

New real estate loan originations	$ 1,378,506
Increase in existing loans, net of principal received	2,171,107
New real estate joint venture investments made	18,649,894

Increase in existing real estate joint venture investments	8,359,312
$27,963,099

All other assets, composed primarily of cash, bond holdings, property and equipment, and unamortized debt issue costs, were $23,721,336 as of December 31, 2004.

Our cash balance increased by $10,772,808 from $4,389,851 on December 31, 2003 to $15,162,659 on December 31, 2004.  This increase is primarily due to large principal payments received during December, 2004 on three real estate joint venture investments.  This cash was primarily used to make new loans during the first three to five months of 2005.

Principal and interest payable on investor certificates and mortgage participation agreements increased by $37,127,901 or 41% from $90,695,454 as of December 31, 2003 to $127,823,355 as of December 31, 2004.  As previously mentioned, we filed a registration statement in 2003 with the Securities and Exchange Commission to sell up to $40,000,000 in additional investor certificates (Series E) and $11,375,000 in common stock.  The registration statement was declared effective on March 26, 2004, which allowed us to start selling new investor certificates in the second quarter of 2004.  Another registration statement was filed in August 2004 and became effective in November 2004, which has allowed us to sell an additional $20,000,000 in investor certificates (Series F) and $9,750,000 in common stock.  These registrations have allowed us to continue the substantial increase in outstanding certificates and the subsequent investment in new real estate loans and joint venture investments.

On May 31, August 15, and November 18, 2004, three loans that we guaranteed on senior housing facilities in Fort Pierce, FL and St. Petersburg, FL were modified and the maturity dates were extended.  These modifications triggered the recognition of a loan guarantee obligation on our balance sheet.  The loan guarantee obligation is carried at the guarantee’s combined estimated fair value of $175,000.  We billed the loan guarantee obligations to the borrowers as compensation for our risk and received $104,000 in cash during 2004.  The remaining $71,000 was received during the first quarter of 2005.

Real estate loan and joint venture interest and fees earned.  Interest income and fees from real estate loans and joint venture investments for the year ended December 31, 2004 increased over the prior year by $3,348,464 from $9,319,835 to $12,668,299, which represents a 36% increase.  The increase was primarily attributable to increases in the average outstanding principal balances of such loans and investments, as the following table illustrates:

Increase in average outstanding principal

$2,187,165

   ($98,295,723 – 2004; $76,076,836 – 2003)

Increase in weighted average interest rate

 281,484

   (9.89% - 2004; 9.52% - 2003)

Increase in loan fees recognized

     879,815

$3,348,464

The increase in average outstanding principal is due to the addition of four new real estate loans and four new joint venture investments with outstanding principal of $17,562,888, and an increase in the average outstanding principal on existing loans of $4,655,999.

Loan participation and other income.  For the year ended December 31, 2004, loan participation and other income increased (decreased) as follows:

2004

2003

Change

Investment income

$ 433,476

$   350,071

$       83,405

Loan participation & other

     52,866

  1,253,642

  (1,200,776)

   Total

$ 486,342

$1,603,713

($1,117,371)

Our investment income is derived from the purchase of tax-free bonds used as permanent financing for projects we funded during their development and initial operations and from interest income on our excess cash.  The increase in investment income is due to the September, 2003 purchase of new tax-free bonds, which increased the balance in our bond holdings portfolio.  Loan participation and other income decreased due to a $1,220,277 loan participation gain recorded in September, 2003.  We received no loan participation revenue in 2004.

Investor interest expense. Investor interest expense for the year ended December 31, 2004 was $9,263,934, an increase of $2,017,732 or 28% compared to 2003.  The increase is due to:

Increase in average outstanding certificate principal, including

$1,707,349

 interest payable subject to compounding

   ($98,723,402 – 2004; $79,210,846 – 2003)

Change in weighted average interest percentage

9,044

   (8.75% - 2004; 8.74% - 2003)

Increase in average outstanding mortgage participation principal

   ($6,273,310 – 2004; $3,259,920 – 2003)

      301,339

$2,017,732

Loan loss expense and allowance for loan losses.  In the fourth quarter of 2003, as part of our regular loan grading and risk assessment process, we charged $375,000 to loan loss expense and increased our allowance for real estate loan losses to $375,000 from $0 as of December 31, 2002.  For the year ended December 31, 2004, we charged an additional $257,000 to loan loss expense.  Prior to the fourth quarter of 2003, we had never recognized an allowance for loan loss.

Even though we have not incurred a loan write-off, we increased our loan loss allowance in 2003 because of an increase in our family housing development loan portfolio’s relative credit risk.  The increased credit risk was caused by slower than expected new home sales in the fourth quarter of 2003, which is a result of slower than expected growth in the U.S. economy.  The increase in our loan loss allowance during 2004 was due to:  (i) an increase in the family housing development loan portfolio’s outstanding principal, resulting in $100,000 in loan loss expense, (ii) slower than expected new home sales volumes at two projects, and (iii) an increase in the time that it has taken three projects to finish the development phase and start selling homes.  The slower than expected home sales and the development time increases have increased the relative credit risk of these projects, which resulted in an additional $157,000 in loan loss expense in 2004.  We will continue to review the credit risk of these projects each quarter and make adjustments to our allowance for loan losses based on the results of our reviews.

The allowance for loan loss increases that we made in 2003 and 2004 are classified as collective loan loss allowances within the family housing development loan portfolio.  A collective loan loss allowance is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The allowance for loan losses is reviewed quarterly and increases or decreases will be made based on the results of these reviews.

As of December 31, 2004 and 2003, one church loan with a carrying amount of $263,291 and $242,621, respectively, was considered impaired.  No specific impaired loan loss allowance was recorded because the carrying amount of the loan is less than the loan’s collateral or the present value of the loan’s expected future cash flows.

As of December 31, 2004, our allowance for loan losses as a percent of outstanding loan principal by loan type was as follows:

	Loan Loss Allowance	Outstanding Principal	%
Family Housing Development Loans	$ 632,000	$ 36,007,454	1.8%
Church Mortgage Loans	-0-	9,285,858	0%
Senior Housing Mortgage Loans	-0-	9,286,352	0%
Real Estate Joint Venture Investments	-0-	56,945,936	0%
Total	$ 632,000	$111,525,600.6%

Marketing expenses.  Total expenses for the marketing of investor certificates for the year ended December 31, 2004 were $1,004,511 compared to $630,508 for 2003.  The increase is due to:

	2004	2003	Change
Debt issue cost amortization	$ 822,862	$510,924	$311,938
Management & Consulting	76,194	44,186	32,008
Printing and promotions	66,619	34,870	31,749
Other marketing costs	38,836	40,528	(1,692)
Total	$1,004,511	$630,508	$374,003

Debt issue cost amortization expense increased due to investor certificates and mortgage participations sold since December 31, 2003.  We expect that this expense will continue to increase as new investor certificates and mortgage participations are sold.  Management and consulting expense is up due to the hiring of a full-time marketing manager who is designing and implementing new marketing strategies for our investor certificates, new investments and general corporate programs.  Printing and promotions costs are up due to the printing of prospectuses and marketing brochures for our new certificates, which we began to sell in the second quarter of 2004.

Selling commissions paid to brokers for selling investor certificates and mortgage participations and costs incurred to register investor certificates are paid in cash and charged as an expense over the term of the related debt.  The unamortized balance is classified as an asset on the Balance Sheet as “Unamortized debt issue costs”.  The balance was $2,671,340 and $1,772,631 as of December 31, 2004 and 2003, respectively.

Operating and personnel expenses.  Personnel expenses (salaries, payroll taxes, and benefits) for the year ended December 31, 2004 increased $191,339 or 19% from $1,013,730 in 2003 to $1,205,069 in 2004.  The increase is due to additional employees hired to handle our growth in operations.  Prior to July 1, 2003, the employees were paid directly by us.  On July 1, 2003, Cornerstone Capital Advisors hired all of our employees and has billed us according to the terms of the personnel agreement, which is described below.

Starting in July 2003, we contracted with Cornerstone Capital Advisors to provide all administrative and executive personnel services for us.  From July 1, 2003 until July 31, 2004, the agreement obligated us to reimburse actual expenses incurred by Cornerstone Capital Advisors.  Also, Cornerstone Capital Advisors was eligible to receive incentive compensation of up to 10% of actual expenses billed to us for the prior 12 months.  Effective August 1, 2004, the original agreement was modified so that we will now pay Cornerstone Capital Advisors as follows:

•

a monthly management fee equal to 10% of our revenues from all sources other than loan fees, loan participation revenue and revenue received from Cornerstone Capital Advisors plus 30% of loan participation revenue; and

•

a loan origination fee equal to 30% of the total loan fees charged by the Company to its borrowers  (this fee is generally paid from loan proceeds and reduces deferred loan fees that we will recognize over the life of the loan).

For the years ended December 31, 2004 and 2003, operating expenses were as follows:

2004

2003

Change

Trust service/paying agent fees

$153,966

$162,566

($8,600)

Consulting fees

76,860

142,794

(65,934)

Audit, accounting & tax services

68,403

102,846

(34,443)

Employee recruiting costs

-0-

46,335

(46,335)

Depreciation & amortization

 66,861

56,695

10,166

Office expenses

100,443

122,803

(22,360)

Legal expenses

73,567

99,186

(25,619)

Subsidiary registration costs

-0-

113,473

(113,473)

Insurance

41,557

38,508

3,049

Other operating expenses

   194,130

     206,756

    (12,626)

Total operating expenses

$775,787

$1,091,962

($316,175)

The changes were due to the following:

•

Trust service/paying agent fees - Decreased due to a decrease in paying agent fees for our investor certificates.

•

Consulting fees – In 2003, we used consultants to set up the mortgage participation agreements and to identify new business markets in the African-American community (churches, affordable senior housing and family housing) which increased costs over 2004.  In 2004, we have continued to use consultants to identify new business markets (affordable housing is the main area); however, our overall use of outside consultants is down because Cornerstone Capital Advisors now has in-house people to do a lot of the work that, in past years, we would have used outside consultants to perform.

•

Audit, accounting & tax services – Decreased due to: (i) the hiring of a full-time accountant in the middle of 2003 by Cornerstone Capital Advisors which has decreased our need for outside accounting services; and (ii) $8,155 spent in 2003 for CPA fees to audit Wellstone Communities, Inc, a formerly wholly-owned subsidiary.

•

Employee recruiting costs – Decreased in 2004 because we are no longer using outside recruiting firms to hire employees.

•

Depreciation & amortization – The increase is due to the purchase of additional computers, software and office furniture in 2003 and 2004.

•

 Office expenses – The decrease is due to the change in our management contract with Cornerstone Capital Advisors.  Prior to August 2004, we were responsible for all general office costs at our corporate offices.  In August 2004, the agreement was changed so that Cornerstone Capital Advisors is now responsible for the maintenance and ongoing operating costs of the office.

•

Legal expenses – We have used outside attorneys less in 2004 than in 2003.  However, as noted above, our legal expenses have increased in 2005 due to our ongoing legal proceedings concerning the Chicago Stock Exchange.

•

Subsidiary registration costs – In the fourth quarter of 2003, we suspended Wellstone Communities, Inc’s (WCI) registration statement and decided to not go forward with the filing.  We spent $113,473 on this filing, which was charged to operating expense.  See Note 18 of the “Notes to Financial Statements” for more information about this registration statement.

•

Insurance – Increased slightly in 2004 due to our larger operations in 2004.

•

Other operating expenses – Decreased due to economies of scale from our increased operations.

Income tax provision.  The income tax provision for the year ended December 31, 2004 was $136,973 compared to $87,266 for the year ended December 31, 2003.  The net increase in income taxes is due to an increase in pre-tax income.  Our effective tax provision rate for 2004 and 2003 was 21.1% and 15.4%, respectively.

Dividends.  Dividends of $421,353 and $338,172 were declared in 2004 and 2003, respectively.

Liquidity and Capital Resources

Cash flows from operations.  Net cash provided by our operations for the years ended December 31, 2004 and 2003 was $2,066,663 and $3,130,394, respectively.  This decrease was due to a decrease deferred taxes and cash received from loan fees and loan interest, and an increase in other assets partially offset by an increase in depreciation and amortization expense, an increase in accrued investor certificate interest, and an increase in loan guarantee payments received.

Investor and mortgage participation interest payable increased $3,956,610 in 2004 due to an increase in outstanding debt and because approximately 33% of the holders of investor certificates who purchased certificates in 2003 and 2004 have elected to reinvest the interest due to them each year and instead of receiving interest in cash until maturity.

Included in the 2004 and 2003 changes in accrued real estate loan and joint venture interest and deferred loan fee amounts is $1,498,830 and $797,589 in interest which was financed as part of loan principal.  We receive monthly interest payments on our loans except when the terms of certain loans allow borrowers to finance interest payments while the collateralized property is under development or construction.  A summary (by loan type) of the amount of net financed interest for the years ended December 31, 2004 and 2003 is as follows:

2004

2003

Family Housing Development

$1,005,142

$339,820

Church Construction

33,093

8,684

Real Estate Joint Venture

   460,595

   449,085

$1,498,830

 $797,589

The amount for 2004 represents interest accrued and financed in 2004, net of payments received in 2004 that were financed in previous years.  The 2003 amount represents interest accrued and financed in 2003, net of payments received in 2003 that were financed in previous years.

The increase in the family housing development net financed interest in 2004 as compared to 2003 is due to:

•

our receipt of $453,938 in financed interest in 2003 that was originally financed in 2002 on a major project in Mableton, Georgia;

•

increased loan balances on five projects which are now in the development phase and are financing their monthly interest;

•

the addition of four new loans since September 30, 2003 which are in the development phase of construction; and

•

a delay in the start of home sales at three projects financed by us.

Although the amount of financed interest from these projects will remain fairly high (currently $100,000 to $105,000 per month), the amount of interest financed started to decline in the third or fourth quarter of 2005 because three to five of these projects went into their sales phase and we began to receive interest payments in cash.

The majority of the real estate joint venture net financed interest for 2004 is related to a loan in McKinney, Texas that is collateralized by raw land which is being developed for senior housing.  We have been financing the interest on this loan since June, 2003.  Our other real estate joint venture investment loans are collateralized by existing facilities that only needed to be remodeled.  Therefore, the period in which the interest is being financed on the McKinney loan is much longer than the other real estate joint venture investment loans.  Normally, we finance two to six months’ of interest on senior housing loans.  We anticipate, due to the size of the McKinney project, that we will finance interest for another 14 to 18 months from the date of this prospectus.

Cash flows from investing activities.  For the year ended December 31, 2004, we used $24,733,166 in cash from investing activities, which is an increase of $6,086,933 from $18,646,233 for the year ended December 31, 2003.  The increase was due to the following:

Increase in real estate loans and joint venture investments made

$15,491,620

Increase in real estate loan and joint venture investment

   principal payments received

(7,605,203)

Decrease in bonds purchased, net of redemptions

(1,216,250)

Decrease in fixed asset purchases, net of fixed asset sales

   (583,234)

$ 6,086,933

The increase in real estate loans and joint venture investments made in 2004 is due to the new registration statement which became effective on March 26, 2004.  We did not have as much time in 2003 to originate new loans as we had in 2004.  This trend continued in 2005 as we invested the cash that we have received from new investor certificates, stock issuances and loan principal payments.

The increase in real estate loan and joint venture investment principal payments received was due to three real estate joint venture investments paying down their loans in 2004 versus one large principal pay-off received in 2003 on a real estate joint venture investment in Largo, Florida.

The decrease in fixed asset purchases in 2004 was due to the purchase of an office condominium in 2003 to house our corporate offices and to provide office space for future growth.

Cash flows from financing activities.  For the year ended December 31, 2004, we raised $37,827,217 from the sale of investor certificates and mortgage participation agreements.  This represents an increase of $13,514,077 from new investor certificate and mortgage participation sales of $24,313,140 for the year ended December 31, 2003.  In 2003, we had no registered investor certificates for sale after May.  We have been able to sell new investor certificates since March 26, 2004, which has been the reason for the increase over last year.  Also, we issued $2,082,530 in common stock (net of issuance costs) in 2004, which was registered as part of our Series E registration statement that became effective in March 2004.

On August 27, 2004, we filed a new registration statement with the Securities and Exchange Commission which covers up to $20,000,000 in Series F investor certificates and $9,750,000 in common stock.  The Securities and Exchange Commission declared the registration statement effective on November 1, 2004.  We started to sell the securities registered under this statement in January 2005.

Investor certificates redeemed for cash increased from $4,208,816 for the year ended December 31, 2003 to $4,655,926 for the year ended December 31, 2004.  In both 2003 and 2004, we authorized early redemptions on certain investor certificates to reduce our average interest rate and to extend the length of time that our certificates will be outstanding.  In 2003, we called approximately $2,000,000 in certificates related to the church bond fund.  In August 2004, we called all 9% five-year investor certificates with a maturity date of March 2005.  We gave each investor the option to receive cash or new Series E investor certificates (8.25% interest rate) as payment for the certificates that were being called.  The total amount called and the amounts paid in cash and reinvested in new certificates were as follows:

Principal

Interest

Total

Amounts paid in cash (28%)

$1,276,823

$253,918

$1,530,741

Amounts reinvested (72%)

  3,258,145

647,779

 3,905,924

Total called/early redemptions

 $4,534,968

 $901,697

 $5,436,665

Business

Our primary objective is to provide income for our bondholders and shareowners by financing the acquisition and development of facilities for use by churches, their related ministries and other faith-based organizations.  We define “faith-based” organizations as ones which have been formed and are operated in furtherance of their sponsors’ religious commitments.  For our purposes, an organization must demonstrate these religious commitments in its operating philosophies and methodologies.

Presbyterian Investors Fund, Inc. was incorporated as a Georgia nonprofit corporation in December 1985 and

Cornerstone Ministries Investors, Inc. was formed as a Georgia for profit corporation on March 18, 1996. Presbyterian Investors Fund, Inc. was merged into Cornerstone Ministries Investments, Inc. on December 29, 2000 and our corporate name was changed to PIF/Cornerstone Ministries Investments, Inc.  The name was changed back to Cornerstone Ministries Investments, Inc. on February 26, 2003.

We offer development, construction, bridge and interim loans, usually due within one to three years.  The typical maximum investment amount in a church loan is $1,000,000.  As of September 30, 2005 our largest loan, which was for a community housing project, had an outstanding balance of $12.36 million.  The annual interest rate on all loans we made between 2002 and 2005 was between 9% and 10%.  It is our policy to acquire assets primarily for income.  We do not have any limits on the percentage of our assets that may be in any one investment or in any geographic area of the United States.  We have not established any maximum ratio of our total debt to our total shareowners' equity.  These policies would be made by our board of directors and could be changed without the vote of bondholders or shareowners.  A description of our loan programs follows.

Types of Loans We Make

We make loans to four distinct groups of borrowers.  These borrowers can be characterized as churches, senior housing facilities, community housing projects and daycare/faith-based schools.  Inherent credit risk is reflected by the effective interest rate charged to each borrower.  For each of the above borrower groups, we charge between 9% and 10% as an annual interest rate on our loans.  However, we recognize the risk in each borrower by the amount of origination fees charged, renewal fees charged, the loan term and any loan participation we may have in the net profit from the borrower’s sale or refinancing of the property.  For larger loans, we may elect to partner with other lenders.  Accordingly, though each loan may carry identical interest rates, the overall risk adjusted return can be managed by fees charged and loan terms and is based on underwriting credit requirements and reviews.  Typically, church loans carry a 5% origination fee, have a one-year term and may have a 5% renewal fee charged whenever we make another creditworthiness analysis.  We make a creditworthiness analysis shortly before loan maturity, but we may perform them more frequently if a borrower does not make prompt regular payments.  Non-church loans are typically charged a 10% origination fee, may have terms beyond one year and may not have a renewal fee charged.  The chart below outlines the relative loans outstanding as of September 30, 2005.

Borrower	Principal Outstanding	%
		Outstanding	Initial	Origination	Renewal
Type	September 30, 2005	September 30, 2005	Term*	Fee*	Fee*
Churches	$ 9,221,703	6.7%	1 year	5%	5%
Senior Housing Facilities - Loans	$ 19,861,474	14.4%	1 year	10%	0-5%
- Real Estate Joint Venture Investments	$ 61,013,829	44.1%	1 year	10%	0-5%
Community Housing	$ 48,281,461	34.8%	1 year	10%	0-5%
Daycare/Schools	$ 0	0%	1 year	10%	0-5%
	$138,378,467	100.0%
* Subject to underlying credit statistics and estimated renewal period.

Senior housing loans classified in the table above as real estate joint venture investments are loans in which we participate in the residual profits of the property and in which all of the following exist at the inception of the loan:

•

the borrower does not have a substantial equity investment in the property;

•

we do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan, and there is no irrevocable letter of credit for a substantial amount of the loan;

•

there is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party; and

•

the facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization payments.

We participate in residual profits through loan participation agreements, which enable us to receive income from the borrower when the property in which we provided financing is sold or refinanced with another lender.  The participation percentage is between 25% and 33% of the borrower’s gain.  We normally provide all or substantially all of the financing (directly or through loan guarantees) for the acquisition and development of the senior housing facilities, which have historically been owned by non-profit entities.

We make three basic types of loans:  (i) development and acquisition loans; (ii) construction loans; and (iii) semi-permanent loans.  The development and acquisition loans involve the most risk of a borrower’s failure to make timely payment of interest or for us to lose principal in the event of default.  Construction loans are made when a property is ready to begin construction or renovation, so the risk is somewhat less.  Semi-permanent loans are made on completed properties that are being used for their intended purpose, so they involve the least risk to us of the three categories.  The following table shows the amount of each of these types of loans in our portfolio at September 30, 2005:

Type of

Principal Outstanding

% of principal at

Loan

at September 30, 2005

September 30, 2005

Development and acquisition

$    2,829,458

2%

Construction

$  53,993,953

39%

Semi-permanent

$  81,555,056

59%

$138,378,467

100%

Following is further description of each of these three types of loans:

Development and Acquisition Loans:  We will provide financing to young growing churches and other ministries that we judge to possess excellent growth or income potential and that show a strong ability to repay a loan through their own growth or income (as in the case of senior housing, for instance.)  These borrowers may lack the history, size, equity or income required by conventional lenders or bond underwriters.  Development and acquisition loans may be used to acquire property that is either developed or to be developed (in conjunction with a construction loan provided by us or another lender).  Like all of our loans, these loans typically carry an origination fee of 5% of the amount borrowed for churches, and 10% of the amount borrowed for other projects including senior housing and moderate income housing projects. For churches, there may be a renewal fee of up to 5% of the outstanding balance for loans that need to be renewed after each year.  Each loan is made for one year; however, these loans may be renewed, as a new loan, with or without fees, for a maximum of three years under normal circumstances.  Generally these loans are refinanced by banks or others before there is a reduction in principal. During 2004, 13 loans, totaling $17,684,009, were refinanced by commercial bank financing, church bonds, tax-exempt mortgage revenue bond issues or other third party financing.  During the first nine months of 2005, three loans totaling $1,176,154 were refinanced.  In most of our senior housing acquisition and development loans, we participate in the borrower’s gains from the borrower’s sale or refinancing of all or a portion of the property for which we provided the initial financing.  Our fees and interest rates are similar to the costs of specialized construction loans or underwritten bond issues, and substantially less than subprime lenders.  Banks and insurance companies, who make loans on similar properties that are larger and more fully developed, typically charge lower interest rates.  These conventional lenders typically charge 0.5% to 2.5% origination fees.  We charge more because of our experience, advice and willingness to finance organizations in their development stage.  Our costs of administering these development loans require us to charge higher loan fees and interest rates.

Construction Loans: Construction loans are typically made to finance the construction of new facilities, or to renovate existing facilities. They normally have a maturity of six months to one year.  Borrowers typically pay interest only on the outstanding balance drawn for construction.  For churches and daycare facilities, we focus primarily on loans of less than $1,000,000.  Larger loans are required to develop senior housing, affordable housing projects and student housing.  Our largest individual loan to date has been $13 million, which was for a residential housing program.  For larger loans, we may partner with another lender.  We have made loans with commercial banks and with credit unions.  These have included loans where we have been equal partners, where our portion was subordinated to that of our partner and where we have guaranteed payment to our partner.  We currently have two loans in which we have partnered with a commercial bank.  The total of these loans was $34.1 million at September 30, 2005, of which $19.9 million was provided by the bank. While there are no current loans where we have partnered with a credit union, we have done so in the past.  Other prospective partners have approached us but we have not yet had a need to meet with any additional lenders as prospective partners.  We require the customary documentation for construction loans, including lien subordinations and waivers, builders risk insurance, budgets and assignment of relevant contracts to us.  We make weekly disbursements on finished invoices and require interim lien waivers on all disbursements.

Semi-Permanent Loans:  These are often called mini-perms or bridge loans.  Their terms are for as long as three years and they may be linked to a construction or development and acquisition loan.  They are often used by churches and other borrowers who expect to receive pledges, grants, leases or other anticipated income but who are in need of immediate funds. We make these loans on an annual renewal basis with an annual renewal fee of up to 5% of the outstanding balance. The loans are usually repaid by other forms of financing, such as church bonds or conventional loans.  We will assist the borrower to find long term financing through some of the lenders with which we have established relationships, or we will sell the loan to one of these lenders.

We receive monthly interest payments on all of our real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow the borrower to finance interest payments.  Interest payments may be financed in the following circumstances:

•

Family Housing Development loans may finance monthly interest payments while the project is in the development and pre-sales phase.  This phase usually takes from 12 to 24 months, depending on the size of the project.  We receive the financed interest as the borrower sells homes in the development.

•

Church Construction loans may finance monthly interest payments while the church building is under construction.  This usually takes three to nine months depending on the size of the building.  When the building is operational, the financed interest from the construction phase is included in the loan’s principal amount and we begin receiving monthly interest payments from the borrower.

•

Real Estate Joint Venture loans may finance monthly interest payments during the construction/renovation stage of the borrower’s operations.  Most of the senior housing facilities are in need of renovation when purchased by the borrowers.  This phase usually takes two to six months, depending on the size of the renovation project.  When the renovations are complete and the facility is operational, the financed interest is included in the loan’s principal amount and we start receiving monthly interest payments from the borrower.

Our Loan Policies

Borrowers:  We are in the business of providing financing for facilities primarily for use by faith-based nonprofit organizations, such as churches and other ministries.  We also lend to nonprofit entities that extend their ministries through facilities for assisted living, day care, camps, group homes, etc.  Primary borrowers will be the organizations that will own and occupy the facility.  A special class of borrowers will include some for profit entities that are developing facilities to be occupied or leased by a nonprofit as the primary occupant.  For profit borrowers must submit signed development and lease agreements with the nonprofit entity or organization that will be the primary occupant, as well as refinancing plans that will transfer ownership to the nonprofit within the term of the loan.  We screen these for-profit developers for experience in developing for nonprofit owners or occupants.  In late 2004 we began to make loans to for-profit sponsors of affordable and low-income housing projects.  As of September 30, 2005, however, less than 2% of our assets were invested with for-profit sponsors.

Loan Terms and Conditions:  We make loans for acquiring and developing property, construction of new facilities, renovation of existing facilities, financing of anticipated income from pledges, bridge financing, refinancing existing loans, working capital, and other purposes as our board of directors may find acceptable.  Each loan is secured by a first or second mortgage lien, a pledge of revenue and, where we determine necessary, limited personal guarantees made by members or principals of the borrowers.  We may provide a fixed or variable rate loan.  Our loans on senior housing facilities may include a participation feature where there is the possibility of additional income from the borrower upon the borrower’s refinancing of a property or the sale of the property acquired by a borrower and resold during the term of our loan.  The terms and conditions offered to borrowers, including interest rates, fees, maturities and guarantees, will be based upon current market conditions and factors like our operating expenses and the loan's origination expenses.  We charge each borrower an application fee to offset the cost of loan origination and approval, legal fees and out-of-pocket expenses.  We charge a commitment and closing fee and may also charge a loan renewal fee.  These fees may be paid in cash by the borrower or added to the loan principal, at our discretion.

We generally require the normal protections afforded commercial lenders, including title insurance, real estate surveys, appropriate resolutions of the borrower, appraisals of the property, and the issuance of fire and extended insurance coverage.  We use mortgage loan documents in the form currently in use in the state where the mortgaged property is located.

Loan Underwriting Requirements

Mortgage loan applications submitted to our underwriting staff will normally include:

•

a completed application on our form, or substantially similar information on a form acceptable to us;

•

corporate organizational documents;

•

financial statements including pro forma financial statements;

•

a certified real estate appraisal;

•

a real estate survey certified to us;

•

a preliminary title report;

•

market and feasibility reports; if applicable;

•

copies of relevant insurance coverage;

•

copies of all material contracts and leases; and

•

an environmental report or affidavit.

Our loan standards used in evaluating the loan requests are based upon both objective and subjective criteria and may vary depending upon the nature of the borrower.  For church loans we examine:

•

membership trends and growth potential;

•

historical financial performance and patterns; and

•

value of real estate involved and other collateral.

For non-church loans we will review:

•

proposed business plan and management;

•

markets and demographics;

•

current and projected earnings and cash flow; and

•

current and future value of real estate and other collateral.

For many of our senior housing, childcare and community development loans we also look to the pro forma financial condition upon a stabilization of operations and require appraisals from third party appraisers with a specialized knowledge of these types of projects and property. We apply loan to value and coverage ratios consistent with other commercial lenders.  Additionally, we will require survey, title reports and insurance, property and liability insurance and full environmental reports.  If necessary, we will also require market studies and other demographic information.

Completed applications and supporting material are submitted to the loan committee of our board of directors, which has authority to approve loans of $500,000 or less.  Loans or investments over this amount must be submitted to the full board for approval.  The loan committee consists of at least three directors, not including any directors who are also our officers.  The loan committee determines the creditworthiness of the borrower and oversees the rates, terms and conditions of the loan.  Upon approval of a loan application, our loan staff will work with its officers and legal counsel to supervise the loan closing, including the preparation of loan documents and forwarding of funds.  It is our policy to require borrowers to pay all expenses of the loan, including our legal expenses.  These expenses are usually deducted from the loan proceeds.

Loan Investments We Have Made

The following chart shows the number and amount of loans we have made in each of the last seven years:

Year	Number of Loans Made	Amount of Loans Made
1997	16	$ 7,532,000
1998	10	7,446,100
1999	17	12,953,200
2000	10	11,041,500
2001	11	14,029,191
2002	16	30,383,224
2003	10	14,622,943
2004	8	17,562,888
2005*	7	$21,281,350
* Through September 30, 2005

Each of our loans has a date when the full principal amount becomes due, or when we may call the loan for repayment. We monitor each loan closely.  A loan becomes delinquent when a payment default remains uncured after 15 days.  Any delinquency is addressed immediately and involves sending a legal notice requiring strict performance under the loan documents and outlines all the remedies available to us should the default not be cured within the period required by the loan documents.  In addition to these legal steps, we work closely with each borrower.  We may make personal visits and prepare to take all legal remedies available to us through the loan documents and the laws of the appropriate state.  We would place a loan on non-accrual status if a loan is 180 days past due under the terms of the loan agreement and we have determined that an allowance for impairment loss should be recognized on the loan.  We have had three loan delinquencies of more than 6 months.  Our experience has been that loans are often refinanced before their due date.  While we have never had to charge off a loan as uncollectible, we would do so upon the borrower filing bankruptcy or when other collection methods had been exhausted.  We had our first loan foreclosure in December 2005.  The carrying value of the loan was $290,679.  Our preliminary findings indicate that the fair value of the collateral, which consists of a church building in Dade County, Florida, is significantly higher than the loan balance.  Therefore, no loss will be recorded at this time.  The loan will be re-classified from “Real Estate Loans” to “Foreclosed Property Held for Sale” in our December 31, 2005 balance sheet.  These are the number and amount of our loan investments, at September 30, 2005, which become due or callable in 2006 and in later years:

Year	Number of Loans Due or Callable	Principal Due or Callable
2005	9	$ 11,142,925
2006	36	$118,487,190
2007	1	$ 5,852,410
2008	0	$ -0-
2009	2	$ 590,111
2010/thereafter	2	$ 2,305,831

Total	50	$138,378,467

New Property Development:  In 2000, we began providing development financing and assisting in the development of new facilities, in conjunction with church, ministry or nonprofit organizations, where there are not existing facilities or buildings that would meet their needs.  Church and daycare facilities would generally be from 2,000 to 10,000 square feet, with budgets from $300,000 to $1,000,000. The churches and daycare facilities select from standardized plans available to us and use a developer we accept.  The church will typically have been in existence for at least a year and have a minimum income of $75,000 per year. We perform on site interviews with the potential lessees and purchaser to determine the stability and quality of its leadership and congregation, as well as to perform due diligence on the proposed property for development and the demographics of the area.

In addition to churches, church ministry facilities, daycare facilities and church schools, a large portion of our assets is being invested to acquire or develop senior adult housing facilities, in particular independent living and assisted living facilities owned or sponsored by nonprofit organizations. These are based upon our standardized plans and prototype facilities.  Assisted living facilities range in size from 80 to 200 units and generally cost from $4 million to $21 million.  In  addition, there are costs associated with the acquisition of property, zoning, permitting, engineering, marketing and operating that may require us to make additional investments.  Independent living communities will vary in size but have budgets similar to that of the assisted living facilities.  Most often these are developed on land held by a church or other nonprofit organization.  The completed facilities are owned by or leased to the non-profit entity and refinanced after three years or upon stabilization of occupancy, when financing can be available from conventional sources such as commercial banks or investment banks.  These senior housing loans are classified as real estate joint venture investments on our financial statements if we participate in the residual profits of the property and if all of the following exist at the inception of the loan:

•

the borrower does not have a substantial equity investment in the property;

•

we do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan, and there is no irrevocable letter of credit for a substantial amount of the loan;

•

there is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party; and

•

the facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization payments.

We participate in residual profits through loan participation agreements, which enable us to receive income from the borrower when the property in which we provided financing is sold or refinanced with another lender.  The participation percentage is between 25% and 33% of the borrower’s gain.  We normally provide all or substantially all of the financing (directly or through loan guarantees) for these properties.

We have also begun to work with nonprofit faith-based organizations to assist in their efforts to provide affordable and moderate income housing. In these projects we are currently providing loans for the acquisition and development of properties on which single family homes will be offered for sale or lease/purchase. We intend to add various types of  multifamily facilities. There are many federal, state, and local sources of additional and replacement financing to assist either the nonprofit sponsor or the home-buyer to develop, build, and market or purchase these facilities. Our loans bring projects to the point at which conventional or governmental financing becomes available. Nonprofit sponsors must employ knowledgeable developers and contractors on the projects in which we make loans. Loans may range in size from $100,000 to $15,000,000.

These nonprofit organizations may have little or no assets with which they can provide additional guarantees, collateral or equity for the project.  We will seek to obtain additional guarantees from the principals of the church or organization, or from an affiliated organization that can provide the additional security or collateral.  For the return of our investment, we will rely primarily on the value of the property to be acquired and developed, the feasibility of the project and the expertise and knowledge of the developer and manager. There will normally be no guarantees from the developer or manager.  We will not invest in a project developed by a for-profit developer, unless a suitable nonprofit lessee/purchaser has been qualified by the board of directors and signed a letter of inducement or intent.

Major Borrowers:  During  the first nine months of 2005, we were dependent on three nonprofit organizations for 73.9% of our revenues.  The amount and type of revenue from these borrowers during that period was:

Name of Borrower	Amount of Revenue	Percentage of Total Revenue	Type of Revenue Received

Senior Housing Services, Inc.*	$4,634,911	42.5%	Interest and fees from real estate joint venture investments

Wellstone Housing, LLC*	$2,167,498	19.9%	Interest and fees from community housing and development loans

Sage Living Centers, Inc.	$1,247,734	11.5%	Interest and fees from senior housing real estate loans

*

On January 1, 2005 Senior Housing Services formed a single member limited liability company called Wellstone Housing, LLC.  Wellstone Housing purchased the assets and assumed the liabilities of Wellstone Housing Corporation, which included our real estate loans.  The total combined revenue received from Senior Housing Services and Wellstone Housing for the nine months ended September

30, 2005 was $6.8 million, or 62.4% of our total revenue for the period.

There is no cash or other consideration exchanged between us and either of these organizations, except as described in this table.  None of the three organizations identified above directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with us.  Except for Senior Housing Services’ ownership of Wellstone Housing, none of us has any ownership interest in the other, we have no common officers or directors and none of us possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other.

In December, Senior Housing Services and Sage Living Centers, or entities that they control, sold their interests in eight senior housing facilities.  As a result of the transaction a total of $63.2 million of our loans and bonds were paid off.  We immediately supplied $37.9 million in subordinated financing to the purchaser of the eight facilities.  We also used $10.7 million of the proceeds to purchase bonds that were subsequently paid off.  The $25.3 million in cash that we received, which includes the $10.7 million received from the payoff of the bonds, will be used for general corporate purposes such as making loans and retiring our outstanding bonds as they mature.

Our Market

There were approximately 320,000 Protestant churches in the United States, as of September 30, 2005, according to American Church Lists, Inc. (www.americanchurchlists.com) and significant numbers of new congregations begin annually.  Our experience is that these new churches will need between $350,000 to $1,500,000 to acquire or build their first facility.  We have found that the most strategic time for these churches to set a course for their short-term and intermediate-term growth is the first one to three years of existence.  Their health and growth is substantially increased when they move into a facility designed and dedicated for their use.

With respect to senior housing, the longer life expectancy and age of the baby boomers should require increased services and housing for the elderly.  Our investment focus is on preserving or enhancing the independence of residents, while providing options for services as needed.  These independent living facilities supply a minimum of personal care while providing such amenities as security, transportation, housekeeping and meals, items which are covered in the monthly rent paid to the facility.  In 1996 only 9% of the new developments of senior housing were independent living apartments.  According to certain studies, the changes in the older population will increase the demand for housing and services that allow seniors to live independently and the provision of those services and housing will be a major part of the aging process in the future.

Prior to the 1980s, federal programs were the primary vehicles for providing affordable rental and homeownership opportunities. Over the past 15 years, nonprofit organizations, both community and faith-based, have become the nation’s primary source of rental and homeownership opportunities for people with low to moderate incomes. They have stepped into the void left by the shrinking federal commitment to these areas and have addressed some of the problems that prevent many from obtaining adequate housing. The ability of these nonprofits to provide housing is limited due to the diminishing availability of acquisition and development funds needed to qualify for the various state and local financing programs.

We reach our market through a variety of strategies, including radio and direct mail marketing. While we have made loans secured by properties in 30 different states.  As of September 30, 2005, 82.8% of our loans have been in Texas, Georgia and Florida (36.2% in Texas, 24.1% in Georgia and 22.5% in Florida).  We develop our investment opportunities primarily through a network of independent representatives in key market areas in the Southeast, from Texas and Oklahoma eastward and including Arkansas, Missouri, Tennessee, Alabama, Mississippi, Georgia, North and South Carolina and Florida.  These representatives are not our employees, but are paid a commission to identify applicants for our programs.  They may also pursue development of the projects and present them to us for review.  These representatives may also be involved in the project as a real estate agent, architect or contractor.  We are actively seeking additional representatives in areas of high growth in population and real estate values.

Our Competition

Below is a description of the types of lenders in the broader market for financing churches, senior living facilities and affordable/moderate-income housing:

•

Conventional Lenders.  These are the commercial banks, insurance companies and other institutions that make mortgage loans on large commercial and housing projects.  Their criteria generally exclude loans below $1,000,000 and loans for the early stage development and operation of nonprofit facilities.

•

Construction Lenders.  Banks and savings associations often supply initial funding while facilities are being built.  However, they generally require a “take-out” loan commitment, that is, a promise from a conventional lender that a new loan will be made when the construction is complete and that the new loan will pay back the construction lender.  We make loans that pay for the construction or rehabilitation phases and that continue until the facility is operating at a level that will attract financing from one of the other types of lenders described in this section.

•

Bond Underwriters.  There are securities broker-dealers who originate and sell church bonds.  Their investors often include members of the church being financed, as well as customers of the broker-dealer.  The number of church bond underwriters has decreased in recent years and their minimum offering amounts have increased.  Also, young churches are often unwilling to incur the long-term, fixed-rate commitment of bonds.  Broker-dealer firms may also market tax-exempt bonds, where the conduit issuer is a government instrumentality qualified for paying interest that is exempt from income taxes.  This method is not available to religious organizations.  For other residential or supportive communities, the high cost and long time it takes to originate tax-exempt bonds often makes them unsuitable.

•

Nonprofit Funds.  Church denominations have created funds that finance activities for their own denomination only.  They often have limited funds and purposes for which they will lend.  We may lend to any church or denomination and, as we have increased resources, we expect to provide the larger loans required by growing denominations.

•

Government Programs.  The federal government has several programs to finance moderate-income housing.  The government makes very few direct loans and usually acts as a guarantor on loans originated by banks and other conventional lenders.  Government programs can be cumbersome to obtain and very restrictive in their requirements, especially for faith-based borrowers.  These programs can provide long-term financing to repay our loans.

•

Real Estate Investment Trusts.  These are investment vehicles that can avoid paying corporate income tax by distributing nearly all income to their shareowners.  Some REITs specialize in retirement homes or in multi-family residential projects, but usually as owners, not lenders.  We know of no REITs for churches and other faith-based organizations.

We plan to maintain our competitive position by selecting properties and nonprofit sponsors that require development and management to reach their potential.  We will contribute our experience with similar projects and our knowledge of the people who have successfully developed and managed them.

Employees

We have no employees of our own.  Cecil A. Brooks and John T. Ottinger, Jr. are our principal executive officers.  They are employees of Cornerstone Capital Advisors.  We do not plan on hiring any employees or acquiring or renting office space for at least the next 12 months.  Cornerstone Capital Advisors, which provides all our administrative services, has 13 employees, all full-time.

Facilities

In February 2003, we purchased, for $532,040, a 4,400 square foot office building in Cumming, Georgia.  There is a mortgage on this building with a balance of $420,404 as of September 30, 2005.  We also own two nearby office condominiums, on which there is a mortgage loan with a $16,073 balance as of September 30, 2005.  They are leased to another company for $2,400 a month.  We believe that the properties are adequately insured.

Environmental Laws

Under various federal, state and local laws, an owner or a mortgage lender may be liable for the costs of removal or remediation of hazardous or toxic substances from a property, even if it did not cause or even know about the contamination.  The costs and liability are not limited and could be more than the value of the property.  The presence of these substances may make it difficult to sell the property.  Environmental laws also govern the presence of asbestos in buildings and may require removal or precautionary action.  They may also impose fines and allow recovery for injury from exposure to asbestos.  We have not incurred any material costs or effects so far from compliance with environmental laws.  We require an environmental report or affidavit before we make a mortgage loan or purchase a property.  This is a changing area of law and we could have material extra costs or liability from being mortgage lenders or owners of real property.

Government Regulations

We do not make any loans to consumers, so we are not subject to the many federal, state and local laws about lending.  We are not required to be licensed in the states in which we operate.  Our borrowers will be subject to some of the laws intended to protect the public from building hazards and to make buildings accessible.  It is not practical for us to monitor compliance with all these laws.  Enforcement action against the buildings or our borrowers could interrupt our receipt of payments and decrease the value of the property.  We do not believe that any material changes are currently required to any of the properties securing our loans.  The properties we finance are subject to various other regulations from federal, state and local authorities. Examples of regulatory changes that could mean unexpected compliance costs include construction and retrofit requirements to protect against perceived safety and health hazards, or to permit use by defined segments of the public, zoning changes that limit the use of properties, or local impact fees and assessments, as well as the unintended consequences of laws intended to protect against predatory lending or new tax and accounting rules.  If we or the property operator fail to comply with these regulations, such noncompliance could result in a fine and the award of damages to private plaintiffs.  If it took a significant amount of money to bring a property into compliance, the borrower could be unable to make its payments.

Legal Proceedings

Laws of many states provide an exemption from registration for offerings of securities approved for listing on the Chicago Stock Exchange.  Since April 2000, we have considered our securities to have been approved for listing on the Chicago Exchange.  Prospectuses for our public offerings of bonds and common stock, as well as our publicly-filed reports, have included statements that our common stock was approved for listing on the Chicago Exchange.

On December 3, 2004, a letter from the Chicago Exchange denied our application for listing and said that it had not previously approved our common stock for listing.   However, on February 4, 2005, a second letter from the Chicago Exchange said that, upon review, it had apparently approved our common stock for listing subject to the completion of an offering that would meet the Chicago Exchange’s numerical standards for shareowners’ equity, number of public shareholders and publicly held shares.  A March 1, 2005 clarification from the Chicago Exchange said that it agreed that our status was not inconsistent with our being “approved for listing upon notice of issuance,” the language used in state exemption laws.  That being said, our common stock and other securities will not be listed on the Chicago Exchange in the future.

Based upon the Chicago Exchange’s position in its December 3, 2004 letter, securities regulators for several states have raised the issue of whether we lawfully offered and sold securities without registration in those states and/or whether our prospectuses and publicly-filed reports were false and misleading, in their reference to Chicago Exchange approval for listing.  The following paragraphs describe the status of some of such states' regulators proceedings.  While we do not believe that we have violated any securities laws in connection with our previous reliance on the Chicago Exchange exemption, we have to date elected to settle all such related state regulatory actions where the costs of such settlements are likely to be significantly less than the costs of litigation in each state.

On February 4, 2005 the Texas State Securities Board told us that, by February 11, 2005, either we must sign an Agreed Cease and Desist Order and pay a $25,000 fine or it would obtain an emergency administrative cease and desist order, without our being represented.  We chose to sign the order on February 9, 2005 and paid the fine.  The order states that we must “immediately cease and desist from engaging in conduct that is materially misleading or is otherwise likely to deceive the public in connection with the offer for sale of any security in Texas.”

On March 10, 2005 we attempted to register our Series F bonds and common stock in New Jersey by filing a registration statement with the New Jersey’s Bureau of Securities.  Because our initial prospectus for the Series F bonds and common stock included the statement that the our common stock was approved for listing on the Chicago Exchange upon notice of issuance, the New Jersey Bureau of Securities denied the effectiveness of our registration statement by issuing a Stop Order on October 5, 2005.  According to the Stop Order we are prohibited from selling the Series F bonds and common stock in the State of New Jersey.

On April 26, 2005 we consented to an entry of a Cease and Desist Order by the Minnesota Commissioner of Commerce that we cease and desist from offering and selling securities in Minnesota until we are in compliance with Minnesota statutes and until the Commissioner’s further order.  We also agreed to redeem all certificates purchased by Minnesota residents and to pay an $8,000 civil penalty.

On August 11, 2005, the Ohio Division of Securities sent us a draft of a Cease and Desist Order, the terms of which did not require us to pay fines or give rescission offers.  We to agreed to the Cease and Desist Order, and on September 12, 2005, the Ohio Division of Securities issued the Cease and Desist Order. According to the terms of the Order, we are ordered to refrain from offering to sell unregistered securities in Ohio unless a proper exemption from registration exists.

On August 25, 2005, at the informal request of Maine’s Office of Securities, we made rescission offers to investors in Maine.

On September 20, 2005 we entered into a Consent Agreement with the Indiana Securities Division, the terms of which required us to give rescission offers to Indiana investors, pay a $600 investigation expense cost, and refrain from violating provision of the Indiana Securities Act in the future.

On September19, 2005 we entered into a Consent Order with the Michigan Office of Financial and Insurance Services, and we agreed to make rescission offers to investors, and pay a $4,000 fine to the State of Michigan Office of Financial & Insurance Services.

At the request of the Tennessee Department of Commerce and Insurance Securities Division, and because the Tennessee Securities Division believed four Tennessee shareholders received incorrect prospectuses when buying our registered common stock, we redeemed eight shares of our common stock owned by these four Tennessee shareholders, and in October 2005, the Tennessee Department of Commerce and Insurance Securities Division approved our calculation of rescission offers made to these four Tennessee shareholders.

On October 27, 2005, the Colorado Division of Securities sent us a draft of a Stipulation for Consent Cease and Desist Order, the terms of which would require us to make rescission offers to certain Colorado investors.  We agreed to the terms of this particular Order, and have subsequently made the rescission offers set forth in the Order

Since February 2005, we have been discussing our previous offers to sell securities in Kansas with the Kansas Office of the Securities Commissioner, and on August 24, 2005, the Kansas Office of the Securities Commissioner requested that we provide them with additional information relating to these offers to sell.  On September 12, 2005, we provided the Kansas Office of the Securities Commissioner with the requested additional materials, and as of the date of this prospectus, we have not received any additional requests or correspondence from the Kansas Office of the Securities Commissioner.

As a result of the aforementioned rescission offers we have made in Colorado, Indiana, Maine, Michigan, and Tennessee, combined with the redemption order issued by the state of Minnesota, we have paid approximately $1,065,500 to those investors who either elected to accept our rescission offers or received our mandatory redemption payments.

As of the date of this prospectus, we are not aware that any other state has instituted any formal proceeding on this or any other issue related to any of our securities offerings, and we are not a party to any other pending legal proceeding.  We are not aware that any of the properties covered by our mortgage loans is subject to any pending legal proceeding or that any governmental authority is contemplating any legal proceeding involving us or any of those properties, other than as described above.

Management

Our board of directors is elected by our shareowners. The board is responsible for setting policies and for hiring and retaining management.  Information about our directors and officers follows:

Name, Residence Address

Age

Responsibility

Cecil A. Brooks

73

Director, Chairman of the Board,

10206 Big Canoe

President, CEO, Member of the

Jasper, GA 30143

Loan and Investment Committee

John T. Ottinger, Jr.

50

Director, Vice President, CFO, COO,

923 Spring Glen Place

Secretary and Treasurer, Member of

Suwanee, GA 30024

the Loan and Investment Committee

Henry Darden

71

Director, Member of the Loan and

614 Beverly Drive

Investment Committee and the

Brandon, FL  33510

Audit Committee

Theodore R. Fox

73

Director

10575 Big Canoe

Jasper, GA 30143

Jack Wehmiller

57

Director

7034 George Barn Road

Murrayville, GA 30564

Irving B. Wicker

78

Director, Member of the

132 Eswick Drive

Audit Committee

Prattville, AL 36067

Directors are elected for three-year terms.  Messrs. Ottinger and Brooks will serve until the annual meeting in 2008, Messrs. Darden and Fox until the 2006 meeting and Messrs.  Wehmiller and Wicker will serve until the annual meeting in 2007.  The text below sets forth additional information about our directors and executive officers.

Cecil A. Brooks has served in these capacities since Cornerstone Ministries Investments, Inc. was founded.  He graduated from Mercer University in 1952. After a varied career in sales and management, including real estate sales and development, he graduated from Reformed Seminary in 1975. He served as pastor of Trinity Presbyterian Church in Miami, Florida and on the staff of Mission to North America of the Presbyterian Church of America from 1983 to 1994.  He formed the Investors Fund for Building and Development (the predecessor to Presbyterian Investors Fund, Inc.) in 1985 and served as President from its inception to its merger with us.  Mr. Brooks has served on the boards of a number of nonprofit organizations concerned with foreign missions and housing for the elderly.  Mr. Brooks has over 18 years experience in all areas of the church mortgage lending and development business.  Mr. Brooks has also worked closely with church bond underwriters and broker-dealers in the church lending market.  He has been a director since our inception.  Mr. Brooks is also a director and an officer of Cornerstone Capital Advisors Inc., with whom we have an administrative services agreement.

John T. Ottinger, Jr. has served as Vice President and Secretary/Treasurer since Cornerstone Ministries Investments, Inc. was founded.  Mr. Ottinger is also our Chief Financial Officer and became our Chief Operating Officer in 2000.  He is President of the newly formed Wellbrook Properties, Inc., a real estate investment trust which proposes to conduct a public offering of its shares.  Mr. Ottinger graduated from the University of Delaware in 1976 and spent eight years in the lodging industry.  He has served as pastor of an established church as well as organizing pastor in North Carolina.  He joined the Presbyterian Investors Fund, Inc. staff in 1985.  Mr. Ottinger has 18 years of extensive experience in church lending.  He has been a director since 1996.  Mr. Ottinger is also a director and an officer of Cornerstone Capital Advisors Inc., with whom we have an administrative services agreement.

Henry Darden has served as a director since 1992.  He received a Bachelor of Science degree in forestry management from the University of Georgia in 1955 and an AA in real estate from the City College of Chicago in 1970.  He is a Distinguished Graduate of the Industrial College of the Armed Forces.   Mr. Darden retired in 1982 as a Lieutenant Colonel with the United States Air Force.  Since then, he has been a self-employed financial and tax consultant.

Theodore R. Fox has been a director since 1996, except for a period in 2003 that he served as director of our former subsidiary, Wellstone Communities Inc.  Since 1999 he has been an independent investor.  Mr. Fox had a 24-year career with Law Engineering Company, retiring as Assistant Vice President.  From 1993 to 1998, Mr. Fox was employed part time with Cole Henderson Drake, Inc., an advertising agency in their finance department, maintaining their financial records.  Mr. Fox is a past Chairman of the Board of the National Association of Credit Managers.  He received a Bachelor of Business Administration degree in Management from Georgia State University.

Jack Wehmiller has served as a director since May 2004. In January 2004, he joined the staff of Cornerstone Capital Advisors Inc.  His responsibilities include broker-dealer relations along with senior and student housing development. Mr. Wehmiller was employed in the securities industry since 1971, with 17 years in retail brokerage and the balance in sales and marketing for major mutual fund and variable annuity distributors.  From 1998 to 2000 he was regional vice president with ING Mutual Fund Management and ING Mutual Funds.  During 2001 and early 2002, he was an independent consultant and, from April 2002 through January 2004, he formed and worked for Wellstone Securities LLC.  Mr. Wehmiller is an ordained deacon at the First Baptist Church in Gainesville, Georgia. He attended the University of South Florida and the Southwest School of Municipal Finance.

Irving B. Wicker has served as a director since 1990.  He graduated from the University of Maryland in 1959 and received a Masters Degree from George Washington University in 1963.  He retired in 1969 as a Lieutenant Colonel in the United States Air Force. Mr. Wicker was self-employed as a real estate broker and financial planner from 1969 until he retired in 1985.  Since then, he has been an independent investor and financial consultant.

Independent Directors

Decisions involving Cornerstone Capital Advisors Inc.  require the approval of a majority of the independent directors, as well as a majority of the full board.  We define an independent director as one who is not an officer, director or shareowner of Cornerstone Capital Advisors Inc.  We consider Messrs. Darden, Fox and Wicker to be independent directors. We will maintain at least two independent directors on our board.

Committees

Our board of directors has two standing committees:  the audit committee and the loan and investment committee.  Below is a description of these two committees.

Audit Committee. Two independent directors, Messrs. Darden and Wicker, comprise the audit committee.  The audit committee makes recommendations concerning the engagement of independent public accountants, reviews their independence, the services they provide and the results of the audit engagement.  The audit committee also considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

Loan and Investment Committee. The board has established a loan and investment committee consisting of Messrs. Brooks, Ottinger, and Darden and having a quorum of two members.  The committee will review and may approve loans and investments of up to $500,000 on behalf of the board, in accordance with the loan and investment policies as adopted and amended by the board from time to time.  Any individual loans or investments in excess of the  committee’s authority will be subject to approval by the entire board.

Meetings and Compensation of Directors

The directors meet at least annually and more often as needed.  The audit committee meets at least once annually.  The loan and investment committee meets as required.  Directors receive $250 for each conference call board and committee meeting they attend and $500 for each face-to-face meeting attended.  We also reimburse them for travel expenses to attend meetings.  During 2005 we paid our directors aggregate fees of $19,750.

Executive Compensation

This summary compensation table below shows all compensation paid to our two executive officers during 2004, 2003 and 2002:

                                                    Annual compensation

Name and Title

Year

Salary

Cecil A. Brooks

2004

$200,000*

Chairman of the Board,

2003

$200,000

President and CEO

2002

  150,000

John T. Ottinger, Jr.

2004

$150,000*

Vice President and COO,

2003

  150,000

Secretary and Treasurer

2002

  100,000

* Paid by Cornerstone Capital Advisors and included in the Cornerstone Capital Advisors management fee in accordance with the management and administration services agreement.

Employee Profit Sharing Plan

We established a profit sharing plan for our employees in 2001.  The plan allowed for entry into the plan after one year of service, and immediate vesting of contributed amounts.  The plan did not have an employee contribution component.  All employer contributions were made at the discretion of the board of directors.  For the year ended December 31, 2003 a contribution of $65,220 was authorized and made.  Since all of our employees were hired by Cornerstone Capital Advisors during 2003, no contributions were made in 2004 or 2005.  Effective December 31, 2005, the plan participants elected to transfer their holdings to Cornerstone Capital Advisors’ plan and our plan was terminated.

Indemnification of Directors and Officers and Limitation of their Liability

Our officers and directors are not liable to us or to our shareowners, under Georgia law, if they acted in a manner they reasonably believed in good faith to be in our best interests.  They are not liable in any criminal proceeding if they had no reasonable cause to believe their conduct was unlawful.  As permitted by Georgia law, we will indemnify our officers and directors against liability and their defense costs in any proceeding in which they have been successful or where the directors who are not involved determine that the applicable standard of conduct has been met.  We will pay reasonable expenses, including attorneys' fees, incurred by directors or officers in advance of the final disposition of a proceeding if they furnish written affirmation of a good faith belief that they have met the applicable standard of conduct, together with a written promise to repay any advances if it is determined they are not entitled to indemnification.  Insofar as indemnification for liabilities arising under the federal Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable.  We carry insurance against the liability of our officers and directors.

Administrative Services Agreement with Cornerstone Capital Advisors

Effective July 2003, we entered into an agreement with Cornerstone Capital Advisors Inc. to provide our administrative and “back-office” services, subject to the direction and supervision of our officers.  The services include loan application and closing process, accounting, investor relations and management information systems.  From July 1, 2003 through July 31, 2004 the agreement obligated us to reimburse actual expenses incurred by Cornerstone Capital Advisors.  Also, Cornerstone Capital Advisors was eligible to earn incentive compensation of up to 10% of the expenses billed to us for the prior 12 months.  The base for the incentive compensation being paid to Cornerstone Capital Advisors included being current on all bond interest and other obligations, and that our shareholders have received dividends equal to an annual rate of at least 10% on the price paid in a public offering for all the time the shares were outstanding.  Factors above the base and the exact amount of incentive compensation were determined by the board of director’s judgment on the extent to which Cornerstone Capital Advisors’ services contributed to the results.  Effective August 1, 2004, the original agreement was modified so that we are now paying Cornerstone Capital Advisors the following: (i) a management fee equal to 10% of our revenues from all sources other than loan fees, loan participations and revenue received from Cornerstone Capital Advisors plus 30% of loan participation revenue, payable monthly; and (ii) a loan origination fee equal to 30% of the total loan fees charged to our borrowers.  The fee is generally paid from loan proceeds.  We have agreed to indemnify Cornerstone Capital Advisors against any liability or costs from claimed acts or omissions of Cornerstone Capital Advisors in its duties under the agreement, except those due to its bad faith, misconduct or gross negligence.

The administrative services agreement was approved by the unanimous vote of our directors.  The independent directors were offered access, at our expense, to our lawyer or independent legal counsel, but none sought legal advice.  The agreement was entered into on terms that we believe are no less favorable to us than those that could have been obtained from unaffiliated third parties.  The agreement was originally effective until December 31, 2004 and renews for successive one-year periods, unless terminated upon 60 days’ notice by a majority of the directors who are not affiliated with Cornerstone Capital Advisors.  Wellbrook Properties, Inc., of which our Chief Operating Officer, John T. Ottinger, is president, has a similar administrative services agreement with Cornerstone Capital Advisors.  Our two officers are also officers of Cornerstone Capital Advisors.

Cornerstone Capital Advisors is a recently formed corporation.  It is owned by Foundation for Christian Community Development, Inc., a nonprofit corporation.  All of its directors, officers and employees came directly to Cornerstone Capital Advisors from similar positions they held with us.  They are continuing to provide the same services as before, but now it is under an administrative services agreement that we have with Cornerstone Capital Advisors.  The purpose of forming Cornerstone Capital Advisors was to allow its management group to contract for their services with multiple businesses and to allocate its costs among them.  It also places responsibility for each business under its own board of directors, separate from the Cornerstone Capital Advisors management group.

Certain Transactions with our Affiliates

During 2001 we formed Wellstone Financial Group, LLC, a Georgia limited liability company.  At formation, we issued 500 shares of our Series A Convertible Preferred Stock (valued at $500,000) to Wellstone Financial Group, LLC, in exchange for a 100% interest in its equity and profits.  Prior to June 30, 2004 Wellstone Financial Group was included in our  financial statements and these shares were eliminated in consolidation.  Wellstone Financial Group assisted non-profit entities to secure financing from banks, bond underwriters and other sources for retirement, childcare, churches and church-related facilities.  It received consulting fees for completed financings.  Wellstone Financial Group had no revenues in 2003.  It was dissolved on July 13, 2005 and the preferred stock it owned was cancelled.  It was not able to retain the type of specialized employees necessary to develop its operations into a long-term profitable venture.

We caused Wellstone Communities Inc. to be incorporated on November 20, 2002, for the purpose of its initially being a wholly-owned subsidiary and then for it to raise capital from the sale of preferred stock and to invest that capital in ways not feasible for us and in owning a bank.  In December 2002, January 2003 and October 2003, we purchased a total of 136,250 shares of Wellstone Communities Inc.’s common stock for $1,362,500.  Wellstone Communities Inc. used these proceeds to purchase three loans from us, for a total of $971,003, which was the principal balance on those loans at the purchase date.  Wellstone Communities, Inc. decided not to go forward with its plans and, on July 9, 2005 it was administratively dissolved.  Its assets were distributed to us and its common stock cancelled.

Effective July 2003 we entered into an administrative services agreement with Cornerstone Capital Advisors Inc. for it to provide our administrative services.  We will pay Cornerstone Capital Advisors Inc. fees estimated at approximately $2.1 million in the next 12 months.  Our two officers, Cecil A. Brooks and John T. Ottinger, Jr., are also officers of Cornerstone Capital Advisors.

As of December 31, 2005 we have made two loans to entities that are wholly-owned subsidiaries of Cornerstone Group Holdings, Inc.  Jack Ottinger and Cecil Brooks, who are officers and directors of CMI, are also directors of Cornerstone Group Holdings when these loans were made.  They subsequently resigned from their positions as directors of Cornerstone Group Holdings.  These loans were approved by all of our independent directors.  Here is a summary of these loans:

Interest Rate

Principal Balance

Maturity Date

Cushman Apartments, LP

10%

$1,206,000

December, 2006

Meridian Housing, LLC

10%

$   178,000

June, 2006

Cushman Apartments, LP is a low-income apartment facility in Aiken, SC.  Our loan is secured by a first mortgage on the land and buildings.  There is also $204,000 in debt on the property which is subordinated to ours.

The Meridian Housing, LLC loan is a working capital loan which provides funds for pre-development costs that are incurred prior to the finalization of construction/permanent financing on Meridian Housing’s development projects.  This loan is guaranteed by Cornerstone Group Holdings, Inc.’s parent company, Church Growth Foundation, Inc.  No member of our board or officer group is on Church Growth Foundation’s board.

All future material affiliated transactions and loans will be made or entered into on terms that we believe are no less favorable to us than those that can be obtained from unaffiliated third parties, and they must be approved by a majority of our independent directors who do not have an interest in the transactions and who were offered access, at our expense, to our lawyer or independent legal counsel. We do not make loans to our officers or directors.

Principal Shareowners

The table below sets forth certain information regarding our common stock owned, as of September 30, 2005, by:

•

each of our directors and executive officers;

•

each shareowner we know to own beneficially 5% or more of the outstanding shares of our common stock; and

•

all directors and executive officers as a group.

We believe that the beneficial owners of the common stock listed below, based on information they furnished, have sole investment and voting power over their shares, subject to community property laws where applicable.

Name and address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total Common Stock Beneficially Owned

Cecil A. Brooks 10206 Big Canoe Jasper, GA 30143	2,722	*
Henry Darden 614 Beverly Dr Brandon, FL 33510	6,000	*
Theodore R. Fox 10575 Big Canoe Jasper, GA 30143	6,083	*
John T. Ottinger, Jr. 923 Spring Glen Place Suwanee, GA 30024	6,922	*
Jack Wehmiller 7034 George Barn Road Murrayville, GA 30564	0	0%

Irving B. Wicker 132 Eswick Drive Prattville, AL 36067	5,845	*
All directors and executive officers as a group (6 Persons)	27,572	3.4%
* Less than 1%

Description of Securities

Our articles of incorporation authorize us to issue up to 29,000,000 shares of common stock and 1,000,000 shares of preferred stock.  We may also issue securities for borrowings.  We had 861,940 shares of common stock outstanding at September 30, 2005 held by approximately 400 shareowners of record.  We have no options or warrants issued or reserved for issuance.  At September 30, 2005, there were $126.6 million of bonds outstanding, held by approximately 3,500 record owners.  Below is a description of these securities:

Common Stock

The owners of common stock elect all the members of our board of directors.  Each share owned is entitled to one vote on all matters to be voted on by shareowners.  A majority of the shares issued constitutes a quorum for meetings.  In the event of our liquidation, dissolution or winding up, the shareowners are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities.  Shareowners, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.  The transfer agent and registrar for our common stock is Transfer Online, Inc.

Preferred Stock

We have authorized the issuance of up to 1,000,000 shares of preferred stock.  No shares of preferred stock are outstanding.  No preferred stock will be offered to our officers, directors or principal shareowners, except on the same terms as it is offered to all other existing shareowners or to new shareowners.  Our board of directors has the authority to issue series of preferred stock and to set dividend rates and various rights and terms for a series, such as for redemption, the amount payable upon any liquidation of the corporation, conversion into other of our securities and any voting rights.  Owners of common stock could be placed below any preferred stock owners in their rights to dividends, liquidation distributions and voting on some matters.  Preferred stock could be issued with terms that would have the effect of discouraging a change of corporate control or other transactions that some common stock owners might believe to be in their best interests.

Dividends on Stock

The common shareowners are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available.  Dividends were declared on the common stock of $338,172 in 2003, $421,353 in 2004 and $211,143 through September 30, 2005.  This reflected a rate of return calculated based on the $6.50 price per share in all of our common stock offerings, of 9% for the years 2003 and 2004 and 4% for the first nine months of 2005.

Bonds Previously Issued and Still Outstanding

Below are descriptions of the bonds previously sold and still outstanding:  The bonds were called “certificates” or “certificates of indebtedness” in our earlier offerings.

From May 2000 through January 2002, we sold $16,765,704 of Series B certificates of indebtedness.  From January 2002 through May 2002, we sold $16,000,000 of Series C certificates.  From May 2002 to May 2003, we sold $45,000,000 of Series D certificates.  We began offering Series E bonds on March 26, 2004 and, as of September 30, 2005, we had sold $39,998,112 of them.  We started offering Series F bonds on January 1, 2005 and as of September 30, 2005 we had sold $16,036,348.  There is no trust deposit or other collateral to secure payment of the Series B certificates or any later series.  All of these series offered five year bonds, at a 9% annual interest rate for Series A through D and 8.25% for Series E and Series F.  Beginning with Series C, we have also offered graduated rate bonds, which are for five-year terms but may be redeemed by the owner upon any anniversary of their purchase.  Their annual interest rate increases, from 7.00%, for Series C and D, and 6.25%, for Series E and F, in the first year to 9.00%, for Series C and D, and 8.25%, for Series E and F, in the fifth year.

From May 2002 until January 2003, we also offered “Access Certificates.”  These certificates have no stated maturity.  They could be purchased in any amount of at least $100 and owners can add to their certificate at any time, in amounts of $100 or more.  The amount they have invested will remain in their certificate account until they redeem it.  They may redeem any amount of the balance by giving at least seven days written notice.  Our board of directors sets the interest rate on the first business day of each January, April, July and September.  The directors may also change the rate between those dates if they believe that market conditions warrant a change.  Certificate holders choose to have interest paid semiannually or when they redeem an amount.  $1,528,670 in access certificates were outstanding on September 30, 2005.

Bonds Offered by this Prospectus

You may choose between two different types of bonds in this offering.  The total amount of each type issued in this offering will depend upon the aggregate of those investor selections.

8.25% Five-Year Bonds.  These bonds pay interest at a constant 8.25% annual rate.  The principal amount is available for return or reinvestment at the end of their five-year term.

Graduated Bonds.  These bonds are also for five-year terms, but their owners may redeem any amount of the principal or interest on any anniversary date of their purchase, by giving at least ten days’ prior written notice.  They pay interest at an annual rate of 6.25% for the first year, 6.75% for the second year, 7.25% for the third year, 7.75% for the fourth year, and 8.25% for the fifth year, giving an overall average, if left invested for 5 years, of 7.25%.

General Terms of the Bonds Offered

The price, interest rate and other terms of the bonds were set to be competitive with other interest-bearing securities.  Those rates generally reflect the length of time before the principal is to be returned and the perceived risk that interest and principal will not be paid as they become due. Our graduated bonds have a lower average interest rate because they can be redeemed for cash on an annual basis. We will set interest rates for future bonds as market conditions warrant. Bonds issued in the future may bear higher or lower interest rates than the currently offered bonds, and may have different terms and conditions than these bonds.

Purchase Amounts for Bonds.  You may purchase bonds in any amount, with a minimum purchase of $500.  The amount and maturity date are set upon purchase and there can be no additions to the amount during their term.

Maturity Date for Bonds.  We will set specific maturity dates of bonds at least every three months, so that the principal amount of your bonds will be available for return or reinvestment on or near their fifth anniversary.

When Bonds begin to Earn Interest.  All bonds will begin to bear interest one business day after we receive funds from an investor.  However, we will not issue a confirmation for an investment until the check or other payment has cleared our bank.

How Interest is Calculated.  All bond interest will be calculated based on a 30-day month/360-day year.  Interest earned each month is based on the actual number of days that a bond is outstanding, assuming a 30 day month.  Bonds purchased on the 31st day of a month are assumed to be purchased on the 30th for interest calculation purposes and no interest will be earned until the following month.

When Interest Payments are Made.  You choose, at the time of purchase, to have interest on your bond paid semi-annually or upon maturity.  Interest on bonds payable at maturity is compounded semi-annually at the appropriate interest payment date.  The semi-annual interest payment and compounding dates are as follows:

Bond Purchase Date

Interest Payment or Compound Dates

From January 1 through March 31

January 1 and July 1

From April 1 through June 30

April 1 and October 1

From July 1 through September 30

July 1 and January 1

From October 1 through December 31

October 1 and April 1

Monthly interest payments are available on investments of $10,000 or more and are paid on the first of each month.  Any payment due on a weekend or on a nationally recognized bank holiday will be paid the next business day.

The Ownership Record Date for Interest Payments.  For bonds with interest payable at maturity, the interest payment will be made to the owners of record on the 15th of the month before the maturity date.  For semi-annual and monthly interest payments, the record date is 15 days prior to the scheduled interest payment date.

Record of Bond Ownership.  Bonds will normally be registered in book entry form.  You will receive a written confirmation of your investment, but not an actual bond.

Redemption of Amount Invested in Bonds.  Except for the annual right to redeem graduated bonds, bond owners have no right to redeem them for cash before their maturity date.  Our current policy is to redeem five-year term bonds which have been held at least a year upon a request showing exceptional need or hardship.  There would be an early payment fee of up to six months' interest. We have the right to redeem some or all of the bonds upon notice, sent at least 30 and not more than 60 days before the redemption date.  No interest would be earned after the redemption date.  If less than all the bonds were redeemed, the paying agent for the bonds would select the ones to redeem on a basis it considers fair.

Reinvestment when Bonds Mature.  We expect to be offering new series of bonds.  You may ask that all or part of the amount due you be reinvested in new bonds after you have received a current prospectus for the new bonds. There is no right to convert the bonds into any of our other securities.

The Bonds are Unsecured Obligations.  No assets have been set aside as collateral for the payment of the bonds.  They are general obligations, with no preference over any other debt that we may have.  We are not required to deposit into any sinking fund for the purpose of paying the bonds on maturity.  The bonds and the trust indenture do not restrict us from issuing additional debt or making any additional debt senior in payment priority to the bonds.  We are not required to maintain any particular ratios of debt to assets or stockholders' equity.  There is no escrow of the offering proceeds, so all amounts paid for the bonds will be immediately available to use in our business.

Procedure for a Default on the Bonds.  Trinity Trust Company, Reno, Nevada is the trustee for the bonds under a trust indenture.  A default would occur if we were more than 60 days late in making an interest or principal payment or if we went into bankruptcy or failed to comply with the trust indenture.  If a default happened, the trustee could pursue any available remedy to collect on behalf of the bond owners.  Persons owning at least 25% in amount of the bonds could declare all the bonds due and payable.  Persons owning a majority in amount of the bonds could direct the trustee in taking any action it considered lawful and fair.  An individual bond owner is restricted in the ability to start independent proceedings without the consent of the trustee or joining with others holding a majority in amount of the bonds.

Future Resales of Securities

All bonds and shares sold in this offering will be freely transferable, without restriction or further registration under federal securities laws, except for bonds and shares that our directors and officers purchase.  Our directors and officers are affiliates under the securities laws and, as a result, their bonds and shares will be subject to resale restrictions.  Sales to residents of certain states or jurisdictions may require registration or an applicable exemption from registration provisions in those states or jurisdictions.

We do not expect there will be an active trading market for the bonds or shares.  The bonds and shares have not been listed on any registered national securities exchange and have not qualified for quotation on Nasdaq.  Wellstone Securities LLC, a registered securities broker-dealer, has told us that it intends, after completion of this offering, to provide an order-matching service for persons wishing to sell or buy bonds or shares.  Information would be available about any offers to buy or sell bonds or shares and about any recent transactions.  Wellstone Securities LLC would confirm accepted offers and handle the transfer of payment and ownership.  It would charge a $50 fee per transaction, payable out of the purchase funds.  It is possible that this service may not remain available.  In that case, anyone wishing to sell bonds or shares would have to find a buyer and make arrangements for the price, payment and transfer.

Plan of Distribution

You may purchase bonds or shares directly from us.  This is a different plan of distribution than most public offerings of securities, where securities broker-dealers purchase the entire offering for simultaneous resale to their brokerage customers.

Sales of securities to the public may generally be made only through broker-dealers and their agents who are members of the National Association of Securities Dealers, Inc.  Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 allows an issuer, certain of its employees and “associated persons” to participate in the sale of the issuer’s securities if they meet the conditions of that rule.  Our direct offering will be made by:

•

mailing announcements of the offering to persons who have previously invested in our securities.  They will contain the information prescribed by Rule 134 under the federal Securities Act of 1933 and will offer to furnish copies of this prospectus upon request;

•

mailing copies of this prospectus and a purchase agreement to persons who request them from us; and

•

receiving and processing purchase agreements and payment checks.

Purchase agreements received, and all communications about the offering, will be directed to Cecil A. Brooks, our president and chief executive officer.  Cornerstone Capital Advisors Inc. employees will handle the mailings, the processing of documents and the ministerial and clerical work involved in effecting purchases.  No one will receive any commissions or other compensation based on purchases made directly from us.  These activities in direct purchases are intended to be within Rule 3a4-1 of the Securities Exchange Act of 1934 and we will comply with securities regulations of the states in which the offering is to be registered.

We are also offering these bonds and shares through registered securities broker-dealers, as our agents.  They will be paid sales commissions of 4% to 5% on sales they make.  These broker-dealers will include Wellstone Securities LLC, Huntleigh Securities Corporation, Commonwealth Church Finance, Inc. and G.A. Repple & Company.  There is no firm commitment underwriting for the bonds and shares, that is, no securities broker-dealer will purchase all of the bonds and shares, for resale to its customers.  However, the broker-dealers will be within the definition of “underwriter” in Section 2(a)(11) of the Securities Act of 1933.  Wellstone Securities LLC is expected to make the major amount of all sales through our agent broker-dealers.  Wellstone Securities LLC was organized and began operations in December 2002.  Its principal business function is to provide retail investment brokerage services.  It had 34 registered representatives a December 31, 2005.  Wellstone Securities LLC does not have common ownership with us and we do not share any of the same officers or directors or have any other material relationships with Wellstone Securities LLC, except for a sales agency agreement for this offering and our prior offerings.

We have agreed to indemnify the broker-dealers and their controlling persons against any liability under Section 11 of the Securities Act of 1933, or state securities laws, in case any part of the registration statement, of which this prospectus is a part, contains an untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements in the registration statement not misleading.  We have also agreed to contribute to any payments that the broker-dealers are required to make if this indemnity is not available.

We and the broker-dealers will be selling on a “best efforts” basis, without any commitment to sell the entire offering or any minimum amount.  We expect to offer these bonds and shares to residents of Alabama, Arkansas, Connecticut, Delaware, Florida, Georgia, Kentucky, Louisiana, Maryland, Missouri, New Jersey, New York, North Carolina, South Carolina, Texas, Virginia and West Virginia.

We set a bond interest rate and common stock price that our board of directors considered fair to investors, considering the return we expect to earn and the pricing of other corporate debt and common stock.  Our bond interest rate is intended to have a difference, or “spread,” below the interest, fees and loan participation income on our loan portfolio, sufficient for us to pay our operating expenses and have a profit for the payment of dividends on our common stock.  During 2004, we earned a weighted average 9.89% interest rate on our loans and paid a weighted average 8.75% interest cost on our bonds.  That spread, together with our income from loan fees, loan participations and other income, was sufficient to pay our expenses,  and a dividend rate consistent with past years.  We expect to pay dividends at a higher rate of return than our bond interest rate, to reflect the risk to shareowners that we will not have sufficient income to pay dividends or that they might lose the amount paid for their shares.  Our expenses of this offering, other than sales commissions and including registration fees, legal and accounting fees, costs of printing and electronic filing, postage and marketing expenses, are estimated to be $120,000.  We plan to continue the offering until all the bonds and shares have been sold, but not later than ________, 2008.  We reserve the right to close the offering before then and to reject any purchase in full or in part.  Our officers and directors may purchase in the offering.

Legal Matters

The validity of the securities being offered by this prospectus has been passed upon for us by Miller & Martin PLLC, Atlanta, Georgia.

Experts

Our financial statements as of and for the years ended December 31, 2003 and 2004 were audited by a sole practitioner who died on September 23, 2005.  Our auditor has not permitted use of his audit report in this prospectus.  Securities law permit investors to sue certain persons, including accountants who have consented to be named as having certified any part of the registration statement, if the registration statement contains a material misstatement or omission.  Our auditor’s lack of consent limits your recover in the event that you have a valid claim under securities laws.

Available Information

This prospectus is part of a registration statement on Form SB-2 filed under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement and its exhibits.  Statements in this prospectus about any contract or other document are just summaries.  You are able to read the complete document as an exhibit to the registration statement.

We file reports under the Securities Exchange Act of 1934, including Form 10-KSB annual reports, Form 10-QSB quarterly reports and Form 8-K reports as required. You may read and copy the registration statement and our reports at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may telephone the Commission’s Public Reference Branch at 800-SEC-0330. Our registration statement and reports are also available on the Commission’s Internet site at http://www.sec.gov.   Our Internet address is www.cmiatlanta.com.

Index to Financial Statements

December 31, 2003 and 2004:

Independent Auditors’ Report

F-1

Balance Sheets

F-2

Statements of  Operations

F-3

Statements of Changes in Stockholders’ equity

F-4

Statements of Cash Flows

F-5

Notes to Financial Statements

F-7

September 30, 2004 and 2005:

Review Letter

F-21

Balance Sheets

F-22

Statements of Operations

F-23

Statements of Changes in Stockholders’ equity

F-24

Statements of Cash Flows

F-25

Notes to Financial Statements

F-27

ROBERT N. CLEMONS, CPA, PA

PO BOX 1670

DELAND, FLORIDA 32721-1670

To The Board of Directors and Shareholders of

Cornerstone Ministries Investments, Inc.

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Cornerstone Ministries Investments, Inc. as of December 31, 2004, 2003 & 2002 and the related statements of operations, changes in shareholder’s equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Ministries Investments, Inc. as of December 31, 2004, 2003 & 2002 and the results of their operations, changes in shareholder’s equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

S/ Robert N. Clemons, CPA, PA

DeLand, Florida

March 17, 2005

CORNERSTONE MINISTRIES INVESTMENTS, INC.
BALANCE SHEETS
December 31, 2004, 2003 and 2002

(Consolidated - See Note 18)
	2004	2003	2002
ASSETS
Cash and cash equivalents	$ 15,162,659 9	$ 4,389,851 1	$ 1,500,499 9
Loan guarantee receivable	71,000 0	-	-
Loans in process	30,873 3	118,504 4	359,020 0
Real estate loans, net	54,278,585 5	47,877,277 7	40,138,493 3
Real estate joint venture investments, net	56,408,014 4	34,846,223 3	24,616,205 5
Bond holdings and accrued interest	4,013,733 3	4,001,333 3	2,734,162 2
Property and equipment, net	812,221 1	873,101 1	320,337 7
Refundable income taxes	-	42,617 7	-
Deferred tax asset, net	-	-	274,233 3
Goodwill	450,997 7	450,997 7	450,997 7
Unamortized debt issue costs	2,671,340 0	1,772,631 1	1,004,705 5
Real estate held for investment	340,000 0	340,000 0	340,000 0
Other assets	168,513 3	15,813 3	38,188 8

TOTAL ASSETS	$134,407,935 5	$94,728,347 7	$71,776,839 9

LIABILITIES
Investor certificates and accrued interest	$120,603,157 7	$84,562,645 5	$67,920,382 2
Mortgage participations and accrued interest	7,220,198 8	6,132,809 9	-
Accounts and other payables	244,621 1	267,806 6	339,120 0
Common dividends payable	266,287 7	169,087 7	168,640 0
Loan guarantee obligation	175,000 0	-	-
Building mortgage	602,369 9	180,194 4	189,226 6
Capital lease obligation	7,941 1	13,632 2	-
Deferred taxes payable	70,357 7	171,443 3	-

TOTAL LIABILITIES	129,189,930 0	91,497,616 6	68,617,368 8

SHAREHOLDERS' EQUITY
Series A Convertible Preferred Stock, no par
value; 235,000 shares authorized, no
shares issued and outstanding	-	-	-
Common Stock, $0.01 par value; 10 million shares
authorized; 819,351, 531,532 and 530,947 shares
issued and outstanding	8,194 4	5,315 5	5,309 9
Paid in capital	5,118,568 8	3,297,435 5	3,293,641 1
Retained earnings (deficit)	91,243 3	1,229 9	(139,479))
Treasury stock	-	(73,248))	-

TOTAL SHAREHOLDERS' EQUITY	5,218,005 5	3,230,731 1	3,159,471 1

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$134,407,935 5	$94,728,347 7	$71,776,839 9

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2004, 2003 and 2002

(Consolidated - See Note 18)
	2004	2003	2002
REVENUES
Real estate loan and joint venture interest and fees	$ 12,668,299 9	$ 9,319,835 5	$ 6,018,879 9
Loan participation and other income	486,342 2	1,603,713 3	890,461 1

TOTAL REVENUES	13,154,641 1	10,923,548 8	6,909,340 0

EXPENSES
Investor interest expense	9,263,934 4	7,246,202 2	4,154,997 7
Loan loss expense	257,000 0	375,000 0	-
Marketing expenses	1,004,511 1	630,508 8	494,042 2
Salaries, payroll taxes, and benefits	1,205,069 9	1,013,730 0	674,384 4
Operating expenses	775,787 7	1,091,962 2	849,105 5

TOTAL EXPENSES	12,506,301 1	10,357,402 2	6,172,528 8

Income Before Provision For Income Taxes	648,340 0	566,146 6	736,812 2

Income Tax Provision	136,973 3	87,266 6	124,204 4

NET INCOME	$ 511,367 7	$ 478,880 0	$ 612,608 8

Basic and Diluted Earnings
per Common Share	$0.72 2	$0.92 2	$1.16 6

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended December 31, 2004, 2003 and 2002

The statements for the years ended December 31, 2002 and 2003 were part of a consolidated financial statement - see Note 18
RETAINED
	COMMON STOCK:		PAID-IN	PREFERRED	EARNINGS	TREASURY	TOTAL
	SHARES	AMOUNT	CAPITAL	STOCK	(DEFICIT)	STOCK	EQUITY

BALANCE, DECEMBER 31, 2001	528,725 5	$ 5,287 7	$3,279,491 1	$ -	$ (388,716))	$ -	$2,896,062 2
Net income					612,608 8		612,608 8
Common stock issued	2,222 2	22 2	14,150 0				14,172 2
Dividends declared					(363,371))		(363,371))

BALANCE, DECEMBER 31, 2002	530,947 7	$ 5,309 9	$3,293,641 1	$ -	$ (139,479))	$ -	$3,159,471 1
Net income					478,880 0		478,880 0
Common stock issued	585 5	6 6	3,794 4				3,800 0
Dividends declared					(338,172))		(338,172))
Treasury stock acquired (11,269 shares)						(73,248))	(73,248))

BALANCE, DECEMBER 31, 2003	531,532 2	$ 5,315 5	$3,297,435 5	$ -	$ 1,229 9	$ (73,248))	$3,230,731 1
Net income					511,367 7		511,367 7
Common stock issued	327,591 1	3,276 6	2,126,065 5				2,129,341 1
Common stock issuance costs paid			(46,811))				(46,811))
Common stock redeemed	(39,772))	(397))	(258,121))				(258,518))
Dividends declared					(421,353))		(421,353))
Treasury stock sold (11,269 shares)						73,248 8	73,248 8

BALANCE, DECEMBER 31, 2004	819,351 1	$ 8,194 4	$5,118,568 8	$ -	$91,243 3	$ -	$5,218,005 5

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2004, 2003 and 2002
		(Consolidated - See Note 18)
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$511,367	$ 478,880	$ 612,608
Adjustments to reconcile net income to cash
from operations-
Depreciation and amortization	889,723	567,619	365,819
Loss from sale of property and equipment	2,534	-	-
Changes in-
Loans in process	87,631	240,516	(154,436)
Accrued bond interest, net	(12,400)	(50,921)	(15,298)
Accrued real estate loan/joint venture interest and deferred loan fees	(3,495,448)	(1,505,568)	(759,540)
Allowance for loan losses	257,000	375,000	-
Deferred taxes	(101,086)	445,676	(30,755)
Refundable income taxes	42,617	(42,617)	-
Investor and mortgage participation interest payable	3,956,610	2,613,748	(327,523)
Loan guarantee payments	104,000	-	-
Accounts and other payables	(23,185)	(14,314)	206,942
Other assets	(152,700)	22,375	22,499

NET CASH PROVIDED (USED) BY OPERATIONS	2,066,663	3,130,394	(79,684)

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate loans made	(14,682,118)	(16,377,539)	(18,785,460)
Real estate loan principal payments received	9,201,063	8,166,950	1,462,869
Real estate joint venture investments made	(31,367,707)	(14,180,666)	(18,713,738)
Real estate joint venture investment principal payments received	12,124,111	5,553,021	2,720,221
Bonds purchased	-	(2,500,000)	-
Bonds redeemed or sold	-	1,283,750	2,601,250
Property and equipment purchased	(9,915)	(591,749)	(74,311)
Proceeds from sale of property and equipment	1,400	-	-
Real estate costs capitalized	-	-	(8,487)

NET CASH USED BY INVESTING ACTIVITIES	(24,733,166)	(18,646,233)	(30,797,656)

CASH FLOWS FROM FINANCING ACTIVITIES:
Investor certificates sold	36,748,967	18,444,677	33,099,017
Investor certificates redeemed	(4,655,926)	(4,208,816)	(2,494,845)
Mortgage participation agreements sold	1,078,250	5,868,463	-
Debt issue costs paid	(1,721,571)	(1,278,850)	(795,928)
Building mortgage proceeds	440,000	-	-
Building mortgage principal payments	(17,825)	(9,032)	(7,968)
Capital lease principal payments	(5,691)	(4,078)	-
Common stock issued, net of issuance costs	2,082,530	3,800	14,172
Common stock redeemed	(258,518)	-	-
Dividends paid	(324,153)	(337,725)	(344,066)
Treasury stock sold (acquired)	73,248	(73,248)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	33,439,311	18,405,191	29,470,382

Net change in cash and cash equivalents	10,772,808	2,889,352	(1,406,958)
Cash and cash equivalents at beginning of period	4,389,851	1,500,499	2,907,457

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,162,659	$ 4,389,851	$ 1,500,499

Supplemental Information-
Interest paid during the period	$ 5,333,638	$ 4,643,972	$ 4,499,470
Income taxes paid during the period	$ 182,500	$ -	$ -
Non-cash transactions-
Fixed asset lease financing	$ -	$ 17,710	$ -
Investor certificates matured and re-invested	$ 3,309,314	$ 3,800,364	$13,926,147
Loan interest financed and included in loan principal	$ 1,498,830	$ 797,589	$ 675,019

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements include the accounts of Cornerstone Ministries Investments, Inc. (“the Company”).  Previously, the Company’s financial statements included the accounts of two wholly-owned subsidiaries, Wellstone Communities, Inc. and Wellstone Financial Group, LLC.  In June, 2004, the Company dissolved both subsidiaries.  See Note 18 for additional disclosures.

The Company originates and purchases mortgage loans, substantially all of which are made to faith-based organizations.  The Company offers specialized loan programs for churches, non-profit sponsors of senior housing facilities and either non-profit or for-profit sponsors of affordable and low income housing projects.  The Company also invests in other real estate projects for the purpose of selling at a profit, or leasing.  Substantially all of the Company’s loans and investments are in projects located in the Southeastern United States.

Cash and cash equivalents include checking accounts and short-term certificates with original maturities of 90 days or less.

Real estate loans and senior housing loans classified as real estate joint venture investments include unpaid principal and accrued interest balances net of deferred loan fees and unearned discounts, less an allowance for loan losses.  Interest income is recognized monthly on the accrual basis in accordance with loan terms.  Interest income is recognized on the cash basis for loans with a recorded impairment loss (other than restructured loans) and the possibility of future loss considered remote.  If the possibility of future loss is not remote, then interest income is not recognized and interest payments are credited to outstanding loan principal.  Loan origination fees are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.   Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.  Interest income and loan fees recognized from real estate loans and senior housing loans classified as real estate joint venture investments are reported as “Real estate loan and joint venture interest and fees” in the accompanying Statements of Operations.

The Company receives monthly interest payments on its real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow a borrower to finance interest payments.  Interest is financed in the following circumstances:

•

Family housing loans may finance interest while the project is in the development and pre-sales phase, which normally lasts 12 to 36 months depending on the size of the project.  The Company receives the financed interest as the borrower sells homes in the development.

•

Church construction loans may finance interest while the church building is under construction.  This takes three to nine months, depending on the size of the building.  When the building is operational, the financed interest from the construction phase is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

•

Senior housing loans may finance interest during the construction, renovation and lease-up stages of the borrower’s operations.  This takes two to six months if there is an existing building and 12 to 24 months if the financed property is raw land and a new building is being constructed.  When the facility is operational, the financed interest is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

Senior housing loans are classified as real estate joint venture investments if the Company participates in a property’s residual profits and all of the following exist at the inception of the loan:

•

The borrower has title but not a substantial equity investment in the property.

•

The Company does not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

•

There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

•

The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

The Company normally provides all or substantially all of the funding (directly or through loan guarantees) for the acquisition and development of these facilities, which are owned by non-profit entities.  The Company participates in residual profits through loan participation agreements, which enable the Company to receive income from the borrower when the property in which the Company provided financing is sold or refinanced with another lender.  The participation is between 25% and 33% of the borrower’s gain.  Loan participation income is recognized when the borrower’s sale or refinancing is completed and the Company receives cash from the borrower.

Loans in process are amounts advanced or expended on behalf of borrowers prior to completion of the loan documentation.  Interest is not accrued on these amounts until the loan documentation is complete and the borrower acknowledges the debt and associated interest.  Substantially all of these expenditures are converted to loans within one year or less.

Unamortized debt issue costs include the costs and commissions associated with issuing Investor Certificates and Mortgage Participation Agreements.  These costs are being amortized on a straight-line basis over the term of the associated debt, principally five years.

The allowance for loan losses for real estate loans and senior housing loans classified as real estate joint venture investments is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is determined in accordance with SFAS No. 5 (collective loan losses) and SFAS No. 114 (specific impaired loan losses).  A collective loan loss is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The collective loan loss allowance amount is based on observable data that management believes is reflective of the underlying credit losses inherent in the portfolio.  The components of this evaluation include trends in the Company’s historical loss experience, changes in credit risk and credit quality, credit concentrations, economic conditions, collateral values, and other risks inherent in the portfolio. Specific impaired loan loss allowances are made when it is determined that a loan is impaired and the loan’s carrying amount exceeds the present value of estimated future cash flows, or, if the loan is considered collateral dependant, the loan’s collateral value. A loan is considered impaired if it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan loss and reduced by charge-offs, net of recoveries. Changes in the allowance relating to specific impaired loans are charged or credited to loan loss expense.  Loans are charged-off to the extent the loan’s carrying amount exceeds the net realizable value of the collateral, with the charge-off occurring when it is likely that the loan is uncollectible and foreclosure will occur.

Bond holdings consist of tax-free local government securities and church bonds.  The Company accounts for these investments using SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and classifies the bonds as “available for sale” securities.  The bonds are recorded at cost and adjusted for unrealized holding gains and losses.  Temporary unrealized holding gains and losses are reported, net of deferred taxes, as a separate component of shareholder’s equity until realized.  If an unrealized holding loss is judged to be other than temporary, the cost basis of the security is written down to fair value and included in earnings.

Property and equipment are valued at cost when purchased.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are three to five years for furnishings and equipment, and 40 years for office buildings.

Real estate held for investment includes land which the Company owns and intends to hold as an investment for more than one year.  The assets are carried at the lesser of cost or fair value as required by SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”.  Impairment losses are recognized when the carrying amount of a long-lived asset is determined not to be recoverable and the carrying amount exceeds fair value.  Profit from real estate sales is recognized when the collectibility of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale to earn the profit.  If either of these conditions exists, all or part of the profit is deferred and recognized using the installment sale method or cost recovery method as prescribed by SFAS No. 66, “Accounting for Sales of Real Estate”.

Interest on Investor Certificates is accrued from the date of issuance. Certificate holders choose, at the time of purchase, to have interest paid semi-annually or upon redemption.  Investors holding five year certificates in multiples of $10,000 may receive interest monthly.  Unpaid interest is compounded semi-annually.  Interest on

Mortgage Participation Agreements is accrued from the date of issuance and is paid monthly.

Mortgage Participation Agreements are accounted for as secured borrowings with pledges of collateral because the agreements do not meet the definition of a sale of a financial asset under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.

The Company is guarantor on certain loans secured by senior housing facilities which are owned by non-profit entities.  Loan guarantees that originated prior to January 1, 2003 have no obligation recognized in the financial statements.  For loan guarantees that were originated or modified on or after January 1, 2003, a loan guarantee obligation is recognized based on the loan guarantees estimated fair value.  The Company charges the loan guarantee’s fair value to the respective borrower as compensation for the Company’s risk and payment is expected within 30 days of the loan guarantee’s origination or modification date.  Unpaid amounts are classified as “Loan guarantee receivables” in the accompanying balance sheets.  Loan guarantee obligations are analyzed at the end of each fiscal year and if the fair value of the loan guarantee has declined, the carrying amount of the obligation is reduced and credited to earnings.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the methods of accounting for depreciation, amortization, start-up costs, allowance for loan losses, and installment sales for financial and tax-reporting purposes.  The deferred taxes represent the estimated future tax consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled.  Accelerated depreciation methods and shorter asset lives are used for tax reporting, and straight-line depreciation is used for financial statement reporting.  The Company calculates deferred taxes under the provisions of SFAS No. 109 which provides for deferred tax assets and liabilities to be carried on the balance sheet at current tax rates.

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  The estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses.  Actual amounts may vary from the estimates that are used.

Basic earnings per common share are calculated by dividing net income by the weighted average number of common shares outstanding during the year.  Diluted earnings per common share are calculated by adjusting weighted average outstanding shares, assuming conversion of all potentially dilutive shares of Series A Convertible Preferred Stock.

New Accounting Pronouncements:

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment (SFAS 123R). This standard amends SFAS No. 123, Accounting for Stock-Based Compensation, and supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123R requires that companies use a fair value method to value stock options and recognize the related compensation expense in net earnings. The provisions of SFAS 123R are effective for the first reporting period beginning after June 15, 2005, although earlier application is encouraged. The Company does not have any share-based payment obligations and does not expect this pronouncement to have a material effect on our financial position or results of operations.

In March 2004, the FASB's Emerging Issues Task Force (EITF) finalized Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (EITF 03-1). The FASB has delayed the implementation of EITF 03-1 and has begun a new project to address the issues associated with other-than-temporary impairment of debt and equity securities. The outcome of this new project and its impact on the Company’s financial position or results of operations cannot be determined at this time.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities (VIEs), an interpretation of ARB (Accounting Research Bulletin) No. 51. In December 2003, the FASB issued a revised version of FIN 46 (FIN 46R), which delayed the effective date of FIN 46 for all VIEs until March 2004. This interpretation requires the consolidation of entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the expected residual gains, or both, as a result of ownership, contractual or other financial interests in the entity. FIN 46R and its various interpretations have not materially impacted the Company’s financial position or results of operations.

Recently, the FASB has been very active, issuing a number of accounting pronouncements with various effective dates. These pronouncements, which were not discussed above, do not have a material effect on our financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT

At December 31, property and equipment is composed of:

   2004

   2003

   2002

Office Condominiums

$795,034

$792,659

$252,922

Office Computers, Furnishings,

   Software & Equipment

  111,215

 120,477

    68,465

Vehicles

    30,351

   37,730

    37,730

Capital lease – phone system

    17,710

   17,710

        -0-

Less: Accumulated Depreciation

 (142,089)

  (95,475)

   (38,780)

Property and equipment, net

 $812,221

$873,101

 $320,337

Depreciation expense

   $66,861

 $56,695

  $20,628

NOTE 3 – COMMITMENTS AND RELATED PARTY TRANSACTIONS

Leases:

During 2003, the Company entered into a capital lease for a new telephone system at the Company’s headquarters.  The lease was recorded at the asset’s fair value and is being amortized over three years using the straight-line method.  Interest expense is calculated based on the implied interest rate in the lease.  The lease payment, including principal, interest and sales tax, is $672 per month.  Amortization expense was $5,903 and $4,919 and interest expense was $1,839 and $2,198 for the years ended December 31, 2004 and 2003, respectively.  Future yearly minimum lease payments as of December 31, 2004:

Year                                  Amount

2005                                     7,531

2006                                     1,256

 Total                                    8,787

Less interest portion              (846)

Capital lease obligation     $7,941

Loan Commitments:

The Company makes loan commitments in connection with certain real estate loans and joint venture investments that include funding for project development, building construction, renovations, lease-up operations, financed interest and other amounts that the borrower may draw upon in accordance with the loan agreement.  As of December 31, 2004, the Company has $7,560,130 in approved, unused loan commitments for real estate loans and $5,381,919 for real estate joint venture investments.  The Company has no new loan commitments outstanding on December 31, 2004.

Related Party Transactions:

Cornerstone Capital Advisors, Inc. – Management and Advisory Service Agreement

Effective July 1, 2003, the Company entered into a Management and Advisory Services Agreement with Cornerstone Capital Advisors, Inc. (“CCA”) to provide loan management, administration, and accounting; investor relations; marketing; computer and management information systems administration; record maintenance; executive management; and bookkeeping and accounting after June 30, 2003.  The agreement is for renewable one year terms and it may be terminated by either party upon 60 days’ written notice.  The Company does not have any employees of its own and CCA is subject to the supervision of the Company’s board of directors.  Two of the Company’s directors serve on the CCA board of directors.

From July 1, 2003 until July 31, 2004, the agreement obligated the Company to reimburse actual expenses incurred by CCA.  Also, CCA was eligible to earn incentive compensation of up to 10% of the actual expenses billed to the Company for the prior 12 months.  The base for the incentive compensation included being current on all bond interest and other obligations, and that the common stock shareholders have received dividends equal to an annual rate of at least 10% on the price paid in a public offering for all the time the shares were outstanding.  Factors above the base and the exact amount of incentive compensation were determined by the board of director’s judgment on the extent to which CCA’s services contributed to the results.

Effective August 1, 2004, the original agreement was modified so that the Company will pay CCA as follows:

•

Management Fee – equal to 10% of the Company’s revenues from all sources other than loan fees, loan participations and revenue received from CCA plus 30% of loan participation revenue.  This fee is payable monthly.

•

Loan Origination Fee – equal to 30% of the total loan fee charged by the Company to its borrowers.  The fee is generally paid from loan proceeds and reduces deferred loan fees.

For the years ended December 31, the Company paid CCA as follows:

                                                                   2004                 2003               2002

Management Fees                               $1,290,880          $318,619            $ -0-

Loan Origination Fees                             574,725                     -0-              -0-

Incentive Compensation Fees                          -0-              23,440               -0-

                                                            $1,865,605          $342,059            $ -0-

As of December 31, 2004, 2003 and 2002, the Company owed CCA $7,464, $93 and $0, respectively under the terms of this agreement.  Also, as of December 31, 2004, the Company was owed $121,091 by CCA which represents 2005 management fees advanced in 2004.  The advance accrues interest at 10% per annum.  The advance is included in “other assets” in the accompanying balance sheets.

Cornerstone Capital Advisors, Inc. – Office Lease

Effective August 1, 2004, the Company and CCA entered into a lease agreement whereby CCA is leasing the Company’s corporate office building and office/computer equipment in Cumming, GA.  The lease payment is $5,000 per month.  The initial lease term ends on August 31, 2005, after which time the lease converts to a month-to-month lease unless CCA notifies the Company of its intent not to renew within 30 days from the end of the initial lease term.  The Company’s cost basis in the office building and office/computer equipment is approximately $626,000.  For the year ended December 31, 2004, the Company received $25,000 from CCA under the lease agreement.

Cornerstone Direct Public Offerings, LLC

The Company contracts with Cornerstone Direct Public Offerings, LLC (“CDPO”) to provide legal and administrative services for the filing of SB-2 Registration Statements with the Securities and Exchange Commission.  Two of the Company’s directors serve on the board of directors of CDPO’s majority owner, Cornerstone Group Holdings, Inc.  The service fee is $75,000 per filing payable in installments during the filing process.

During 2003, the Company and Wellstone Communities, Inc. (a formerly 100%-owned subsidiary) each entered into a service agreement with CDPO for the filing of SB-2 Registration Statements.  The $150,000 fee for these two agreements was paid in 2003.  In January, 2004, the Company amended its service agreement and paid an additional $25,000 to CDPO for cost over-runs related to the length of time needed for the Company’s registration statement to become effective.

In July, 2004, the Company entered into a service agreement with CDPO for the filing of a new SB-2 Registration Statement.  $75,000 was paid to CDPO in 2004 under this service agreement.  No amounts were owed to CDPO as of December 31, 2004, 2003 and 2002.

See Note 12 for additional disclosures on the Company’s registration statements and Note 18 for additional disclosures on Wellstone Communities, Inc.’s registration statement.

NOTE 4 - REAL ESTATE LOANS

At December 31, the Company had Real Estate Loans outstanding as follows:

2004

  2003

      2002

         Family housing development loans

$ 36,007,454

$25,013,068

$16,258,934

         Church mortgage loans

    9,285,858

 13,526,028

  15,491,592

         Senior housing mortgage loans

    9,286,352

   9,794,001

    7,767,779

            Total principal

  54,579,664

 48,333,097

  39,518,305

            Accrued Interest

       479,961

      255,994

       759,338

            Unearned Loan Fees

      (149,040)

     (336,814)

      (139,150)

            Allowance for loan losses

      (632,000)

     (375,000)

                -0-

            Total Real Estate Loans

$54,278,585

$47,877,277

 $40,138,493

These loans mature as follow: 2005 - $51,630,427; 2006 - $0; 2007 - $0; 2008 - $0; 2009 - $638,850; beyond 2009 - $2,310,387.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

Based on the terms of the loans, the Company allows borrowers with loans related to certain family housing and church properties to finance interest payments while the properties are in the development and construction phase of operations.  For the years ended December 31, the net interest payments financed were:

                                                                           2004           2003            2002

Current year interest financed                     $1,158,109    $805,525     $637,671

Previous years’ financed interest received    (119,874)    (457,021)              -0-

Net financed interest                                   $1,038,235    $348,504     $637,671

On December 31, 2004, the Company had significant credit risk concentrations in the following states:

Georgia - $ 27,629,048

Florida  - $  9,531,034

Texas   -  $ 10,380,772

Impaired loan disclosures for the years ended December 31:

                                                                                         2004                    2003                    2002

Number of impaired loans                                                  1                          1                        -0-

Carrying amount at year end                                      $263,291             $242,621                   N/A

Weighted average investment – year-to-date             $252,956             $237,130                   N/A

Impaired loan interest income                                    $  24,312             $  19,166                   N/A

No allowance for specific impaired loan loss has been recorded because the carrying amount of the impaired loans as of December 31, 2004 and 2003 was less than the present value of the loan’s expected future cash flows.

NOTE 5 – REAL ESTATE JOINT VENTURE INVESTMENTS

As of December 31, certain of the Company’s mortgage loans on senior housing facilities are classified as real estate joint venture investments, as follows:

Location

2004                   2003                   2002

McKinney, TX

     $   4,050,291         $  3,109,337       $ 2,467,482

Largo, FL

      -0-                        -0-           5,295,454

St. Petersburg, FL

          4,582,344             3,684,620          4,223,000

Lewisville, TX

        10,617,954           10,286,004          8,756,513

Garland, TX

          6,421,006             5,905,556          4,231,789

Chattanooga, TN                                                                    5,438,254              3,637,623                     -0-

San Antonio, TX

        11,931,167             9,109,573                     -0-

Winter Haven, FL

          5,942,402                        -0-                      -0-

Bryan, TX

                                                  2,616,317                        -0-

 -0-

Edmond, OK

                                                                           5,346,201                        -0-                      -0-

Total principal outstanding

        56,945,936           35,732,713          8,693,373

Accrued interest

             329,195                301,565             281,134

  Unearned loan fees

           (867,117)          (1,188,055)           (639,167)

Allowance for loan losses

                    -0-                        -0-                      -0-

Real estate joint venture investments, net                          $56,408,014         $34,846,223       $24,616,205

All of the loans mature in 2005.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

All of the loans, except as noted below, are secured by first or second mortgages.  Three facilities are partially secured by the respective non-profit borrower’s 100% ownership interest in the Limited Liability Companies (“LLC”) which own the properties.  The facilities which are owned by the LLC’s have a first mortgage from an outside lender securing the property.  The location and amount of the loans which are secured in this manner as of December 31, 2004 are as follows:

Lewisville, TX - $9,284,620

Bryan, TX -        $1,282,984

Edmond, OK -    $3,337,251

Total                 $13,904,855

The Company participates in the residual profits of the real estate joint venture investments through loan participation agreements, which enable the Company to receive income from a borrower when a property in which the Company provided financing is sold or refinanced with another lender.  The participation percentage for each property varies between 25% and 33% of the borrower’s gain.

In September, 2003, the Company received $1,220,277 in loan participation income from a borrower as a result of the borrower’s sale of a senior housing facility in Largo, Florida in which the Company held a real estate joint venture investment.

All loans accrue interest at 10% per year and except as noted below, ‘interest-only’ payments are received monthly.  The original loan terms are for one year with two, one year extensions at the Company’s option.  The Company charges a 10% loan origination fee which is financed and included in the loan’s principal balance.

In accordance with loan terms, the Company allows certain borrowers to finance interest payments while their facilities are in the construction or renovation phase of operations.  For the years ended December 31, the net interest payments financed were as follows:

                                                                         2004

    2003

      2002

Current year interest financed                      $520,335

$449,085

  $37,348

Previous years’ financed interest received     (59,740)

           -0-

          -0-

Net financed interest                                    $460,595

 $449,085

   $37,348

The Company analyzes the underlying operations and collateral of each facility in which there is an outstanding loan by requiring independent appraisals every 12 to 24 months, reviewing loan balances and comparing them to the established loan budgets, and by analyzing income and cash flow statements that are submitted by the borrowers.  If it is determined that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of a loan, the loan is considered impaired and a loan loss will be recognized to the extent the collateral’s fair value is less than the current loan carrying amount.  No real estate joint venture investments were considered impaired as of December 31, 2004, 2003 and 2002.

NOTE 6 – ALLOWANCE FOR LOAN LOSSES

For the years ended December 31, 2004 and 2003, a summary of changes in the allowance for loan losses by loan type is as follows:

Real Estate
		Family	Senior	Joint Venture
	Church	Housing	Housing	Investments	Total
Balance – 12/31/02	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-
Loan loss expense	-0-	375,000	-0-	-0-	375,000
Charge-offs	-0-	-0-	-0-	-0-	-0-
Recoveries	-0-	-0-	-0-	-0-	-0-
Balance – 12/31/03	$ -0-	$375,000	$ -0-	$ -0-	$375,000
Loan loss expense Charge-offs Recoveries Balance –12/31/04	-0- -0- -0- $ -0-	257,000 -0- -0- $632,000	-0- -0- -0- $ -0-	-0- -0- -0- $ -0-	257,000 -0- -0- $632,000

Components of allowance for loan losses at December 31, 2004 and 2003:

                                                           2004                   2003

Collective loan losses-

  Historical experience                   $        -0-            $       -0-

  Current credit risk assessment       632,000            375,000

  Total collective loan losses            632,000            375,000

Specific impaired loan losses                   -0-                     -0-

Total allowance for loan losses     $632,000           $375,000

Prior to 2003, the Company had no allowance for loan loss activity.  In the fourth quarter of 2003, as part of the Company’s regular loan grading and risk assessment process, it was determined that the family housing loan portfolio’s credit risk had increased over historical levels.  This increase was caused by slower than expected new home sales.  The slow down in new home sales is due to slower than expected growth in the U.S. economy.  This increase in credit risk resulted in a $375,000 charge to loan loss expense in 2003.  For the year ended December 31, 2004, the Company charged an additional $257,000 to loan loss expense.  This charge is due to an increase in the family housing loan portfolio’s outstanding loan principal, slower than expected new home sales volumes at two projects, and an increase in the time that it has taken three projects to finish the development phase and start selling homes.  These factors have increased the family housing loan portfolio’s credit risk as compared to 2003.

The Company has never incurred a loan charge-off; therefore, there is no collective loan loss allowance related to the Company’s historical experience.

NOTE 7 - GOODWILL

The Company adopted SFAS 142 “Goodwill and Other Intangible Assets” effective January 1, 2002.  Goodwill associated with the Company’s acquisition of Presbyterian Investor’s Fund, Inc. is carried at $450,997 and is not subject to further amortization. Goodwill is tested for impairment at the end of each year using the present value of expected future cash flows to determine its fair value.  At December 31, 2004, 2003 and 2002, Goodwill’s fair value exceeded its carrying value; therefore, no provision for impairment loss has been recorded.  No goodwill was acquired or sold in any of the years presented in these Consolidated Financial Statements.

NOTE 8 - UNAMORTIZED DEBT ISSUE COSTS

Unamortized debt issue costs consist of legal, accounting, and filing costs incurred to register the Company’s debt securities and commissions paid or accrued on the sale of debt securities.  These costs are amortized on a straight-line basis over the period the associated securities are outstanding, generally five years.  At December 31, 2004, unamortized debt issue costs consist of:

Costs incurred to register debt securities

$   714,241

Commissions paid on the sale of debt securities

  3,832,827

Less: Accumulated Amortization

 (1,875,728)

$2,671,340

Amortization expense was $822,862, $510,924, and $345,191 for the years ended December 31, 2004, 2003 and 2002, respectively, and is included in marketing expenses in the accompanying Statements of Operations.

Estimated amortization expense for the next five years:

2005 - $804,621

2008 - $349,533

2006 - $722,791

2009 - $173,372

2007 - $621,023

NOTE 9 - BOND HOLDINGS

Bond holdings at year-end consist of-

  2004                    2003                  2002

St. Lucie Co., FL Subordinated Revenue Bonds:

Maturity   7/1/2036

$2,325,000

$2,325,000

$2,325,000

Maturity 10/1/2036

  2,700,000

  2,700,000

  2,700,000

Undivided 50% interest sold to investor

(2,512,500)

(2,512,500)

 (2,512,500)

Net investment in St.Lucie Co., FL bonds

  2,512,500

   2,512,500

  2,512,500

Largo, FL Subordinated Revenue bonds:

Matures 10/1/2033

  2,500,000

  2,500,000

               -0-

Undivided interest sold to investors

 (1,225,000)

(1,225,000)

               -0-

Net investment in Largo, FL bonds

   1,275,000

  1,275,000

               -0-

Local Church Bonds, maturing 2003

              -0-

              -0-

       58,750

Cost and fair value of bond holdings

  3,787,500

  3,787,500

  2,571,250

Accrued interest receivable

     226,233

     213,833

     162,912

$4,013,733

 $4,001,333

$2,734,162

The bonds are not traded on an exchange; however, management estimates, based on discounted expected cash flows, that the fair value of the individual securities approximates their original cost.  Accordingly, no unrealized holding gains or losses have been recorded in 2004, 2003, or 2002.

Proceeds from the sale of undivided interests and the maturity of bonds were $0, $1,283,750, and $2,601,250 for the years ending December 31, 2004, 2003 and 2002, respectively. No realized gains or losses were recognized in any year.  The Company uses the specific identification method to determine realized gains and losses.

Tax-free interest income was $329,622, $274,095, and $407,903 for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 10 - INCOME TAXES

The net deferred tax (liability) asset in the accompanying balance sheets includes the following components as of December 31:

  2004

  2003

  2002

Deferred tax assets

$296,110

 $196,917

$286,787

Deferred tax liabilities

 (366,467)

  (368,360)

  (12,554)

Net deferred tax (liability) asset

($70,357)

($171,443)

$274,233

The deferred tax liabilities result from the use of accelerated depreciation methods for property and equipment and from using the installment method for tax accounting.  The deferred tax assets result from tax versus financial reporting differences in accounting for allowance for loan losses and from differences in the amortization of debt issue and start-up costs.  The Company estimates that future taxable income will be sufficient to realize the deferred tax assets; therefore, no valuation allowance was provided for as of December 31, 2004, 2003, and 2002.

During 2003, the Company’s request with the Department of the Treasury to change its tax accounting method for loan fees to approximate its book treatment under SFAS Nos. 65 and 91 was approved.  As a result of this change, the Company was able to amend and request refunds from its 2000 and 2001 federal and state tax returns totaling $286,953.  $244,336 of the requested refunds was received in 2003 and the remaining $42,617 was received in 2004.  In addition, the amended tax returns created a $481,154 federal net operating loss carryforward and an $82,025 state net operating loss carryforward that the Company used to reduce its 2003 income tax liability.

Components of the Company’s income tax provision (benefit) for the years ended December 31:

2004             2003                2002

Current:    Federal

          $203,501      ($332,464)

$108,308

   State

              34,558          (25,946)

    19,240

Deferred:  Federal

            (91,183)         404,711               (2,840)

   State

                            (9,903)

        40,965

       (504)

          $136,973         $ 87,266

$124,204

Reconciliation of the Company’s income tax provision (benefit) rate to statutory federal rates for the years ended December 31:

                                                                        2004        2003        2002

Statutory federal rate                                     35.0%      35.0%      35.0%

Effect of graduated federal rates                    (1.0%)    (3.1%)      (1.0%)

State taxes, net of federal benefit                    3.7%        3.7%       3.7%

Effect of tax-free bond interest income       (17.3%)   (16.5%)   (20.6%)

Other, net                                                          .7%      (3.7%)       (.2%)

Effective tax provision rate                           21.1%      15.4%      16.9%

Current income taxes payable were $93,232, $36,673 and $106,567 as of December 31, 2004, 2003 and 2002, respectively and is included in “accounts and other payables” in the accompanying balance sheets.

NOTE 11 - CASH CONCENTRATION RISK & RESTRICTED CASH

A cash concentration risk arises when the Company has more cash in a financial institution than is covered by federal deposit insurance. At December 31, 2004, the Company had cash in excess of insured limits totaling $14,891,105.

Included in cash and cash equivalents as of December 31, 2004, 2003 and 2002 is restricted cash of $695,436, $256,573 and $254,645, respectively.  The cash is restricted by various financing and bond custody arrangements and cannot be used in the Company’s operations.

NOTE 12 - INVESTOR CERTIFICATES

The Company has three types of certificates outstanding:

Access certificates have no stated maturity and are due on demand.  The minimum investment amount is $100.  The interest rate is determined by the Board of Directors each quarter.  The directors may change the rate between quarters if market conditions warrant such a change.  The current interest rate is 4%.

Graduated certificates can be redeemed yearly and have a five year maximum maturity.  The minimum investment amount is $500.  The interest rate increases based on the length of time that the certificate is outstanding.  For certificates sold prior to 2004 the rate starts at 7% and increases .5% for each year the certificate is outstanding with a 9% maximum rate.  Certificates (Series E) sold in 2004 have an initial interest rate of 6.25% and increase .5% for each year the certificate is outstanding with an 8.25% maximum rate.

Five year certificates have a five year maturity and a $500 minimum investment.  The interest rate is 9% for certificates sold prior to 2004 and 8.25% for certificates (Series E) sold in 2004.

The certificates are not collateralized and no sinking fund is required to fund redemptions at maturity.  All of the certificates have been registered with the Securities and Exchange Commission under the Securities Act of 1933.

Five year schedule of principal maturities for certificates outstanding at December 31:

Years to Maturity On demand & 1 year 2 3 4 5+ Total Principal	2004 $ 11,948,840 10,803,667 34,885,514 18,092,276 36,244,346 $111,974,643	2003 $ 9,672,380 4,862,922 10,803,667 35,717,731 18,172,501 $ 79,229,201	2002 $ 12,588,839 838,115 4,938,456 10,941,275 35,902,441 $ 65,209,126

At December 31, 2004, 2003 and 2002, accrued interest payable was $8,628,514, $5,333,444, and $2,711,256, respectively.  Interest rates for certificates outstanding at December 31, 2004 are:

4.0% -   $1,781,391

7.5% -    $1,953,422

  8.5% -      $379,501

6.25% - $3,651,845            8.0% -    $3,854.729

  9.0% - $63,781,456

7.0% -   $   327,953

8.25% - $36,244,346

On April 29, 2003 the Company filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $40,000,000 of its Series E Investor Certificates along with $11,375,000 of its Common Stock.  The Registration Statement was approved by the Securities and Exchange Commission on March 26, 2004.  Since the approval date, the Company has issued $39,931,209 in new Investor Certificates and $2,129,341 in Common Stock (327,591 shares at $6.50 per share).

On August 27, 2004, the Company filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $20,000,000 of its Series F Investor Certificates along with $9,750,000 of its Common Stock.  The Securities and Exchange Commission notified the Company that it would not complete a full review of the registration statement.  The registration statement became effective on November 1, 2004 and the Company started to sell securities registered in this statement in January, 2005.

NOTE 13 – MORTGAGE PARTICIPATION AGREEMENTS

In 2003, the Company began selling Mortgage Participation (“MP”) Agreements.  The MP Agreements have not been registered and therefore, are only available to accredited investors.  The agreements are collateralized by specific senior housing loans owned by the Company and entitle the investor to a proportionate share of the interest earned on the collateral.  Interest is paid monthly to the MP investor after the Company receives interest payments on related the collateralized loans.  The agreements have no stated maturity date.  Principal payments are made when the Company receives principal payments on the collateralized loans.  Losses that the Company may incur on the collateralized loans are shared pro-rata with the MP Agreement holders.  The Company has the right but not the obligation to redeem the MP Agreements at any time.  The MP Agreement investors do not have the right to sell or repledge their interest in the underlying collateral.  Interest expense related to MP Agreements was $627,331 and $325,992 for the years ended December 31, 2004 and 2003, respectively.  MP Agreement principal and interest outstanding and related collateral as of December 31, 2004:

                                                                                             MP Amount               Total Collateral

                                                                                             Outstanding              Carrying Amount

Winter Haven, FL senior housing loan; matures 5/1/05

   with two year extensions at the Company’s option          $3,766,000                     $5,817,035

Garland, TX senior housing loan; matures 12/1/05

   with a one year extension at the Company’s option           3,396,500                     $6,393,393

Total principal outstanding                                                    7,162,500

Accrued interest payable                                                            57,698

                                                                                             $7,220,198

The loans which collateralize the MP Agreements are classified as real estate joint venture investments in the accompanying balance sheets.  The total carrying amount is equal to the loan’s outstanding principal, plus accrued interest, less deferred loan fees.

In December 2004, MP Agreements collateralized by the Lewisville, TX senior housing facility loan were transferred to MP Agreements collateralized by a senior housing facility in Winter Haven, FL.  All of the investors agreed to this transfer.

In January 2005, the Company redeemed $2,250,000 in MP Agreement principal collateralized by the Winter Haven, FL facility.

NOTE 14 - LOAN GUARANTEES

The Company is guarantor on four loans secured by senior housing facilities owned by unrelated non-profit entities.  Certain real estate joint venture investments and real estate acquisition and development loans in which the borrower chooses to secure outside financing may require the Company to guarantee the loan as a condition of the extension of the loan by the financial institution.  The guarantee is solely limited to amounts drawn under credit facilities and only covers outstanding principal and accrued interest and terminates upon maturity and principal repayment.  Only upon an uncured payment default and upon demand by the financial institution would the Company be required to perform under its guarantee obligations.  The Company’s recourse would be limited to repossession of the underlying collateral and subsequent resale of the facilities.  As of December 31, 2004, all loans which had a guarantee were current based on their loan terms.  Loan guarantees as of December 31, 2004:

                                   Renewal/                                                        Current                 Loan

                                  Origination      Maturity        Maximum         Principal           Guarantee

Location                         Date               Date           Guarantee       Outstanding        Obligation

Fort Pierce, FL            5/31/04          4/15/05        $ 6,000,000      $ 6,000,000          $ 60,000

Fort Pierce, FL            8/15/04          2/15/05           4,445,000         4,445,000             44,000

Palm Bay, FL             12/31/02        12/31/05        13,800,000       12,547,134                    -0-

St. Petersburg, FL      12/18/04        12/18/05          7,347,300         7,106,540             71,000

                                                                              $31,592,300     $29,960,655         $175,000

NOTE 15 - PROFIT SHARING PLAN

During 2001, the Company established a Profit Sharing Plan for its employees. The Plan allows for entry into the plan after one year of service, and immediate vesting of contributed amounts. All contributions were made at the discretion of the Company after approval by the board of directors. For the years ended December 31, 2004, 2003, and 2002 the Company elected to contribute $0, $65,220 and $63,150, respectively.  No further contributions are expected as all of the Company’s employees were hired by Cornerstone Capital Advisors in 2003.

NOTE 16 - BUILDING MORTGAGE

                                                                                                                      2004               2003               2002

Fidelity Bank – collateralized by rental office building                           $170,655       $180,194         $189,226

   Interest rate equal to “prime + 1.5%”, currently 6.75%; monthly principal & interest payment of $1,723; matures March 1, 2006,

   at which time a balloon payment of $159,573 is due.

Fidelity Bank – collateralized by corporate office building                       431,714                  -0-                   -0-

   Interest rate equal to “prime + 1.5%”, currently 6.75%; monthly principal & interest payment of $3,818; matures Sept. 1, 2009,

   at which time a balloon payment of $340,543 is due.

Total principal outstanding at December 31                                             $602,369       $180,194         $189,226

Interest expense for the years ended December 31                                    $23,898          $15,784           $16,951

Estimated annual principal payments: 2005 - $26,646; 2006 - $179,609; 2007 - $19,680; 2008 - $21,050;

2009 - $355,384.

NOTE 17 - SERIES A CONVERTIBLE PREFERRED STOCK

In 2001, the Company amended its Articles of Incorporation to provide for the issuance of up to 235,000 shares of Series A Convertible Preferred Stock.  The shares do not accrue dividends unless such dividends are declared by the Board of Directors.  The shares entitle the preferred shareholder to have one vote per share, presently equal to the voting rights of Common shareholders.  Each share is convertible, after 3 years, into shares of Common Stock based on an adjustable formula.

During 2001, as part of the Company’s formation and initial capitalization of Wellstone Financial Group, LLC (“WFG”), 500 preferred shares with a value of $500,000 were issued to WFG in return for a 100% ownership interest in WFG.  In June 2004, WFG was dissolved and all of the outstanding Series A Convertible Preferred Stock was redeemed from WFG in exchange for the Company’s ownership interest in WFG.  See Note 18 for additional disclosures on this transaction.

NOTE 18 – DISSOLUTION OF SUBSIDIARIES

In June 2004, the Company’s board of directors approved an agreement to dissolve Wellstone Financial Group, LLC (“WFG”), a 100%-owned subsidiary.  In exchange for the Company’s ownership interest in WFG, the Company redeemed all of the Company’s Series A Preferred Stock owned by WFG.  The fair value of the Preferred Stock and the Company’s ownership interest in WFG were both estimated at $500,000; therefore, no cash was exchanged.  As of June 30, 2004, WFG is no longer included in the Company’s financial statements.  The transaction had no effect on the Company’s assets, liabilities, net income and earning per share of common stock.  WFG was dissolved because the Company has been unable to retain the type of specialized employees necessary to develop WFG’s operations into a long-term profitable venture.

In June 2004, the Company’s board of directors approved an agreement to dissolve Wellstone Communities, Inc. (“WCI”), a 100%-owned subsidiary. The Company received all of WCI’s assets in exchange for its 136,250 shares of WCI Common Stock.  The fair value of this transaction was $1,265,268.  WCI’s assets included $1,046,340 in cash and a real estate mortgage loan with a carrying amount of $218,928.  The transaction had no effect on the Company’s assets, liabilities, net income, and earnings per common share.  WCI filed a Form SB-2 Registration Statement in 2003 and planned to issue preferred stock to expand its specialized loan operations and possibly purchase a bank.  The Company determined that it was not feasible to go forward with the registration statement given the proposed financial structure; therefore, $113,473 in registration costs were charged to earnings in the fourth quarter of 2003 and in 2004 WCI was dissolved.

NOTE 19 - EARNINGS PER SHARE

Basic earnings per share have been calculated as follows:

2002

Net Income

 $612,608

Average Common Shares Outstanding

   529,833

Earnings per Common Share

       $1.16

2003

Net Income

 $478,880

Average Common Shares Outstanding

   521,782

Earnings per Common Share

       $0.92

2004

Net Income

 $511,367

Average Common Shares Outstanding

   713,567

Earnings per Common Share

       $0.72

Diluted earnings per share are the same as basic earnings per share because there are no shares of Series A Convertible Preferred Stock outstanding.  Other than the Series A Convertible Preferred Stock, there are no other potentially dilutive securities, stock options or warrants outstanding.

NOTE 20 – MAJOR CUSTOMERS

The Company received more than 10% of its total revenue for the year ended December 31, 2004 from the following customers:

                                                       Amount        %        Description of Revenue Received

Senior Housing Services, Inc.    $5,727,019   43.5%     Interest and fees from real estate joint

                                                                                          venture investments

Wellstone Housing Corp.             2,288,028   17.4%     Interest and fees from family housing

                                                                                          development loans

Sage Living Centers, Inc.            1,490,795    11.3%     Interest and fees from real estate joint

                                                                                          venture investments

                                                    $9,505,842   72.2%

The major customers are not related parties.  Neither organization directly or indirectly controls, is controlled by, or is under common control of the Company.  There is not common ownership interest, officers, or directors and the Company does not have the power to direct or significantly influence the management or operating policies of these customers.

On December 31, 2004, Senior Housing Services, Inc purchased the assets and assumed all of Wellstone Housing Corporation’s liabilities, which includes the Company’s real estate loans.

NOTE 21 – FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents – Fair value approximates their carrying amount due to the initial maturities of the instruments being three months or less.

Bond holdings – These bonds are not traded on an exchange; therefore, fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Investor certificates and mortgage participations – Fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Building mortgage and capital lease obligation – Fair value approximates carrying value since stated rates are similar to rates currently available to the Company for debt with similar terms and remaining maturities.

Loan guarantee obligations – Fair value approximates the risk-factored net present value of possible future cash flows related to the specific loan guarantee obligation.

The estimated fair values of the Company’s financial instruments at December 31, 2004 are:

                                                            Carrying Amount          Fair Value

Financial assets:

  Cash and cash equivalents                   $  15,162,659           $  15,162,659

  Bond holdings                                      $    3,787,500           $    3,787,500

Financial liabilities:

  Investor certificates                              $111,974,643           $111,974,643

  Mortgage participations                       $    7,162,500           $    7,162,500

  Building mortgages                              $       602,369           $       602,369

  Capital lease obligation                        $           7,941           $           7,941

  Loan guarantee obligations                  $       175,000           $       175,000

To The Board of Directors

Cornerstone Ministries Investments, Inc.

We have reviewed the accompanying balance sheet of Cornerstone Ministries Investments, Inc. as of September 30, 2005, and the related statements of operations, changes in shareholder’s equity, and cash flows for the three-month and nine-month periods ending September 30, 2005. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The balance sheet of Cornerstone Ministries Investments, Inc. as of September 30, 2004 and the related statements of operations, changes in shareholder’s equity, and cash flows for the three-month and nine-month periods ended September 30, 2004 were reviewed by another accountant, whose report dated October 27, 2004, stated that they were not aware of any material modifications that should be made to those statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Berman Hopkins and Moss, LLP

Winter Park, Florida

November 10, 2005

CORNERSTONE MINISTRIES INVESTMENTS, INC.
BALANCE SHEETS
As of September 30, 2005 and 2004

	9/30/2005	9/30/2004
ASSETS
Cash and cash equivalents	$ 1,303,288	$ 9,257,555
Loans in process	663,344	194,755
Real estate loans, net	76,811,109	50,443,720
Real estate joint venture investments, net	61,591,989	59,470,960
Bond holdings and accrued interest	5,187,112	3,985,667
Property and equipment, net	775,853	828,241
Refundable income taxes	8,228	5,673
Deferred tax asset	56,585	-
Goodwill	450,997	450,997
Unamortized debt issue costs	2,754,780	2,621,638
Real estate held for investment	340,000	340,000
Other assets	98,607	57,957

TOTAL ASSETS	$150,041,892	$127,657,163

LIABILITIES
Investor certificates and accrued interest	$138,996,526	$115,051,868
Mortgage participations and accrued interest	4,952,073	6,212,142
Accounts and other payables	137,049	115,894
Loan guarantee obligation	71,000	104,000
Building mortgages	583,477	608,540
Capital lease obligation	3,013	9,453
Deferred taxes payable	-	150,729

TOTAL LIABILITIES	144,743,138	122,252,626

SHAREHOLDERS' EQUITY
Series A Convertible Preferred Stock, no par
value; 235,000 shares authorized, no
shares issued and outstanding	-	-
Common Stock, $0.01 par value; 10 million shares authorized;
861,940 and 853,123 shares issued and outstanding	8,619	8,531
Paid in capital	5,386,315	5,337,749
Retained earnings (deficit)	(96,180)	58,257

TOTAL SHAREHOLDERS' EQUITY	5,298,754	5,404,537

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$150,041,892	$127,657,163

SEE ACCOMPANYING NOTES AND ACCOUNTANTS' REVIEW REPORT

CORNERSTONE MINISTRIES INVESTMENTS, INC.
STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2005 and 2004

	3 Mo. Ended	3 Mo. Ended	9 Mo. Ended	9 Mo. Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
REVENUES
Real estate loan and joint venture interest and fees	$3,466,797	$ 3,165,898	$10,058,106	$ 8,764,245
Loan participation and other income	162,465	135,706	832,611	346,674

TOTAL REVENUES	3,629,262	3,301,604	10,890,717	9,110,919

EXPENSES
Investor interest expense	2,974,148	2,502,518	8,532,551	6,627,673
Loan loss expense	25,000	20,000	75,000	50,000
Marketing expenses	268,581	274,995	808,542	735,709
Management and advisory fees	332,707	269,575	1,034,872	898,671
Operating expenses	157,485	198,284	540,684	588,332

TOTAL EXPENSES	3,757,921	3,265,372	10,991,649	8,900,385

Income (loss) before income taxes	(128,659)	36,232	(100,932)	210,534

Income tax benefit	(80,381)	(13,123)	(124,652)	(1,560)

NET INCOME (LOSS)	$ (48,278)	$ 49,355	$ 23,720	$ 212,094

Basic and Diluted Earnings (Loss)
per Common Share	$ (0.06)	$ 0.06	$ 0.03	$ 0.31

SEE ACCOMPANYING NOTES AND ACCOUNTANT'S REVIEW REPORT

CORNERSTONE MINISTRIES INVESTMENTS, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the nine months ended September 30, 2005 and 2004

					RETAINED
	COMMON STOCK:		PAID-IN	PREFERRED	EARNINGS	TREASURY	TOTAL
	SHARES	AMOUNT	CAPITAL	STOCK	(DEFICIT)	STOCK	EQUITY

BALANCE, DECEMBER 31, 2003	531,532	$ 5,315	$3,297,435	$ -	$ 1,229	$ (73,248)	$3,230,731
Net income					212,094		212,094
Dividend declared					(155,066)		(155,066)
Common stock issued	321,591	3,216	2,087,125				2,090,341
Common stock issuance costs			(46,811)				(46,811)
Treasury stock sold (11,269 shares)						73,248	73,248

BALANCE, SEPTEMBER 30, 2004	853,123	$ 8,531	$5,337,749	$ -	$ 58,257	$ -	$5,404,537

BALANCE, DECEMBER 31, 2004	819,351	$ 8,194	$5,118,568	$ -	$ 91,243	$ -	$5,218,005
Net income					23,720		23,720
Dividend declared					(211,143)		(211,143)
Common stock issued	60,812	608	394,670				395,278
Common stock issuance costs			(8,657)				(8,657)
Common stock redeemed	(18,223)	(183)	(118,266)				(118,449)

BALANCE, SEPTEMBER 30, 2005	861,940	$ 8,619	$5,386,315	$ -	$ (96,180)	$ -	$5,298,754

SEE ACCOMPANYING NOTES AND ACCOUNTANTS' REVIEW REPORT

CORNERSTONE MINISTRIES INVESTMENTS, INC.
STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 23,720	$ 212,094
Adjustments to reconcile net income to cash
from operations-
Depreciation and amortization	754,166	640,656
Loss on sale of fixed assets	-	2,534
Changes in-
Loans in process	(632,471)	(76,251)
Accrued bond interest, net	15,704	15,666
Accrued real estate loan/joint venture interest and deferred loan fees	(2,492,041)	(3,205,309)
Allowance for loan losses	75,000	50,000
Deferred taxes	(126,942)	(20,714)
Refundable income taxes	(8,228)	36,944
Investor and mortgage participation interest payable	3,712,515	2,726,187
Loan guarantee obligations, net of related receivables	(33,000)	-
Accounts and other payables	(107,572)	(47,912)
Other assets	69,513	(42,144)

NET CASH PROVIDED BY OPERATIONS	1,250,364	291,751

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate loans made	(31,435,690)	(9,100,510)
Real estate loan principal payments received	9,829,876	7,504,692
Real estate joint venture investments made	(3,693,644)	(22,443,378)
Real estate joint venture payments received	-	3,325
Bonds purchased	(1,219,290)	-
Bonds redeemed or sold	30,600	-
Proceeds from sale of fixed assets	-	1,400
Property and equipment purchased	(10,917)	(9,915)

NET CASH USED BY INVESTING ACTIVITIES	(26,499,065)	(24,044,386)

CASH FLOWS FROM FINANCING ACTIVITIES:
Investor certificates sold	16,416,473	31,100,364
Investor certificates redeemed	(1,753,744)	(3,336,245)
Mortgage participation agreements sold	150,000	78,250
Mortgage participation agreements redeemed	(2,400,000)	-
Debt issue costs paid	(790,321)	(1,438,822)
Building mortgage proceeds	-	440,000
Building mortgage principal payments	(18,892)	(11,654)
Capital lease principal payments	(4,928)	(4,179)
Common stock issued, net of issuance costs	386,621	2,043,530
Common stock redeemed	(118,449)	-
Dividends paid	(477,430)	(324,153)

Treasury stock sold	-	73,248

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,389,330	28,620,339

Net change in cash and cash equivalents	(13,859,371)	4,867,704
Cash and cash equivalents at beginning of period	15,162,659	4,389,851

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 1,303,288	$ 9,257,555

Supplemental Information-
Interest paid during the period	$ 4,854,485	$ 3,916,963
Income taxes paid during the period	$ 105,000	$ 62,500
Non-cash transactions-
Investor certificates matured and re-invested	$ 151,412	$ 3,309,314
Loan interest financed and included in loan principal	$ 966,935	$ 1,186,383

SEE ACCOMPANYING NOTES AND ACCOUNTANTS' REVIEW REPORT

CORNERSTONE MINISTRIES INVESTMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements include the accounts of Cornerstone Ministries Investments, Inc. (“the Company”).  Previously, the Company’s financial statements included the accounts of two wholly-owned subsidiaries, Wellstone Communities, Inc. and Wellstone Financial Group, LLC.  In June, 2004, the Company dissolved both subsidiaries.  See Note 17 for additional disclosures.

The Company originates and purchases mortgage loans, substantially all of which are made to faith-based organizations.  The Company offers specialized loan programs for churches, non-profit sponsors of senior housing facilities and either non-profit or for-profit sponsors of affordable and low income housing projects.  The Company also invests in other real estate projects for the purpose of selling at a profit, or leasing.  Substantially all of the Company’s loans and investments are in projects located in the Southeastern United States.

Cash and cash equivalents include checking accounts and short-term certificates with original maturities of 90 days or less.

Real estate loans and real estate loans classified as real estate joint venture investments include unpaid principal and accrued interest balances net of deferred loan fees and unearned discounts, less an allowance for loan losses.  Interest income is recognized monthly on the accrual basis in accordance with loan terms.  Interest income is recognized on the cash basis for loans with a recorded impairment loss (other than restructured loans) and the possibility of future loss considered remote.  If the possibility of future loss is not remote, then interest income is not recognized and interest payments are credited to outstanding loan principal.  Loan origination fees are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.   Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.  Interest income and loan fees recognized from real estate loans and real estate loans classified as real estate joint venture investments are reported as “Real estate loan and joint venture interest and fees” in the accompanying Statements of Operations.

The Company receives monthly interest payments on its real estate loans and real estate loans classified as real estate joint venture investments except when the terms of a loan allow a borrower to finance interest payments.  Interest is financed in the following circumstances:

•

Family housing loans may finance interest while the project is in the development and pre-sales phase, which normally lasts 12 to 36 months depending on the size of the project.  The Company receives the financed interest as the borrower sells homes in the development.

•

Church construction loans may finance interest while the church building is under construction.  This takes three to nine months, depending on the size of the building.  When the building is operational, the financed interest from the construction phase is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

•

Senior housing loans may finance interest during the construction, renovation and lease-up stages of the borrower’s operations.  This takes two to six months if there is an existing building and 12 to 24 months if the financed property is raw land and a new building is being constructed.  When the facility is operational, the financed interest is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

Real estate loans are classified as real estate joint venture investments if the Company participates in a property’s residual profits and all of the following exist at the inception of the loan:

•

The borrower has title but not a substantial equity investment in the property.

•

The Company does not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

•

There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

•

The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

The Company normally provides all or substantially all of the funding (directly or through loan guarantees) for the acquisition and development of these facilities, which are owned by non-profit entities.  The Company participates in residual profits through loan participation agreements, which enable the Company to receive income from the borrower when the property in which the Company provided financing is sold or refinanced with another lender.  The participation is between 25% and 33% of the borrower’s gain.  Loan participation income is recognized when the borrower’s sale or refinancing is completed and the Company receives cash from the borrower.

Loans in process are amounts advanced or expended on behalf of borrowers prior to completion of the loan documentation.  Interest is not accrued on these amounts until the loan documentation is complete and the borrower acknowledges the debt and associated interest.  Substantially all of these expenditures are converted to loans within one year or less.

Unamortized debt issue costs include the costs and commissions associated with issuing Investor Certificates and Mortgage Participation Agreements.  These costs are being amortized on a straight-line basis over the term of the associated debt, principally five years.

The allowance for loan losses for real estate loans and real estate loans classified as real estate joint venture investments is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is determined in accordance with SFAS No. 5 (collective loan losses) and SFAS No. 114 (specific impaired loan losses).  A collective loan loss is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The collective loan loss allowance amount is based on observable data that management believes is reflective of the underlying credit losses inherent in the portfolio.  The components of this evaluation include trends in the Company’s historical loss experience, changes in credit risk and credit quality, credit concentrations, economic conditions, collateral values, and other risks inherent in the portfolio. Specific impaired loan loss allowances are made when it is determined that a loan is impaired and the loan’s carrying amount exceeds the present value of estimated future cash flows, or, if the loan is considered collateral dependant, the loan’s collateral value. A loan is considered impaired if it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan loss and reduced by charge-offs, net of recoveries. Changes in the allowance relating to specific impaired loans are charged or credited to loan loss expense.  Loans are charged-off to the extent the loan’s carrying amount exceeds the net realizable value of the collateral, with the charge-off occurring when it is likely that the loan is uncollectible and foreclosure will occur.

Bond holdings consist of tax-free local government securities and church bonds.  The Company accounts for these investments using SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and classifies the bonds as “available for sale” securities.  The bonds are recorded at cost and adjusted for unrealized holding gains and losses.  Temporary unrealized holding gains and losses are reported, net of deferred taxes, as a separate component of shareholder’s equity until realized.  If an unrealized holding loss is judged to be other than temporary, the cost basis of the security is written down to fair value and included in earnings.  Discounts or premiums related to the purchase of bonds are amortized as a yield adjustment over the lives of the related bonds.

Property and equipment are valued at cost when purchased.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are three to five years for furnishings and equipment, and 40 years for office buildings.

Real estate held for investment includes land which the Company owns and intends to hold as an investment for more than one year.  The assets are carried at the lesser of cost or fair value as required by SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”.  Impairment losses are recognized when the carrying amount of a long-lived asset is determined not to be recoverable and the carrying amount exceeds fair value.  Profit from real estate sales is recognized when the collectibility of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale to earn the profit.  If either of these conditions exists, all or part of the profit is deferred and recognized using the installment sale method or cost recovery method as prescribed by SFAS No. 66, “Accounting for Sales of Real Estate”.

Interest on Investor Certificates is accrued from the date of issuance. Certificate holders choose, at the time of purchase, to have interest paid semi-annually or upon redemption.  Investors holding five year certificates in multiples of $10,000 may receive interest monthly.  Unpaid interest is compounded semi-annually.  Interest on Mortgage Participation Agreements is accrued from the date of issuance and is paid monthly.

Mortgage Participation Agreements are accounted for as secured borrowings with pledges of collateral because the agreements do not meet the definition of a sale of a financial asset under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.

The Company is guarantor on certain loans secured by senior housing facilities which are owned by non-profit entities.  Loan guarantees that originated prior to January 1, 2003 have no obligation recognized in the financial statements.  For loan guarantees that were originated or modified on or after January 1, 2003, a loan guarantee obligation is recognized based on the loan guarantees estimated fair value.  The Company charges the loan guarantee’s fair value to the respective borrower as compensation for the Company’s risk and payment is expected within 30 days of the loan guarantee’s origination or modification date.  Unpaid amounts are classified as “Loan guarantee receivables” in the accompanying balance sheets.  Loan guarantee obligations are analyzed at the end of each quarter and if the fair value of the loan guarantee has declined, the carrying amount of the obligation is reduced and credited to earnings.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the methods of accounting for depreciation, amortization, start-up costs, allowance for loan losses, and installment sales for financial and tax-reporting purposes.  The deferred taxes represent the estimated future tax consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled.  Accelerated depreciation methods and shorter asset lives are used for tax reporting, and straight-line depreciation is used for financial statement reporting.  The Company calculates deferred taxes under the provisions of SFAS No. 109 which provides for deferred tax assets and liabilities to be carried on the balance sheet at current tax rates.

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  The estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses.  Actual amounts may vary from the estimates that are used.

Basic earnings per common share are calculated by dividing net income by the weighted average number of common shares outstanding during the year.  Diluted earnings per common share are calculated by adjusting weighted average outstanding shares, assuming conversion of all potentially dilutive shares of Series A Convertible Preferred Stock.

New Accounting Pronouncements:

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment (SFAS 123R). This standard amends SFAS No. 123, Accounting for Stock-Based Compensation, and supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123R requires that companies use a fair value method to value stock options and recognize the related compensation expense in net earnings. The provisions of SFAS 123R are effective for the first reporting period beginning after June 15, 2005, although earlier application is encouraged. The Company does not have any share-based payment obligations and does not expect this pronouncement to have a material effect on our financial position or results of operations.

In March 2004, the FASB's Emerging Issues Task Force (EITF) finalized Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (EITF 03-1). The FASB has delayed the implementation of EITF 03-1 and has begun a new project to address the issues associated with other-than-temporary impairment of debt and equity securities. The outcome of this new project and its impact on the Company’s financial position or results of operations cannot be determined at this time.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities (VIEs), an interpretation of ARB (Accounting Research Bulletin) No. 51. In December 2003, the FASB issued a revised version of FIN 46 (FIN 46R), which delayed the effective date of FIN 46 for all VIEs until March 2004. This interpretation requires the consolidation of entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the expected residual gains, or both, as a result of ownership, contractual or other financial interests in the entity. FIN 46R and its various interpretations have not materially impacted the Company’s financial position or results of operations.

Recently, the FASB has been very active, issuing a number of accounting pronouncements with various effective dates. These pronouncements, which were not discussed above, do not have a material effect on our financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT

At September 30, property and equipment is composed of:

     2005                2004

Office Condominiums

$797,554          $795,034

Office Computers, Furnishings,

   Software & Equipment

  127,385            122,037

Vehicles

    30,351              30,351

Capital lease – phone system

    17,710              17,710

Less: Accumulated Depreciation

(197,147)          (136,891)

Property and equipment, net

$775,853           $828,241

Depreciation exp. – three months

  $16,130             $18,558

Depreciation exp. – nine months

  $47,284             $50,840

NOTE 3 – COMMITMENTS AND RELATED PARTY TRANSACTIONS

Leases:

During 2003, the Company entered into a capital lease for a new telephone system at the Company’s headquarters.  The lease was recorded at the asset’s fair value and is being amortized over three years using the straight-line method.  Interest expense is calculated based on the implied interest rate in the lease.  The lease payment, including principal, interest and sales tax, is $672 per month.  The carrying value of the capitalized lease asset was $2,460 and $8,363 as of September 30, 2005 and 2004, respectively.  Amortization expense was $1,476 for the three months and $4,427 for the nine months ended September 30, 2005 and 2004.  Interest expense was $172 and $432 for the three months and $721 and $1,469 for the nine months ended September 30, 2005 and 2004, respectively.  Future minimum lease payments as of September 30, 2005:

Year                                  Amount

2005                                     1,883

2006                                     1,256

 Total                                    3,139

Less interest portion             (126)

Capital lease obligation      $3,013

Loan Commitments:

The Company makes loan commitments in connection with certain real estate loans and joint venture investments that include funding for project development, building construction, renovations, lease-up operations, financed interest and other amounts that the borrower may draw upon in accordance with the loan agreement.  For existing loans, the Company has $14,502,987 in approved, unused loan commitments for real estate loans and $5,842,201 for real estate joint venture investments as of September 30, 2005.  The Company also has three new approved real estate loan commitments totaling $6,900,000 as of September 30, 2005 which the company expects to start funding in the fourth quarter.

Related Party Transactions:

Cornerstone Capital Advisors, Inc. – Management and Advisory Service Agreement

Effective July 1, 2003, the Company entered into a Management and Advisory Services Agreement with Cornerstone Capital Advisors, Inc. (“CCA”) to provide loan management, administration, and accounting; investor relations; marketing; computer and management information systems administration; record maintenance; executive management; and bookkeeping and accounting after June 30, 2003.  The agreement is for renewable one year terms and it may be terminated by either party upon 60 days’ written notice.  The Company does not have any employees of its own and CCA is subject to the supervision of the Company’s board of directors.  Two of the Company’s directors serve on the CCA board of directors.

From July 1, 2003 until July 31, 2004, the agreement obligated the Company to reimburse actual expenses incurred by CCA.  Also, CCA was eligible to earn incentive compensation of up to 10% of the actual expenses billed to the Company for the prior 12 months.  The base for the incentive compensation included being current on all bond interest and other obligations, and that the common stock shareholders have received dividends equal to an annual rate of at least 10% on the price paid in a public offering for all the time the shares were outstanding.  Factors above the base and the exact amount of incentive compensation were determined by the board of director’s judgment on the extent to which CCA’s services contributed to the results.

Effective August 1, 2004, the original agreement was modified so that the Company will pay CCA as follows:

•

Management Fee – equal to 10% of the Company’s revenues from all sources other than loan fees, loan participations and revenue received from CCA plus 30% of loan participation revenue, payable monthly.

•

Loan Origination Fee – equal to 30% of the total loan fee charged by the Company to its borrowers.  The fee is generally paid from loan proceeds and reduces deferred loan fees.

For the three and nine months ended September 30, the Company paid CCA as follows:

                                                                  Three Months                        Nine Months

                                                              2005              2004                2005               2004

Management Fees                            $332,707       $324,988        $1,034,872    $   984,481

Loan Origination Fees                       268,500         433,500             333,954         433,500

                                                         $601,207       $758,488        $1,368,826    $1,417,981

As of September 30, 2005 and 2004, the Company owed $11,769 and $0, respectively to CCA under this agreement.

Cornerstone Capital Advisors, Inc. – Office Lease

Effective August 1, 2004, the Company and CCA entered into a lease agreement whereby CCA is leasing the Company’s corporate office building and office/computer equipment in Cumming, GA.  The lease payment is $5,000 per month.  The initial lease term ended on August 31, 2005, after which the lease converted to a month-to-month lease.  The Company’s cost basis in the office building and office/computer equipment is approximately $634,000.  For the three and nine months ended September 30, 2005, the Company received $15,000 and $45,000, respectively under the lease agreement.

Cornerstone Direct Public Offerings, LLC

The Company has contracted with Cornerstone Direct Public Offerings, LLC (“CDPO”) to provide legal and administrative services for the filing of SB-2 Registration Statements with the Securities and Exchange Commission and the various state regulatory agencies.  Two of the Company’s directors serve on the board of directors of CDPO’s majority owner, Foundation for Christian Community Development, Inc.  The base service fee was $75,000 per filing payable in installments during the filing process.  For future filings, the Company intends to use CDPO only for the state filing portion of its registrations, which will reduce CDPO’s service fee.  The new fee schedule has not been finalized as of September 30, 2005.

During 2003, the Company entered into a service agreement with CDPO for the filing of a SB-2 Registration Statement (Series E).  The initial $75,000 fee was paid in 2003.  In January, 2004, the Company amended the service agreement and paid an additional $25,000 to CDPO for cost over-runs related to the length of time needed for the Company’s registration statement to become effective.

In July, 2004, the Company entered into a service agreement with CDPO for the filing of a new SB-2 Registration Statement (Series F).  $75,000 was paid to CDPO in 2004 under this service agreement.  In January 2005, the Company amended the agreement and paid $20,000 to CDPO due to an increase in the time needed to register the securities with various state securities regulators.  No amounts were owed to CDPO as of September 30, 2005 and 2004.  See Note 12 for additional disclosures on the Company’s registration statements.

NOTE 4 - REAL ESTATE LOANS

At September 30, the Company had Real Estate Loans outstanding as follows:

     2005                 2004

         Family housing development loans     $48,281,461    $31,648,258

         Church mortgage loans                            9,221,703        9,481,638

         Senior housing mortgage loans              19,861,474        9,286,352

            Total principal                                     77,364,638      50,416,248

            Accrued Interest                                       818,374           560,959

            Unearned Loan Fees

 (664,903)        (108,487)

            Allowance for loan losses                       (707,000)        (425,000)

            Total Real Estate Loans                     $76,811,109     $50,443,720

These loans mature as follow: 2005 - $6,320,591; 2006 - $62,295,695; 2007 - $5,852,410; 2008 - $0; 2009 - $590,111; beyond 2009 - $2,305,831.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

Based on the terms of the loans, the Company allows borrowers with loans related to certain family housing and church properties to finance interest payments while the properties are in the development and construction phase of operations.  For the nine months ended September 30, the net interest payments financed were:

                                                                           2005           2004

Current year interest financed                       $863,570     $868,926

Previous years’ financed interest received    (270,884)      (27,706)

Net financed interest                                     $592,686     $841,220

On September 30, 2005, the Company had significant credit risk concentrations in the following states:

Georgia -        $33,308,269

Florida -         $20,106,155

Texas -           $11,318,239

So. Carolina - $11,047,431

Impaired loan disclosures for the nine months ended September 30:

                                                                                         2005                    2004

Number of impaired loans                                                  3                          2

Carrying amount                                                       $3,157,345          $1,933,751

Weighted average investment – year-to-date           $3,075,826           $1,880,867

Impaired loan interest income – current quarter       $    74,254           $     45,443

Impaired loan interest income – year-to-date           $   220,339           $  135,118

No allowance for specific impaired loan loss has been recorded because the carrying amounts of the impaired loans as of September 30, 2005 and 2004 were less than the present value of the loans expected future cash flows.

Included in family housing development loans on September 30, 2005 is one loan which the Company made to a borrower which is considered to be a variable interest entity (“VIE”). The VIE is not consolidated in the Company’s financial statements as the Company’s financial interest is not expected to absorb the majority of expected losses nor receive the majority of expected residual returns.  The Company’s loan is a first mortgage loan of $1,483,862 made in

June, 2005 to purchase land.  The Company’s maximum loan commitment is $5,500,000.  The VIE is structured as a limited partnership and will develop the property into a low income housing tax credit apartment facility.

NOTE 5 – REAL ESTATE JOINT VENTURE INVESTMENTS

As of September 30, certain of the Company’s mortgage loans on senior housing facilities and one family housing development loan are classified as real estate joint venture investments, as follows:

Location

2005

2004

McKinney, TX

$5,712,492

$3,981,794

St. Petersburg, FL

5,045,334

4,402,891

Lewisville, TX

10,617,954

10,656,804

Garland, TX

6,526,957

6,385,256

Chattanooga, TN

5,700,992

4,883,131

San Antonio, TX

12,671,957

11,551,897

Winter Haven, FL

5,990,625

5,551,751

Edmond, OK

5,481,201

13,098,142

Bryan, TX

  3,266,317

            -0-

Total principal outstanding

61,013,829

60,511,666

Accrued interest

697,012

494,783

Unearned loan fees

(118,852)

(1,535,489)

Allowance for loan losses

           -0-

                -0-

Real estate joint venture investments, net

$61,591,989

$59,470,960

These loans mature as follows: 2005 - $4,822,334; 2006 - $56,191,495.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

All of the loans, except as noted below, are secured by first or second mortgages.  Three facilities are partially secured by the respective non-profit borrower’s 100% ownership interest in the Limited Liability Companies (“LLC”) which own the properties.  The facilities which are owned by the LLC’s have a first mortgage from an outside lender securing the property.  The location and amount of the loans which are secured in this manner as of September 30, 2005 are as follows:

Lewisville, TX - $9,284,620

Bryan, TX -        $1,932,984

Edmond, OK -    $3,337,251

Total                 $14,554,855

The Company participates in the residual profits of the real estate joint venture investments through loan participation agreements, which enable the Company to receive income from a borrower when a property in which the Company provided financing is sold or refinanced with another lender.  The participation percentage for each property varies between 25% and 33% of the borrower’s gain.

In March, 2005, the Company received $257,000 in loan participation income from a borrower as a result of the borrower’s sale of a senior housing facility in which the Company held a real estate joint venture investment.

All loans accrue interest at 10% per year and except as noted below, ‘interest-only’ payments are received monthly.  The original loan terms are for one year with two, one year extensions at the Company’s option.  The Company charges a 10% loan origination fee which is financed and included in the loan’s principal balance.

In accordance with loan terms, the Company allows certain borrowers to finance interest payments while their facilities are in the construction or renovation phase of operations.  For the nine months ended September 30, the net interest payments financed were as follows:

                                                                            2005             2004

Current year interest financed                         $374,249     $345,163

Previous years’ financed interest received                -0-                -0-

Net financed interest                                       $374,249     $345,163

The Company analyzes the underlying operations and collateral of each facility in which there is an outstanding loan by requiring independent appraisals every 12 to 24 months, reviewing loan balances and comparing them to the established loan budgets, and by analyzing income and cash flow statements that are submitted by the borrowers.  If it is determined that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of a loan, the loan is considered impaired and a loan loss will be recognized to the extent the collateral’s fair value is less than the current loan carrying amount.  No real estate joint venture investments were considered impaired as of September 30, 2005 and 2004.

NOTE 6 – ALLOWANCE FOR LOAN LOSSES

For the nine months ended September 30, 2005 and 2004, a summary of changes in the allowance for loan losses by loan type is as follows:

				Real Estate
		Family	Senior	Joint Venture
	Church	Housing	Housing	Investments	Total
Balance –12/31/03	$ -0-	$375,000	$ -0-	$ -0-	$375,000
Loan loss expense	-0-	50,000	-0-	-0-	50,000
Charge-offs	-0-	-0-	-0-	-0-	-0-
Recoveries	-0-	-0-	-0-	-0-	-0-
Balance – 9/30/04	$ -0-	$425,000	$ -0-	$ -0-	$425,000
Balance –12/31/04	$ -0-	$632,000	$ -0-	$ -0-	$632,000
Loan loss expense Charge-offs Recoveries Balance – 9/30/05	-0- -0- -0- $ -0-	75,000 -0- -0- $707,000	-0- -0- -0- $ -0-	-0- -0- -0- $ -0-	75,000 -0- -0- $707,000

Components of allowance for loan losses at September 30, 2005 and 2004:

                                                           2005                   2004

Collective loan losses-

  Historical experience                   $        -0-            $       -0-

  Current credit risk assessment       707,000            425,000

  Total collective loan losses            707,000            425,000

Specific impaired loan losses                   -0-                    -0-

Total allowance for loan losses     $707,000          $425,000

Loan loss allowance increases for the three and nine months ended September 30, 2005 and 2004 were due to an increase in the family housing loan portfolio’s outstanding principal balance.

From July 1, 2004 through December 31, 2004, the Company charged $207,000 to loan loss expense.  This charge was due to an increase in the family housing loan portfolio’s outstanding loan principal, slower than expected new home sales volumes at three projects, and an increase in the time that it has taken four projects to finish the development phase and start selling homes.  These factors have increased the family housing loan portfolio’s credit risk as compared to prior years.

The Company has never incurred a loan charge-off; therefore, there is no collective loan loss allowance related to the Company’s historical experience.

NOTE 7 - GOODWILL

The Company adopted SFAS 142 “Goodwill and Other Intangible Assets” effective January 1, 2002.  Goodwill associated with the Company’s acquisition of Presbyterian Investor’s Fund, Inc. is carried at $450,997 and is not subject to further amortization. Goodwill is tested for impairment at the end of each year using the present value of expected future cash flows to determine its fair value.  At December 31, 2004 and 2003, Goodwill’s fair value exceeded its carrying value; therefore, no provision for impairment loss has been recorded.  No goodwill was acquired or sold in 2004 or 2005.

NOTE 8 - UNAMORTIZED DEBT ISSUE COSTS

Unamortized debt issue costs consist of legal, accounting, and filing costs incurred to register the Company’s debt securities and commissions paid or accrued on the sale of debt securities.  These costs are amortized on a straight-line basis over the period the associated securities are outstanding, generally five years.  At September 30, 2005, unamortized debt issue costs consist of:

Costs incurred to register debt securities

$   780,966

Commissions paid on the sale of debt securities

  4,556,423

Less: Accumulated Amortization

(2,582,609)

$2,754,780

Amortization expense was $242,933 and $223,454 for the three months and $706,881 and $589,815 for the nine months ended September 30, 2005 and 2004, respectively, and is included in marketing expenses in the accompanying Statements of Operations.  Estimated amortization expense for the next five years:

10/2005 – 9/2006 - $916,993

10/2008 – 9/2009 - $376,233

10/2006 – 9/2007 - $805,361

10/2009 – 9/2010 - $135,295

10/2007 – 9/2008 - $520,898

NOTE 9 - BOND HOLDINGS

Bond holdings at September 30 consist of-

                 2005              2004

St. Lucie Co., FL Subordinated Revenue Bonds:

Maturity   7/1/2036

           $2,325,000       $2,325,000

Maturity 10/1/2036

             2,700,000         2,700,000

Undivided 50% interest sold to investor

           (2,512,500)      (2,512,500)

Net investment in St.Lucie Co., FL bonds                  2,512,500         2,512,500

Largo, FL Subordinated Revenue bonds:

            Matures 10/1/2033                                           2,440,000        2,500,000

Undivided interest sold to investors                           (1,195,600)     (1,225,000)

Net investment in Largo, FL bonds                             1,244,400        1,275,000

Church Bonds                                                              1,219,683                   -0-

Total bond holdings

             4,976,583        3,787,500

Accrued interest receivable                                            210,529           198,167

Bond holdings & accrued interest                             $5,187,112      $3,985,667

The bonds are not traded on an exchange; however, management estimates, based on discounted expected cash flows, that the fair value of the individual securities approximates their carrying amount.  Accordingly, no unrealized holding gains or losses have been recorded for the three and nine months ended September 30, 2005 and 2004.

Net proceeds from the partial maturity of bonds were $30,600 and $0 for the nine months ended September, 2005 and 2004, respectively. No realized gains or losses were recognized.  The Company uses the specific identification method to determine realized gains and losses.

Tax-free interest income was $95,213 and $82,500 for the three months and $259,270 and $248,056 for the nine months ended September 30, 2005 and 2004, respectively.

NOTE 10 - INCOME TAXES

The net deferred tax asset (liability) in the accompanying balance sheets includes the following components as of September 30:

      2005

   2004

Deferred tax assets

   $407,188

$217,033

Deferred tax liabilities                        (350,603)

              (367,762)

Net deferred tax asset (liability)           $ 56,585                       ($150,729)

The deferred tax liabilities result from the use of accelerated depreciation methods for property and equipment and from using the installment method for tax accounting.  The deferred tax assets result from tax versus financial reporting differences in accounting for allowance for loan losses and from differences in the amortization of debt issue and start-up costs.  The Company estimates that future taxable income will be sufficient to realize the deferred tax assets; therefore, no valuation allowance was provided for as of September 30, 2005 and 2004.

Components of the Company’s income tax provision (benefit) for the three and nine months ended September 30:

                                                                 Three Months                          Nine Months

   2005

           2004                 2005                2004

Current:    Federal            $        -0-         ($4,689)

      $     -0-           $ 8,987

   State                   (4,450)            2,538

        2,290             10,167

Deferred:  Federal               (74,113)          (9,911)         (121,816)          (18,741)

   State

                 (1,818)

          (1,061)             (5,126)            (1,973)

             ($80,381)       ($13,123)       ($124,652)          ($1,560)

Reconciliation of the Company’s income tax provision (benefit) rate to statutory federal rates for the three and nine months ended September 30:

                                                                          Three Months                   Nine Months

                                                                        2005            2004             2005           2004

Statutory federal rate                                    (35.0%)         35.0%        (35.0%)         35.0%

Effect of graduated federal rates                      1.0%         (1.0%)            1.0%          (1.0%)

State taxes, net of federal benefit                   (3.7%)           3.7%          (3.7%)           3.7%

Effect of tax-free bond interest income       (25.9%)       (77.4%)        (87.3%)       (40.0%)

Other, net                                                          1.1%            3.5%            1.5%           1.6%

Effective tax provision (benefit) rate           (62.5%)       (36.2%)      (123.5%)        (0.7%)

NOTE 11 - CASH CONCENTRATION RISK

A cash concentration risk arises when the Company has more cash in a financial institution than is covered by federal deposit insurance. At September 30, 2005, the Company had cash in excess of insured limits totaling $1,142,849.

NOTE 12 - INVESTOR CERTIFICATES

The Company has three types of certificates outstanding:

Access certificates have no stated maturity and are due on demand.  The minimum investment amount is $100.  The interest rate is determined by the Board of Directors each quarter.  The directors may change the rate between quarters if market conditions warrant such a change.  The current interest rate is 4%.

Graduated certificates can be redeemed yearly and have a five year maximum maturity.  The minimum investment amount is $500.  The interest rate increases based on the length of time that the certificate is outstanding.  For certificates sold prior to 2004 the rate starts at 7% and increases .5% for each year the certificate is outstanding with a 9% maximum rate.  Certificates (Series E and F) sold after 2003 have an initial interest rate of 6.25% and increase .5% for each year the certificate is outstanding with an 8.25% maximum rate.

Five year certificates have a five year maturity and a $500 minimum investment.  The interest rate is 9% for certificates sold prior to 2004 and 8.25% for certificates (Series E and F) sold in 2004 and 2005.

The certificates are not collateralized and no sinking fund is required to fund redemptions at maturity.  All of the certificates have been registered with the Securities and Exchange Commission under the Securities Act of 1933.

Five year schedule of principal maturities for certificates outstanding at September 30:

Years to Maturity On demand & 1 year 2 3 4 5+ Total Principal	2005 $ 22,656,748 26,447,434 26,364,802 30,532,001 20,636,387 $126,637,372	2004 $ 12,102,147 10,803,667 27,329,873 26,425,074 30,983,200 $ 107,643,961

At September 30, 2005 and 2004, accrued interest payable was $12,359,154 and $7,407,907, respectively.

Interest rates for certificates outstanding at September 30, 2005 are:

4.00% -   $1,528,670

8.00% -      $2,925,651

  9.00% -   $63,609,340

6.25% -   $1,551,434          8.25% -   $51,168,388

6.75% -   $2,726,560

8.50% -     $3,127,329

On April 29, 2003 the Company filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $40,000,000 of its Series E Investor Certificates along with $11,375,000 of its Common Stock.  The Registration Statement was approved by the Securities and Exchange Commission on March 26, 2004.  From April 2004 through December 2004, the Company issued $39,931,209 in Series E Investor Certificates and $2,129,341 in Common Stock (327,591 shares at $6.50 per share).

On August 27, 2004, the Company filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $20,000,000 of its Series F Investor Certificates along with $9,750,000 of its Common Stock.  The Securities and Exchange Commission notified the Company that it would not complete a full review of the registration statement and the registration statement became effective on November 1, 2004.  The Company started to sell securities registered in this statement in January, 2005.  For the nine months ended September 30, 2005, the Company sold $16,362,535 in Series F Investor Certificates and $395,278 in Common Stock (60,812 shares at $6.50 per share).

The Company expects to file a new registration statement with the Securities and Exchange Commission during the fourth quarter of 2005 with approximately $60,000,000 in Series G Investor Certificates available for issuance.  The terms of the Investor Certificates will be similar to the Series E and F certificates.

NOTE 13 – MORTGAGE PARTICIPATION AGREEMENTS

In 2003, the Company began selling Mortgage Participation (“MP”) Agreements.  The MP Agreements have not been registered and therefore, are only available to accredited investors.  The agreements are collateralized by specific senior housing loans owned by the Company and entitle the investor to a proportionate share of the interest earned on the collateral.  Interest is paid monthly to the MP investors after the Company receives interest payments on the related collateralized loans.  The agreements have no stated maturity date.  Principal payments are made when the Company receives principal payments on the collateralized loans.  Losses that the Company may incur on the collateralized loans are shared pro-rata with the MP Agreement holders.  The Company has the right but not the obligation to redeem the MP Agreements at any time.  The MP Agreement investors do not have the right to sell or repledge their interest in the underlying collateral.  Interest expense related to MP Agreements was $122,812 and $154,063 for the three months and $380,246 and $461,880 for the nine months ended September 30, 2005 and 2004, respectively.

MP Agreement principal and interest outstanding and related collateral as of September 30, 2005:

                                                                                             MP Amount               Total Collateral

                                                                                             Outstanding              Carrying Amount

Winter Haven, FL senior housing loan; matures 5/1/06

   with a one year extension at the Company’s option         $1,516,000                     $6,039,863

Garland, TX senior housing loan; matures 4/1/06

   with a one year extension at the Company’s option           3,396,500                     $6,564,510

Total principal outstanding                                                    4,912,500

Accrued interest payable                                                            39,573

                                                                                             $4,952,073

The loans which collateralize the MP Agreements are classified as real estate joint venture investments in the accompanying balance sheets.  The total carrying amount is equal to the loan’s outstanding principal, plus accrued interest, less deferred loan fees.

NOTE 14 - LOAN GUARANTEES

The Company is guarantor on two loans secured by senior housing facilities owned by unrelated non-profit entities.  Certain real estate joint venture investments and real estate acquisition and development loans in which the borrower chooses to secure outside financing may require the Company to guarantee the loan as a condition of the extension of the loan by the financial institution.  The guarantee is solely limited to amounts drawn under credit facilities and only covers outstanding principal and accrued interest and terminates upon maturity and principal repayment.  Only upon an uncured payment default and upon demand by the financial institution would the Company be required to perform under its guarantee obligations.  The Company’s recourse would be limited to repossession of the underlying collateral and subsequent resale of the facilities.  As of September 30, 2005, all loans which had a guarantee were current based on their loan terms.  Loan guarantees as of September 30, 2005:

                                   Renewal/                                                        Current                 Loan

                                  Origination      Maturity        Maximum         Principal           Guarantee

Location                         Date               Date           Guarantee       Outstanding        Obligation

Palm Bay, FL             12/31/02        12/31/05        13,800,000       12,824,462                   -0-

St. Petersburg, FL      12/18/04        12/18/05          7,347,300         7,026,290             71,000

                                                                              $21,147,300     $19,850,752           $71,000

In February and April of 2005, the Company originated loans on a facility in Fort Pierce, FL which paid off two loans with an outside bank in which the Company had a loan guarantee.  The $104,000 estimated fair value of the related loan guarantees was credited to earnings in 2005.

NOTE 15 - BUILDING MORTGAGES

Building mortgages outstanding at September 30:                                       2005              2004

Fidelity Bank – collateralized by rental office building                           $163,073       $173,073

   Interest rate - 6.25%; monthly principal and interest payment of $1,723; matures March 1, 2006, at which time a balloon

   payment of $159,573 is due.

Fidelity Bank – collateralized by corporate office building                      420,404          435,467

   Interest rate equal to “prime + 1.5%”, currently 8.0%; monthly principal & interest payment of $4,196; matures Sept. 1, 2009,

   at which time a balloon payment of $340,543 is due.

Total principal outstanding                                                                      $583,477        $608,540

Interest expense for the three months ended September 30                       $11,441           $6,191

Interest expense for the nine months ended September 30                        $32,482         $13,847

Total carrying value of the mortgage’s collateral                                    $731,575        $743,167

Estimated annual principal payments: 2005 - $7,754; 2006 - $179,609; 2007 - $19,680; 2008 - $21,050;

2009 - $355,384.

NOTE 16 - SERIES A CONVERTIBLE PREFERRED STOCK

In 2001, the Company amended its Articles of Incorporation to provide for the issuance of up to 235,000 shares of Series A Convertible Preferred Stock.  The shares do not accrue dividends unless such dividends are declared by the Board of Directors.  The shares entitle the preferred shareholder to have one vote per share, presently equal to the voting rights of Common shareholders.  Each share is convertible, after 3 years, into shares of Common Stock based on an adjustable formula.

During 2001, as part of the Company’s formation and initial capitalization of Wellstone Financial Group, LLC (“WFG”), 500 preferred shares with a value of $500,000 were issued to WFG in return for a 100% ownership interest in WFG.  In June 2004, WFG was dissolved and all of the outstanding Series A Convertible Preferred Stock was redeemed from WFG in exchange for the Company’s ownership interest in WFG.  See Note 17 for additional disclosures on this transaction.

NOTE 17 – DISSOLUTION OF SUBSIDIARIES

In June 2004, the Company’s board of directors approved an agreement to dissolve Wellstone Financial Group, LLC (“WFG”), a 100%-owned subsidiary.  In exchange for the Company’s ownership interest in WFG, the Company redeemed all of the Company’s Series A Preferred Stock owned by WFG.  The fair value of the Preferred Stock and the Company’s ownership interest in WFG were both estimated at $500,000; therefore, no cash was exchanged.  As of June 30, 2004, WFG is no longer included in the Company’s financial statements.  The transaction had no effect on the Company’s assets, liabilities, net income and earning per share of common stock.  WFG was dissolved because the Company has been unable to retain the type of specialized employees necessary to develop WFG’s operations into a long-term profitable venture.

In June 2004, the Company’s board of directors approved an agreement to dissolve Wellstone Communities, Inc. (“WCI”), a 100%-owned subsidiary. The Company received all of WCI’s assets in exchange for its 136,250 shares of WCI Common Stock.  The fair value of this transaction was $1,265,268.  WCI’s assets included $1,046,340 in cash and a real estate mortgage loan with a carrying amount of $218,928.  The transaction had no effect on the Company’s assets, liabilities, net income, and earnings per common share.  WCI filed a Form SB-2 Registration Statement in 2003 and planned to issue preferred stock to expand its specialized loan operations and possibly purchase a bank.  WCI was dissolved because the Company determined that it was not feasible to go forward with the registration statement given the proposed financial structure.

NOTE 18 - EARNINGS PER SHARE

Basic earnings per share for the three and nine months ended September 30 have been calculated as follows:

                                                                                                          Three Months      Nine Months

2004

Net Income

  $ 49,355             $212,094

Average Common Shares Outstanding

   846,114               678,455

Earnings per Common Share

       $0.06                  $0.31

2005

Net Income (Loss)

 ($48,278)              $23,720

Average Common Shares Outstanding

   844,269              826,794

Earnings (Loss) per Common Share

     ($0.06)                 $0.03

Diluted earnings per share are the same as basic earnings per share because there are no shares of Series A Convertible Preferred Stock outstanding.  Other than the Series A Convertible Preferred Stock, there are no other potentially dilutive securities, stock options or warrants outstanding.

NOTE 19 – MAJOR CUSTOMERS

The Company recorded more than 10% of its total revenue for the nine months ended September 30, 2005 from the following customers:

                                                       Amount        %        Description of Revenue Received

Senior Housing Services, Inc.    $4,634,911   42.5%     Interest and fees from real estate joint

                                                                                          venture investments

Wellstone Housing, LLC             2,167,498   19.9%     Interest and fees from family housing

                                                                                          development loans

Sage Living Centers, Inc.            1,247,734    11.5%     Interest and fees from real estate joint

                                                                                          venture investments

                                                   $8,050,143    73.9%

The major customers are not related parties.  Neither organization directly or indirectly controls, is controlled by, or is under common control of the Company.  There is not common ownership interest, officers, or directors and the Company does not have the power to direct or significantly influence the management or operating policies of these customers.

On January 1, 2005, Senior Housing Services, Inc formed a single member Limited Liability Company (Wellstone Housing, LLC) and purchased the assets and assumed all of Wellstone Housing Corporation’s liabilities, which included the Company’s real estate loans.  The total combined revenue received from Senior Housing Services, Inc. and Wellstone Housing, LLC for the nine months ended September 30, 2005 was $6,802,409 or 62.4% of the Company’s total revenue.

NOTE 20 – FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents – Fair value approximates their carrying amount due to the initial maturities of the instruments being three months or less.

Bond holdings – These bonds are not traded on an exchange; therefore, fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Investor certificates and mortgage participations – Fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Building mortgages and capital lease obligation – Fair value approximates carrying value since stated rates are similar to rates currently available to the Company for debt with similar terms and remaining maturities.

Loan guarantee obligations – Fair value approximates the risk-factored net present value of possible future cash flows related to the specific loan guarantee obligation.

The estimated fair values of the Company’s financial instruments at September 30, 2005 are:

                                                            Carrying Amount          Fair Value

Financial assets:

  Cash and cash equivalents                   $    1,303,288           $    1,303,288

  Bond holdings                                      $   4,976,583            $    4,976,583

Financial liabilities:

  Investor certificates                             $126,637,372           $126,637,372

  Mortgage participations                      $    4,912,500            $   4,912,500

  Building mortgages                             $       583,477            $      583,477

  Capital lease obligation                       $           3,013            $          3,103

  Loan guarantee obligations                 $         71,000            $        71,000

Until ________________, 2006 (90 days after the date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 24.  Indemnification of directors and officers.

The Registrant’s articles of incorporation, Article VII, provide that none of its directors shall be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty as a director, except as liability is required by the Georgia Business Corporation Code or other applicable law.  The Registrant’s bylaws, Article VI, require the Registrant to indemnify officers or directors who were wholly successful in the defense of any proceeding to which they were parties because they were officers or directors.  This mandatory indemnification is against reasonable expenses they incurred in the proceeding.  The Registrant is permitted to indemnify officers and directors, and to pay their reasonable defense expenses, except in such cases as those involving conduct that was unlawful or in bad faith.  Permission must come from a majority of disinterested directors or shareholders.

The Georgia Business Corporation Code, Sections 14-2-851 through 14-2-859, in summary, allows a Georgia corporation to indemnify an individual who is a party to a proceeding because he or she is or was an officer or director against liability incurred in the proceeding if:

(1)

Such individual conducted himself or herself in good faith; and

(2)

Such individual reasonably believed:

(A)

In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

(B)

In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

(C)

In any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

The determination to indemnify may be made by (1) a majority of the disinterested directors, if there are at least two of them, (2) by a special legal counsel or (3) by a majority of the disinterested shareowners.  A corporation may not indemnify an officer or director under the Code sections:

(3)

In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the officer or director has met the relevant standard of conduct under this Code section; or

(4)

In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

A corporation is required to indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was an officer or director of the corporation against reasonable expenses incurred in connection with the proceeding.  The corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an officer or director if he or she delivers to the corporation an affirmation of having met certain standards of conduct or an undertaking to repay funds advanced.  The officer or director may also apply to a court for indemnification or advance for expenses.

These provisions in the Registrant’s articles and bylaws, and the Georgia Business Corporation Code, may permit indemnification to directors, officers or persons controlling the Registrant for liabilities to directors, officers or persons controlling the Registrant for liabilities arising under the Securities Act of 1933.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other expenses of issuance and distribution.

Expenses of the sale of the Registrant’s bonds and common stock are as follows:

Registration fee...........................................................

$     9,898

Blue Sky fees and expenses (estimate)...................................

$     8,000

Legal Fees and Expenses (estimate)................................

$   75,000

Accounting Fees and Expenses (estimate)...........................

$   15,000

Printing and Engraving Expenses (estimate)........................

$   20,000

Miscellaneous (estimate)..........................................

$     2,102

   ---------

TOTAL.............................................................

$ 130,000

Item 26.  Recent sales of unregistered securities.

(a)

The following information is given for all securities that the Registrant sold within the past three years without registering the securities under the Securities Act.

	Date	Title	Amount

(1)	May 15, 2003 to January 15, 2004	Mortgage participation agreements	$6,162,500

(2)	October 26, 2005 to present	Mortgage participation agreements	$2,525,000*

*Through December 31, 2005.

(b)

(1)

Mortgage participation agreements were sold by Wellstone Securities, LLC to 19 of its customers.

(2)

Through December 31, 2005 mortgage participation agreements were sold by Wellstone, Securities, LLC to 18 of its customers.

(c)

(1)

The mortgage participation agreements were sold for $6,162,500 cash.  Total commissions of $184,875 were paid.

(2)

Through December 31, 2005 mortgage participation agreements were sold for $2,525,000 cash.  Total commissions of $23,787 were paid.

(d)

(1)

Without admitting that the mortgage participation agreements constitute securities, the Registrant claims exemption from registration under Section 4(2) of the Securities Act of 1933.  The facts relied upon to make the exemption available are that the sales were to 19 persons, all of whom were accredited investors as defined in Section 2(a)(15) of the Securities Act and Rule 215 of that Act, with such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment.

(2)

Without admitting that the mortgage participation agreements constitute securities, the Registrant claims exemption from registration under Section 4(2) of the Securities Act of 1933.  The sale of mortgage participation agreements was conducted in conformity with the conditions of Rule 506 promulgated under the Securities Act of 1933.

Item 27.  Exhibits.

Exhibit

Number

Description

----------

--------------

1.1

Sales agency agreement with Wellstone Securities LLC

3.1

Amended and restated articles of incorporation (incorporated by reference to exhibit 3.1 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

3.2

Articles of amendment (incorporated by reference to exhibit 3.1(b) of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

3.3

Amended and restated bylaws (incorporated by reference to exhibit 3.2 to Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

4.1

Article III.A. of Registrant’s amended and restated articles of incorporation and Article III of Registrant’s amended and restated bylaws (reference is made to Exhibits 3.1 and 3.3)

4.2

Form of Series G bond

4.3

Trust Indenture for Series B and C Certificates of Indebtedness (incorporated by reference from Exhibit 4.4 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed January 14, 2000)

4.4

Trust Indenture dated June 14, 2002 (incorporated by reference from Exhibit 4.8 of Registrant’s registration statement on Form SB-2, No. 333-91564, filed June 28, 2002)

4.5

Trust Indenture dated April 29, 2003 (incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

4.6

Text of statement to appear on acknowledgement of share purchase (incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

5.1

Legal Opinion of Miller & Martin PLLC

15

Letter on unaudited interim financial statements

23.1

Consent of Miller & Martin PLLC (appears in Legal Opinion at Exhibit 5.1 hereto)

24.1

Power of Attorney (appeared on the signature page to this registration statement)

--------------------

Item 28.  Undertakings.

The undersigned Registrant hereby undertakes as follows:

(a)

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(ii)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(iii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iv)

To include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

(3)

To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in primary offering of securities of the undersigned small business issuer purs8uant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cumming, State of Georgia on February 8, 2006.

CORNERSTONE MINISTRIES INVESTMENTS, INC.

By:

/s/ Cecil A. Brooks

Cecil A. Brooks, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Power of attorney

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cecil A. Brooks and John T. Ottinger, Jr., and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

Name	Position	Date
/s/ Cecil A. Brooks Cecil A. Brooks	Chief Executive Officer and Chairman	February 8, 2006
/s/ John T. Ottinger, Jr. John T. Ottinger, Jr.	Vice President; Chief Operating Officer; Secretary; Treasurer; Director (Principal Accounting and Financial Officer)	February 8, 2006
/s/ Henry R. Darden Henry R. Darden	Director	February 8, 2006
/s/ Theodore R. Fox Theodore R. Fox	Director	February 8, 2006
/s/ Jack Wehmiller Jack Wehmiller	Director	February 8, 2006
/s/ Irving B. Wicker Irving B. Wicker	Director	February 8, 2006

Index of Exhibits

Exhibit

Number

Description

----------

--------------

1.1

Sales agency agreement with Wellstone Securities LLC

3.1

Amended and restated articles of incorporation (incorporated by reference to exhibit 3.1 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

3.2

Articles of amendment (incorporated by reference to exhibit 3.1(b) of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

3.3

Amended and restated bylaws (incorporated by reference to exhibit 3.2 to Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

4.1

Article III.A. of Registrant’s amended and restated articles of incorporation and Article III of Registrant’s amended and restated bylaws (reference is made to Exhibits 3.1 and 3.3)

4.2

Form of Series G bond

4.3

Trust Indenture for Series B and C Certificates of Indebtedness (incorporated by reference from Exhibit 4.4 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed January 14, 2000)

4.4

Trust Indenture dated June 14, 2002 (incorporated by reference from Exhibit 4.8 of Registrant’s registration statement on Form SB-2, No. 333-91564, filed June 28, 2002)

4.5

Trust Indenture dated April 29, 2003 (incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

4.6

Text of statement to appear on acknowledgement of share purchase (Incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

5.1

Legal Opinion of Miller & Martin PLLC

15

Letter on unaudited interim financial statements

23.1

Consent of Miller & Martin PLLC (appears in Legal Opinion at Exhibit 5.1 hereto)

24.1

Power of Attorney (appeared on the signature page to this registration statement)

Exhibit 1.1

Cornerstone Ministries Investments, Inc.

“Series G” Bonds and Common Stock

SALES AGENCY AGREEMENT

Date:  February 6, 2006

Ladies and Gentlemen:

Cornerstone Ministries Investments, Inc., a Georgia corporation (“Company”), hereby confirms its  respective agreements with Wellstone Securities LLC ("Agent"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

1.

Introduction.

The Company desires to offer up to $60,000,000 of its Bonds and up to 5,000,000 shares of its common stock in an offering pursuant to Regulation SB-2 under the Securities Act of 1933, as amended (the "1933 Act").  The Company has been advised by Agent that it desires to use its best efforts to assist the Company with its sale of the Bonds and Shares in the Offering as described in the Prospectus attached hereto as Exhibit “A” and made a part hereof.

2.

Representations and Warranties of the Company.  The Company represents and warrants to Agent that:

a.

The Company has filed with the Commission a Registration Statement on Form SB-2, including exhibits and all amendments and supplements thereto (No. _________), including the Prospectus, for the registration of the Bonds and Shares under the 1933 Act.  Such Registration Statement has been registered under the 1933 Act and no proceedings therefor have been initiated or, to the best of the Company’s knowledge, threatened by the Commission (provided that for this purpose the Company shall not regard any such proceeding as "threatened" unless the Commission has manifested to the management of the Company, or to its counsel, a present intention to initiate such proceeding).  Such Registration Statement, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the Registration Statement becomes effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Registration Statement," and the Prospectus, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the Registration Statement becomes effective is herein called the "Prospectus," and shall include any amendments or supplements thereto from and after their dates of registration or use, respectively.

b.

As of the date of the Prospectus (1)the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied and will comply in all material respects with the 1933 Act, (2)the Registration Statement (as amended or supplemented, if amended or supplemented) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (3)the Prospectus (as amended or supplemented, if amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the

Company relating to Agent by or on behalf of Agent expressly for use in the Registration Statement or the Prospectus.

c.

The Company is duly organized as a business corporation under the laws of the State of Georgia, and is validly existing and in good standing under the laws of the State of Georgia with full power and authority to own its property and conduct its business as described in the Prospectus.

d.

The Company has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by the Company, free and clear of all material liens, charges, encumbrances or restrictions, except as are described in the Prospectus, and all of the leases and subleases of the Company under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

e.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 7 and 8 hereof may be unenforceable as against public policy).

f.

There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its assets except as required to be disclosed in the Prospectus.  Any litigation or governmental proceeding is not considered "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company, or to their counsel, a present intention to initiate such litigation or proceeding.

g.

The Company has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Bonds and Shares to be sold by it as provided herein.

h.

The financial statements of the Company which are included in the Registration Statement and are part of the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Company at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with applicable accounting requirements of the regulations promulgated under the 1933 Act (the “1933 Act Regulations”).  Such financial statements have been prepared according to generally accepted accounting principles consistently applied throughout the periods involved except as noted therein.  The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

i.

There has been no material change with respect to the condition (financial or otherwise) results of operations, business, assets or properties of the Company since the latest date as of which such condition or the latest period for which such operations is set forth in the Prospectus except as referred to therein; and the capitalization, assets, properties and businesses of the Company conform in all material respects to the descriptions thereof contained in the Prospectus as of the date specified and, since such date, there has been no material adverse effect on the Company.  The Company does not have any contingent liabilities, except as set forth in the Prospectus.

j.

No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, to the best knowledge of the Company, on its part in the due performance and observance of any material term, covenant or condition of any agreement which would result in a material adverse effect on the Company; said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the best knowledge of the Company, threatened any action or proceeding wherein the Company would be alleged to be in default thereunder.

k.

The Company is not in violation of its articles of incorporation or bylaws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness.  The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the articles of incorporation or bylaws of the Company or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) in any material respects under, any agreement, indenture or other instrument by which any of the Company is bound, or under any governmental license or permit or any law, administrative regulation, authorization, approval, order, court decree, injunction or order, except as may be required under the blue sky laws and regulations (collectively, the "Blue Sky Laws") of various jurisdictions.

l.

Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, the Company has not issued any securities or incurred any liabilities or obligation, direct or contingent, for borrowed money, or entered into any transaction which is material in light of the businesses and properties of the Company other than in the normal course of business.

m.

No approval of any regulatory, supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Bonds and Shares, except as may be required by the Commission and under the Blue Sky Laws of various jurisdictions.

n.

All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission.

o.

Robert N. Clemons, CPA, PA, who has opined upon the financial statements of the Company included in the Prospectus, was during the periods covered in its report in the Prospectus, an independent public accountant with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants and 12 C.F.R. 571.2(c)(3).

p.

The Company has not made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

q.

All documents delivered by the Company in connection with the issuance and sale of the Bonds and Shares, except for those documents that were prepared by parties other than the Company were on the dates on which they were delivered, true, complete and correct.

r.

To the best knowledge of the Company, the Company complies with all laws, rules and regulations relating to environmental protection, and the Company has not been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws.  There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, threatened against the Company relating to environmental protection, nor does the Company have any reason to believe any such proceedings may be brought against it.  To the best knowledge of the Company, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of these terms may be defined under applicable federal, state or local laws, has occurred on, in, at or about any of the facilities or properties of the Company or any of the facilities or properties pledged to the Company as collateral for any loan or other extension of credit granted by the Company.

3.

Representations and Warranties of Agent.  Agent represents and warrants to the Company that:

a.

Agent is registered as a broker-dealer with the Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

b.

Agent is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

c.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Agent, and this Agreement is a legal valid and binding obligation of Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 7 and 8 hereof may be unenforceable as against public policy).

d.

Agent and each of its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Agent shall be duly authorized and shall have all licenses, approvals and permits necessary, to perform such services, and Agent is a registered selling agent in the jurisdictions in which the Bonds and Shares are to be offered for sale and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Bonds and Shares.

e.

The execution and delivery of this Agreement by Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

f.

Any funds received by Agent to purchase Bonds or Shares will be handled in accordance with Rule 15c2-4 under the 1934 Act.

g.

There is not now pending nor, to Agent’s knowledge, threatened against Agent any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Agent’s activities as a broker-dealer.

4.

Employment of Agent; Sale and Delivery of the Bonds and Shares.  On the basis of the representations and warranties herein but subject to the terms and conditions set forth in this Section 3, the Company hereby employs Agent as its agent to use its best efforts in assisting the Company with the Company's sale of the Bonds and Shares in the Offering as described in the Prospectus attached hereto as Exhibit “A” and made a part hereof.  The employment of Agent hereunder shall terminate upon completion of the Offering.

Agent shall forward all proceeds received from the sale of the Bonds and Shares to the Company by the earliest practical date.

Agent shall receive, as compensation for its services hereunder, a commission equal to

The Company shall forward commissions by check to Agent within five (5) business days of the Company’s receipt of an invoice from that Agent.  The Company shall pay all transfer taxes with respect to the sale of the Bonds and Shares.  The Company shall pay all expenses of the Company relating to any required Blue Sky or state securities laws, research and filings.

5.

Offering.  Subject to the provisions of Section 6 hereof, Agent is assisting the Company on a best efforts basis in offering Bonds and Shares in the Offering.  The Bonds and Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

6.

Further Agreements.  The Company covenants and agrees that:

a.

The Company shall deliver to Agent, from time to time, such number of copies of the Prospectus as Agent reasonably may request.  The Company authorizes Agent to use the Prospectus in connection with the offer and sale of the Bonds and Shares.

b.

The Company shall notify Agent immediately, and confirm the notice in writing, () when the Registration Statement is registered, () of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, () of the receipt of any notice with respect to the suspension of the registration of the Bonds or Shares for offering or sale in any jurisdiction, and () of the receipt of any comments from the staff of the Commission relating to the Registration Statement.  If the Commission enters a stop order relating to the Registration Statement, the Company will make every reasonable effort to obtain the lifting of such order(s) as soon as possible.

c.

During the time when the Prospectus is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act, as now in effect and hereafter amended, and by the 1933 Act Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings with the Bonds or Shares in accordance with the provisions hereof and the Prospectus.  If during the period when the Prospectus is used in connection with the offer and sale of the Bonds and Shares any event relating to or affecting the Company shall occur as a result of which it is necessary, in the opinion of both counsel for Agent and counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Bonds or Shares, the Company forthwith shall prepare and furnish to Agent a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Agent) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Bonds or Shares, not misleading.  The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Agent has not first been furnished a copy or to which Agent shall reasonably object after having been furnished such copy. For the purposes of this subsection (c) the Company shall furnish such information with respect to itself as Agent from time to time may reasonably request.

d.

The Company shall take all necessary action and furnish to counsel for the Company such information as may be required to qualify or register the Bonds and Shares for offer and sale by the Company under the Blue Sky Laws of such jurisdictions as Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.  In each jurisdiction where such registration or registration shall be effected, the Company, unless Agent agrees that such action is not necessary or advisable in connection with the distribution of the Bonds and Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws or regulations of such jurisdiction.

e.

For three (3) years from the date of this Agreement, the Company shall furnish Agent, () as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish Agent a copy of each report mailed to shareholders, () at least twenty-four (24) hours prior to dissemination to shareholders, a facsimile of any letter, notice or other similar communication, provided that the foregoing in no way obligates the Company to await Agent approval of such letter, notice or similar communication prior to dissemination, and (iii) from time to time, such other public information concerning the Company as Agent may reasonably request.

f.

The Company shall use the net proceeds from the sale of the Bonds and Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

g.

The Company shall not deliver the Bonds and Shares until it has satisfied all conditions set forth in Section 6 hereof, unless such condition is waived in writing by Agent.

h.

The Company will take such actions and furnish such information as are reasonably requested by Agent in order for Agent to ensure compliance with any NASD requests.

i.

The terms and conditions provided to Agent by the Company hereunder are at least as favorable as those offered to any other selected dealer of the Company and will remain so during the term of this Agreement.

7.

Conditions of Agent’s Obligations.  Except as may be waived in writing by Agent, the obligations of Agent as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof, to the accuracy of the statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following conditions:

a.

At the date hereof, Agent shall receive an opinion of counsel of the Company that:

i.

the Company is incorporated, validly existing and in good standing under the laws of State of Georgia and with full power and authority to own its properties and conduct its business as described in the Prospectus;

ii.

to the best knowledge of such counsel, all such licenses, permits and other governmental authorizations are in full force and effect and the Company is complying in all material respects therewith;

iii.

this Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered on behalf of the Company.  This Agreement is enforceable in accordance with its terms against the Company, except to the extent that the provisions of Section 7 and 8 hereof may be unenforceable as against public policy;

iv.

except as set forth in the Prospectus, based solely on conferences with the senior executive officers of the Company, and an investigation of certain corporate records made available to counsel by the Company as conducted in connection with the preparation of the Registration Statement, there are no material legal or governmental proceedings pending or, to the best knowledge of such counsel, threatened against or involving the assets of the Company required to be disclosed in the Prospectus, provided that for this purpose such counsel shall not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company, or to such counsel, a present intention to initiate such litigation or proceeding; nor are there any statutes, regulations, contracts or other documents required to be described or disclosed in the Prospectus which are not so described or disclosed and the description in the Prospectus of such statutes, regulations, contracts and other documents therein described are accurate summaries and fairly present the information required to be shown;

v.

the Registration Statement has been registered by the Commission; and no further approval of any other governmental authority is required for the issuance and sale of the Bonds and Shares (excluding any necessary registrations or registration under the Blue Sky Laws of the various jurisdictions in which the Bonds and Shares were offered as to which no opinion is expressed); and no proceedings are pending by or before the Commission seeking to revoke or rescind the qualifying the Registration Statement or the Prospectus or, to the best knowledge of such counsel, are any such proceedings contemplated or threatened; provided that for this purpose such counsel not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company, or to such counsel, a present intention to initiate such litigation or proceeding;

vi.

to such counsel's best knowledge the execution and delivery by the Company of, and performance of their agreements in this Agreement, shall not conflict with nor result in a breach of the articles of incorporation or bylaws of the Company, nor constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, nor give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition or any material lien, charge or other encumbrance upon any of the properties or assets of the Company pursuant to any of the terms, provisions or conditions, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company is a party or by which it or its assets or properties may be bound or is subject, or any governmental license or permit; nor will any of such actions violate any law, administrative regulation or order or court order, writ, injunction or decree; and

vii.

to the best knowledge of such counsel based solely on the conferences and other investigations and officers' statements, there has been no breach of the Company's articles of incorporation or bylaws, or material breach or default (or the occurrence of any event which, with the lapse of time or action, or both, by a third party, would result in a material breach or a material default), under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any law, administrative regulation or order, or court order, writ, injunction or decree.

In giving such opinion, such counsel may rely as to all matters of fact on statements of officers and directors of the Company and statements of public officials delivered pursuant hereto.  Such opinion shall be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991) whereby it shall be subject to the registrations, exceptions, definitions, limitations on coverage and other limitations all as more particularly described in the Accord, which opinion should be read in conjunction therewith. For purposes of such opinion, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company, or to their counsel, a present intention to initiate such litigation or proceeding.

b.

Counsel for Agent shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Agent, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company regarding the authorization of this Agreement and the transactions contemplated hereby.

c.

Upon the completion of the Offering, in the reasonable opinion of the Company, () there shall have been no material adverse change in the condition or affairs, financial or otherwise, of the Company from that as of the latest date as of which such condition is set forth in the

Prospectus, except as referred to therein; () there shall have been no material transactions entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Prospectus other than transactions referred to or contemplated therein and transactions by the Company in the ordinary course of business; () no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or to the Company's best knowledge threatened against the Company or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would result in a material adverse effect on the Company; and () the Bonds and Shares shall have been registered or registered for offering and sale by the Company under the Blue Sky Laws of such jurisdictions as Agent and the Company shall have agreed upon.

d.

Upon the completion of the Offering, Agent shall receive a certificate of the President of the Company, dated as of the completion date of the Offering, that states: () each has carefully examined the Prospectus and the Prospectus, and it does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; () since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any event that has or may have a material adverse effect on the Company, and the conditions set forth in clauses (ii) and (iii) of subsection (c) of this Section 6 have been satisfied; () no order has been issued by the Commission to suspend the Offering or the effectiveness of the Prospectus and, to the best knowledge of such officers, no action for such purposes has been instituted or threatened by the Commission; and, () all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the date of the completion of the Offering.

e.

Upon the completion of the Offering, Agent shall receive, among other documents, () a copy of the order of the Commission declaring the Registration Statement registered; () a copy of the letter from the Georgia Secretary of State evidencing the good standing of the Company; () a copy of the Company's certificate of incorporation certified by the Georgia Secretary of State.

All such opinions, statements, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Agent and its counsel, satisfactory to Agent and its counsel.  Any statements signed by an officer or director of the Company and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Company to Agent as to the statements made therein.  If any condition to Agent’s obligations hereunder to be fulfilled prior to or upon the completion of the Offering is not so fulfilled, Agent, in its sole discretion, may terminate this Agreement or, if Agent, in its sole discretion so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

8.

Indemnification.

a.

The Company agrees to indemnify and hold harmless Agent, its officers, directors and employees and all persons who control Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”), against any and all loss, liability, claim, damage and expense whatsoever that such indemnified persons shall suffer and shall further reimburse promptly such persons for any legal or other expenses reasonably incurred by each or any of them investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of any misrepresentation by the Company in this Agreement, or any breach of warranty by the Company with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact necessary to make it not misleading in light of the circumstances under which it was made, any statements contained in the Registration Statement or the Prospectus or prepared or executed by or on behalf of the Company or based upon information furnished by or on behalf of the Company with their consent, whether or not filed in any jurisdiction, to effect the registration of the Bonds and Shares under the Blue Sky Laws thereof or filed with the Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Agent by or on behalf of Agent expressly for use in the Prospectus or any amendment or supplement thereof, or any unwritten statement made with the Company's consent to a purchaser of the Bonds or Shares by any director or officer or any person employed by or associated with the Company other than Agent, its officers, directors or employees.  This indemnity shall be in addition to any other liability the Company may have to Agent.

b.

Agent agrees to indemnify and hold harmless the Company, its officers, directors and employees and all persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from the Company to Agent, but only with respect to any statements or omissions made in the Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, written information furnished to the Company with respect to Agent by or on behalf of Agent expressly for use in the Prospectus.  This indemnity shall be in addition to any other liability that Agent may have to the Company.

c.

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein.  In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless () the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or () the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel.  An indemnifying party against who indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 7 if any settlement of any such action is effected without such indemnifying party's consent.

9.

Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 above is for any reason held to be unavailable to the Company or Agent other than in accordance with its terms, the Company and Agent shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and Agent () in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Agent on the other from the offering of the Bonds or Shares or (4)if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and Agent on the other shall be deemed to be in the same proportion as the net proceeds from the Offering received by the Company bear to the total fees received by Agent under this Agreement.  The relative fault of the Company on the one hand and Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is innocent of such fraudulent misrepresentation.

10.

Survival of Agreements, Representations and Indemnities.  The respective indemnities of the Company and Agent and the representations and warranties of the Company set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Agent or the Company or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement, and any legal representative of Agent, the Company and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

11.

Termination.  The Company or Agent may terminate this Agreement by giving the notice indicated in Section 11 below at any time after this Agreement becomes effective as follows:

a.

If any domestic or international event or act or occurrence has materially disrupted the U.S. securities markets such as to make it, in Agent’s reasonable opinion, impracticable to proceed with the Offering; or if the United States shall have become involved in a war or major hostilities; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company.

b.

If any party hereto elects to terminate this Agreement as provided in this Section, such party shall notify the other parties hereto promptly by telephone or telegram, confirmed by letter furnished the same day to a courier service for overnight delivery

12.

Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Agent shall be mailed, delivered or faxed and confirmed to Wellstone Securities, Inc., 6030 Bethelview Road, Suite 101, Cumming, GA 30040 Attention: Gary Cornish, if sent to the Company, 2450 Atlanta Highway, Suite 904, Cumming, GA 30040 Attention: John T. Ottinger, Vice President, (with a copy to Drew Field, Esq. 534 Pacific Ave. San Francisco, CA 94133.).

13.

Governing Law.  This Agreement shall be governed by the laws of the State of Georgia unless Federal law shall be deemed to apply.

14.

Severability.  Any provision of this Agreement found to be invalid, unenforceable, or otherwise limited by law or regulation shall not effect the validity or enforceability of the remaining terms of this Agreement.

15.

Miscellaneous.

a.

Time shall be of the essence of this Agreement.

b.

This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

c.

This Agreement sets forth the entire understanding and agreement among the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements and understanding, written or oral.

d.

This Agreement may be signed in various counterparts that together will constitute one agreement.

If the foregoing correctly sets forth the arrangement between the Company and Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

Yours very truly,

CORNERSTONE MINISTRIES INVESTMENTS, INC.

By:

John T. Ottinger, Vice President

Agreed to and accepted

this 6th day of February, 2006.

Wellstone Securities, Inc.

By:

Name:

Title:

EXHIBIT “A”

PROSPECTUS

A copy of the Prospectus follows this page.

2699419_1.DOC

Exhibit 4.2

BOND

No.

$__________________

CORNERSTONE MINISTRIES INVESTMENTS, INC. ("Issuer" or "we" and related pronouns) promises to pay to ____________________________________________________ or registered assigns ("you or "holder", the principal sum of ______________________________________ Dollars ($________________).

Taxpayer I.D. Number: _______________________

CUSIP Number: _______________________________

This Bond may evidence (1) a 8.25% five-year bond or (2) a graduated bond, in each case, as described in the prospectus and the Purchase Agreement under which such bond is sold.  This Bond evidences a: ________________ _____________________.

Generally, Bonds will be registered in book entry form only and the investor will receive only a written confirmation of their investment, and not an actual bond.  We issue Bonds under a Trust Indenture; the trustee under the Trust Indenture is Trinity Trust Company.

Dated:

, 2006

TRINITY TRUST COMPANY, as Trustee,

CORNERSTONE MINISTRIES INVESTMENTS, INC.

Certifies that this is one of the Bonds

Referred to in the Trust Indenture.

By:

By:

Name:

Name:

Title:

Title:

[Back of Bond]

The registered owner of this Bond shall be entitled to all the rights and privileges and subject to the conditions, limitations and agreements set forth in the Trust Indenture executed in connection with the offering of the securities described on the front side of this Bond, the terms, covenants, conditions and agreements of such Trust Indenture being incorporated herein by this reference.

The issuer will furnish to any Bond owner upon written request and without charge a copy of the Trust Indenture.  Requests may be made to John T. Ottinger, Cornerstone Ministries Investments, Inc., 2450 Atlanta Highway, Suite 904, Cumming, Georgia  30040.

Abbreviations.  Customary abbreviations may be used in the name of a Bond owner or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit 5.1

February 8, 2006

Cornerstone Ministries Investments, Inc.

2450 Atlanta Highway, Suite 904

Cumming, GA  30040

Ladies and Gentlemen:

We are acting as counsel to Cornerstone Ministries Investments, Inc., a Georgia corporation (the “Company”).  In such capacity, we have supervised certain proceedings taken by the Company in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the “Act”), of the offer and sale of a maximum of principal amount of $60,000,000 in bonds (the “Bonds”) and a maximum of 5,000,000 shares (the “Shares”) of common stock, $0.01 par value, of the Company.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and corporate records relating to the authorization, issuance and sale of the Bonds and the Shares and have made such other investigation as we have deemed appropriate and relevant in order to furnish the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.  As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.

Based upon the foregoing, we are of the opinion that the Bonds and the Shares have been duly authorized and when sold, will be validly issued, fully paid and nonaccessible and the Bonds will be binding obligations of the Company under Georgia law.

We hereby consent to the reference to our firm under the heading “Legal Matters” and to the inclusion of this opinion in the registration statement on Form SB-2 filed with the Securities and Exchange Commission by the Company in connection with the offer and sale of the Bonds and the Shares.

Sincerely yours,

MILLER & MARTIN PLLC

/s/   Michael P. Marshall, Jr.

Member

Exhibit 15

We are aware of the use of our report on unaudited interim financial information dated November 10, 2005 in the prospectus for Cornerstone Ministries Investments, Inc. in its registration statement on Form SB-2.

Berman Hopkins Wright & LaHam, CPAs, LLP

Winter Park, Florida

February 8, 2006